FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-255181-01

November 1, 2021

Free Writing Prospectus

Structural and Collateral Term Sheet

$918,586,612

(Approximate Initial Mortgage Pool Balance)

$781,946,000

(Offered Certificates)

3650R 2021-PF1 Commercial Mortgage Trust

As Issuing Entity

3650 REIT Commercial Mortgage Securities II LLC

As Depositor

Commercial Mortgage Pass-Through Certificates, Series 2021-PF1

3650 Real Estate Investment Trust 2 LLC

Citi Real Estate Funding Inc.

German American Capital Corporation

As Sponsors and Mortgage Loan Sellers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Deutsche Bank Securities

Co-Lead Managers and Joint Bookrunners

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus, dated on or about November 1, 2021, included as part of our registration statement (SEC File No. 333-255181) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a summary of risks associated with an investment in the offered securities under the heading “Summary of Risk Factors” and a detailed discussion of such risks under the heading “Risk Factors”). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. This Term Sheet is subject to change.

For information regarding certain risks associated with an investment in this transaction, refer to “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the headings “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. provides accounting, tax or legal advice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Classes	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class A-1	AAA(sf)/AAAsf/AAA(sf)	$26,952,000	30.000%	%	(6)	2.63	12/21 – 10/26
Class A-3	AAA(sf)/AAAsf/AAA(sf)	$141,041,000	30.000%	%	(6)	6.65	04/28 – 12/28
Class A-4	AAA(sf)/AAAsf/AAA(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class A-5	AAA(sf)/AAAsf/AAA(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class A-SB	AAA(sf)/AAAsf/AAA(sf)	$22,719,000	30.000%	%	(6)	6.89	10/26 – 05/31
Class X–A	AAA(sf)/AAAsf/AAA(sf)	$691,236,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B	NR/A-sf/AAA(sf)	$90,710,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	AAA(sf)/AAAsf/AAA(sf)	$48,226,000	24.750%	%	(6)	9.93	10/31 – 11/31
Class B	AA-(sf)/AA-sf/AA(sf)	$43,633,000	20.000%	%	(6)	9.99	11/31 – 11/31
Class C	NR/A-sf/A-(sf)	$47,077,000	14.875%	%	(6)	9.99	11/31 – 11/31

NON-OFFERED CERTIFICATES(10)
Non-Offered Classes	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class X-D	NR/BBB-sf/BBB(sf)	$40,648,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D	NR/BBBsf/BBB+(sf)	$29,854,000	11.625%	%	(6)	9.99	11/31 – 11/31
Class E	NR/BBB-sf/BBB(sf)	$10,794,000(11)	10.450%	%	(6)	9.99	11/31 – 11/31
Class F-RR	NR/BBB-sf/BBB-(sf)	$14,468,000(11)	8.875%	%	(6)	9.99	11/31 – 11/31
Class G-RR	NR/BB-sf/BB-(sf)	$26,409,000	6.000%	%	(6)	9.99	11/31 – 11/31
Class J-RR	NR/B-sf/B-(sf)	$11,482,000	4.750%	%	(6)	9.99	11/31 – 11/31
Class NR-RR	NR/NR/NR	$43,633,611	0.000%	%	(6)	9.99	11/31 – 11/31
Class Z(12)	NR/NR/NR	N/A	N/A	N/A	N/A	N/A	N/A
Class R(13)	NR/NR/NR	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA” and, together with S&P and Fitch, the “Rating Agencies”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest-only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. The Rating Agencies have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related Rating Agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the Rating Agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B, and Class X-D, certificates (collectively, the “Class X Certificates”) may vary depending upon the final pricing of the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, and Class NR-RR certificates (collectively, the “Principal Balance Certificates”), and, if as a result of such pricing (a) the pass-through rate of any class of Class X Certificates, would be equal to zero at all times, such class of Class X Certificates will not be issued on the closing date of this securitization (the “Closing Date”) or (b) the pass-through rate of any class of Principal Balance Certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time (the “WAC Rate”), the certificate balance of such class of Principal Balance Certificates may not be part of, and there would be a corresponding reduction in, such notional amount of the related class of Class X Certificates.

(3)	The initial credit support percentages set forth the certificates are approximate and, for the Class A-1, Class A-3, Class A-4, Class A-5, and Class A-SB certificates, are represented in the aggregate.

(4)	Approximate per annum rate as of the Closing Date.

(5)	Determined assuming that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans and based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class NR-RR certificates will generally be equal to one of (i) a fixed per annum rate, (ii) the WAC Rate, (iii) the lesser of a specified per annum rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.

(7)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective approximate initial certificate balances, weighted average lives and expected principal windows of the Class A-4 and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY

Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Calass A-5 certificates is expected to be approximately $452,298,000 subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-4	$0 – $195,000,000	N/A – 9.27	N/A / 02/30 – 07/31
Class A-5	$257,298,000 – $452,298,000	9.76 – 9.55	07/31-10/31 / 02/30 – 10/31

(8)	The Class X Certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X Certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X Certificates will be equal to the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the Principal Balance Certificates identified in the same row as such class of Class X Certificates in the chart below (as to such class of Class X Certificates, the “Corresponding Principal Balance Certificates”):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S
Class X-B	Class B and Class C
Class X-D	Class D and Class E

(9)	The pass-through rate for each class of Class X Certificates will generally be a per annum rate equal to the excess, if any, of (i) the WAC Rate over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of Corresponding Principal Balance Certificates as in effect from time to time, as described in the Preliminary Prospectus. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.

(10)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this Term Sheet.

(11)	The initial certificate balance of each of the Class E and Class F-RR certificates is subject to change based on final pricing of all Principal Balance Certificates and Class X Certificates and the final determination of the amounts of the Class F-RR, Class G-RR, Class J-RR and Class NR-RR certificates (collectively, the “HRR Certificates”) that will be retained by the retaining sponsor (or its majority-owned affiliate) as described under “Credit Risk Retention” to satisfy the U.S. risk retention requirements of 3650 Real Estate Investment Trust 2 LLC, as retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(12)	The Class Z certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date, rating or rated final distribution date. The Class Z certificates will only entitle holders to excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

(13)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date, rating or rated final distribution date. The Class R certificates represent the residual interests in each real estate mortgage investment conduit created with respect to this securitization, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$918,586,612
Number of Mortgage Loans	35
Number of Mortgaged Properties	42
Average Cut-off Date Balance	$26,245,332
Weighted Average Mortgage Rate	3.40618%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	110
Weighted Average Remaining Amortization Term (months)(4)	314
Weighted Average Cut-off Date LTV Ratio(5)(6)	57.1%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	54.2%
Weighted Average UW NCF DSCR(7)	2.69x
Weighted Average Debt Yield on Underwritten NOI(6)(8)	10.2%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	13.7%
% of Initial Pool Balance of Mortgage Loans that are Interest Only then Amortizing Balloon	5.7%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	64.6%
% of Initial Pool Balance of Mortgage Loans that are Interest Only – ARD	16.1%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	29.7%
% of Initial Pool Balance of Mortgage Loans with Mezzanine Debt	8.5%
% of Initial Pool Balance of Mortgage Loans with Subordinate Debt	16.1%

(1)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, Debt Yield on Underwritten NOI and Cut-off Date Balance Per SF / Unit / Room information for each mortgage loan is presented in this Term Sheet (i) if such mortgage loan is part of a Whole Loan (as defined under “Collateral Overview—Whole Loan Summary” below), based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

(4)	Excludes mortgage loans that are interest-only for the entire term.

(5)	The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided that such LTV ratios may be calculated based on (i) “as-stabilized” or similar values in certain cases where the completion of certain hypothetical conditions or other events at the property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, or (iii) the “as-is” appraised value for a portfolio of mortgaged properties that includes a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	The Cut-off Date LTV Ratio, Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF with respect to the Echo-Westlake Multi mortgage loan are each calculated net of a $1,000,000 holdback reserve.

(7)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the Underwritten NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.

(8)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc.
Depositor:	3650 REIT Commercial Mortgage Securities II LLC
Initial Pool Balance:	$918,586,612
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	3650 REIT Loan Servicing LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Risk Retention Consultation Parties:	3650 Real Estate Investment Trust 2 LLC, Citi Real Estate Funding Inc. and German American Capital Corporation
Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by 3650 Real Estate Investment Trust 2 LLC, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy European or United Kingdom risk retention and due diligence requirements.

3650 Real Estate Investment Trust 2 LLC, as the “retaining sponsor” (as defined in the credit risk retention rules), intends satisfy the U.S. credit risk retention requirement through the purchase by one or more of its “majority-owned affiliates” (as defined in the credit risk retention rules), from the underwriters and the placement agents, on the Closing Date, of each of the Class F-RR, Class G-RR, Class J-RR and Class NR-RR certificates comprising the “horizontal risk retention certificates” (collectively, the “HRR Certificates”). The aggregate estimated fair value of the HRR Certificates will equal at least 5.01% of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity necessary to satisfy the credit risk retention rules. See “Credit Risk Retention” in the Preliminary Prospectus.

Closing Date:	On or about November 18, 2021
Cut-off Date:

With respect to each mortgage loan, the due date in November 2021 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to November 2021, the date that would have been its due date in November 2021 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 11th day of each month or next business day, commencing in December 2021
Distribution Date:	The 4th business day after the Determination Date, commencing in December 2021
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus
SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KEY FEATURES OF THE CERTIFICATES

Rated Final Distribution Date:	November 2054

Cleanup Call:	1.0%
Minimum Denominations:

$10,000 minimum for the offered certificates (other than the Class X-A and Class X-B certificates); $1,000,000 minimum for the Class X-A and Class X-B certificates; and integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC
Analytics:	Expected to be available on Bloomberg, L.P., CMBS.com, Inc., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, BlackRock Financial Management, Inc., RealINSIGHT, KBRA Analytics, LLC, Markit Group Limited, and DealView Technologies Ltd/StructureIt

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

TRANSACTION HIGHLIGHTS

■	$781,946,000 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 35 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $918,586,612 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $26,245,332 and are secured by 42 mortgaged properties located throughout 17 states.

—	LTV: 57.1% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.69x weighted average Underwritten NCF Debt Service Coverage Ratio

—	Debt Yield: 10.2% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-3/ A-4/ A-5 / A-SB

■	Loan Structural Features:

—	Amortization: 19.3% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	13.7% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	5.7% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 58.3% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 79.8% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than (i) a 1.05x coverage or (ii) a 4.50% debt yield, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 28 mortgage loans representing 67.3% of the Initial Pool Balance

–	Insurance: 17 mortgage loans representing 37.8% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 26 mortgage loans representing 65.5% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 14 mortgage loans representing 62.2% secured by office, industrial, retail, self storage (with commercial tenants), mixed use and multifamily (with commercial tenants) properties

—	Predominantly Defeasance Mortgage Loans: 75.8% of the mortgage loans by Initial Pool Balance permit defeasance only after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 27.5% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Retail: 23.9% of the mortgaged properties by allocated Initial Pool Balance are retail properties (16.9% are anchored retail properties)

—	Multifamily: 23.0% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties (4.0% are mid rise multifamily properties)

—	Mixed Use: 16.1% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Industrial: 8.6% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

■	Geographic Diversity: The 42 mortgaged properties are located throughout 17 states, with only two states having greater than 10.0% of the allocated Initial Pool Balance: California (30.9%) and New York (21.2%).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
3650 Real Estate Investment Trust 2 LLC	25	25	$572,500,817	62.3%
German American Capital Corporation	4	6	119,351,796	13.0
Citi Real Estate Funding Inc.	4	4	99,065,000	10.8
3650 Real Estate Investment Trust 2 LLC, German American Capital Corporation(1)	1	1	77,900,000	8.5
Citi Real Estate Funding Inc., German American Capital Corporation(2)	1	6	49,768,999	5.4
Total	35	42	$918,586,612	100.0%

(1)	3650 Real Estate Investment Trust 2 LLC and German American Capital Corporation Association are co-sponsors with respect to the CX – 350 & 450 Water Street mortgage loan (8.5%), which mortgage loan is evidenced by three (3) promissory notes: (i) notes A-4-2 and A-4-3, with an aggregate outstanding principal balance of $52,900,000 as of the cut-off date, as to which 3650 Real Estate Investment Trust 2 LLC is acting as mortgage loan seller and (ii) note A-1-7, with an aggregate outstanding principal balance of $25,000,000 as of the cut-off date, as to which German American Capital Corporation Association is acting as mortgage loan seller.

(2)	Citi Real Estate Funding Inc. and German American Capital Corporation Association are co-sponsors with respect to the Huntsville Office Portfolio mortgage loan (5.4%), which mortgage loan is evidenced by four (4) promissory notes: (i) notes A-1-1 and A-1-3, with an aggregate outstanding principal balance of $24,884,499 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller and (ii) notes A-2-2, and A-2-3, with an aggregate outstanding principal balance of $24,884,499 as of the cut-off date, as to which German American Capital Corporation Association is acting as mortgage loan seller.

Ten Largest Mortgage Loans(1)(2)

#	Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF/Units/ Rooms	Cut-off Date Balance Per SF/Unit/ Room	UW NCF DSCR		UW NOI Debt Yield		Cut-off Date LTV Ratio(3)
1	CX - 350 & 450 Water Street	$77,900,000	8.5%	Mixed Use	915,233	$889	3.50	x	9.9%		41.7%
2	50 Horseblock	59,000,000	6.4	Industrial	472,278	$125	2.70	x	9.0%		64.6%
3	Rox San	52,000,000	5.7	Office	57,666	$902	2.28	x	7.6%		65.0%
4	520 Almanor	50,000,000	5.4	Office	231,220	$439	5.00	x	13.0%		40.0%
5	Plaza La Cienega	50,000,000	5.4	Retail	305,890	$294	2.37	x	8.9%		54.9%
6	Huntsville Office Portfolio	49,768,999	5.4	Office	1,033,888	$77	1.88	x	11.7%		68.3%
7	Venice Crossroads	45,100,000	4.9	Retail	157,819	$286	3.09	x	9.4%		55.0%
8	The Westchester	45,000,000	4.9	Retail	809,311	$424	3.61	x	12.3%		53.0%
9	Marina Pacifica	33,104,772	3.6	Retail	297,227	$111	1.48	x	19.1%		34.1%
10	Patewood Corporate Center	30,000,000	3.3	Office	447,282	$153	2.11	x	9.1%		61.5%
	Top 10 Total / Wtd. Avg.	$491,873,771	53.5%				2.90	x	10.7%		53.7%
	Remaining Total / Wtd. Avg.	426,712,841	46.5				2.45	x	9.6	%(4)	61.0	%(4)
	Total / Wtd. Avg.	$918,586,612	100.0%				2.69	x	10.2%		57.1%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.

(2)	With respect to each mortgage loan that is part of a Whole Loan (as identified under “Collateral Overview—Whole Loan Summary” below), the Cut-off Date Balance Per SF/Unit/Room, UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s) or other indebtedness.

(3)	With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(4)	The UW NOI Debt Yield and Cut-off Date LTV Ratio with respect to the Echo-Westlake Multi mortgage loan are each calculated net of a $1,000,000 holdback reserve.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Whole Loan Summary

Mortgage Loan Name(1)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling/Trust and Servicing Agreement (“Controlling PSA”)(2)	Master Servicer / Outside Servicer	Special Servicer / Outside Special Servicer
CX - 350 & 450 Water Street	$77,900,000	8.5%	$736,100,000	$411,000,000	$1,225,000,000	CAMB 2021-CX2	KeyBank	Situs
520 Almanor	$50,000,000	5.4%	$51,600,000	—	$101,600,000	Benchmark 2021-B30	Midland	CWCapital
Plaza La Cienega	$50,000,000	5.4%	$40,000,000	—	$90,000,000	3650R 2021-PF1	Midland	Midland
Huntsville Office Portfolio	$49,768,999	5.4%	$29,861,399	—	$79,630,398	3650R 2021-PF1	Midland	Midland
The Westchester	$45,000,000	4.9%	$298,000,000	$57,000,000	$400,000,000	CSMC 2020-WEST	Midland	Pacific Life Insurance Company
Patewood Corporate Center	$30,000,000	3.3%	$38,500,000	—	$68,500,000	3650R 2021-PF1
2 Washington	$26,500,000	2.9%	$105,000,000	—	$131,500,000	BMARK 2021-B29	Midland	LNR
One SoHo Square	$25,176,796	2.7%	$444,823,204	$315,000,000	$785,000,000	SOHO 2021-SOHO	KeyBank	Midland
Icon One Daytona	$25,000,000	2.7%	$25,000,000	—	$50,000,000	3650R 2021-PF1
PetSmart HQ	$23,000,000	2.5%	$45,000,000	—	$68,000,000	3650R 2021-PF1
Centene	$15,600,000	1.7%	$31,200,000	—	$46,800,000	3650R 2021-PF1

(1)	Each of the mortgage loans included in the issuing entity that is secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s) (none of which is included in the issuing entity), is referred to in this Term Sheet as a “Whole Loan”. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

(2)	Each Whole Loan will be serviced under the related Controlling PSA and, in the event the Controlling Note is included in the related securitization transaction, the controlling class representative (or an equivalent entity) under such Controlling PSA will generally be entitled to exercise the rights of the controlling note holder for the subject Whole Loan. See, however, the chart entitled “Whole Loan Controlling Notes and Non-Controlling Notes” below and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for information regarding the party that will be entitled to exercise such rights in the event the Controlling Note is held or deemed to be held by a third party or included in a separate securitization transaction.

Mortgage Loans with Existing Mezzanine Debt or Subordinate Debt(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(2)	Wtd. Avg Cut-off Date Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV(3)	Cut-off Date Total Debt LTV(2)	Cut-off Date Mortgage Loan UW NCF DSCR(3)	Cut-off Date Total Debt UW NCF DSCR(2)	Cut-off Date Mortgage Loan UW NOI Debt Yield(3)	Cut-off Date Total Debt UW NOI Debt Yield(2)
CX - 350 & 450 Water Street	$77,900,000	$736,100,000	—	$411,000,000	$1,225,000,000	2.79200%	41.7%	62.7%	3.50x	2.32x	9.9%	6.6%
The Westchester	$45,000,000	$298,000,000	—	$57,000,000	$400,000,000	3.25000%	53.0%	61.8%	3.61x	3.10x	12.3%	10.6%
Patewood Corporate Center	$30,000,000	$38,500,000	$10,000,000(4)	—	$78,500,000	4.87777%	61.5%	70.5%	2.11x	1.56x	9.1%	8.0%
One SoHo Square	$25,176,796	$444,823,204	$120,000,000	$315,000,000	$905,000,000	3.03300%	34.8%	67.0%	4.88x	2.28x	13.6%	7.1%
PetSmart HQ	$23,000,000	$45,000,000	$12,000,000	—	$80,000,000	5.43800%	61.5%	72.4%	2.26x	1.51x	10.5%	8.9%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.

(2)	All “Total Debt” calculations set forth in the table above include any related pari passu companion loan(s), any related subordinate companion loan(s) and any related mezzanine debt.

(3)	“Cut-off Date Mortgage Loan LTV”, “Cut-off Date Mortgage Loan UW NCF DSCR” and “Cut-off Date Mortgage Loan UW NOI Debt Yield” calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s).

(4)	The borrower has requested that the lender enter into a loan modification in order to convert approximately $5,000,000 of the existing mezzanine debt to preferred equity, which would continue to bear interest at the same rate as the mezzanine loan. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus for additional information.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

WHOLE LOAN SUMMARY (1)(2)

Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(3)(4)(5)	Current or Anticipated Holder of Securitized Note(5)	Aggregate Cut-off Date Balance
CX – 350 & 450 Water Street(6)	Outside Serviced	Notes A-1-1, A-2-1, A-3-1, A-4-1, B-1, B-2, B-3, B-4	Yes (Note A-1)	—	CAMB 2021-CX2	$696,000,000
		Notes A-1-2, A-1-4, A-1-5, A-1-6, A-1-8, A-1-9	No	DBRI	Not Identified	$225,161,224
		Note A-1-3, A-3-2	No	—	Benchmark 2021-B30	$94,000,000
		Notes A-1-7, A-4-2, A-4-3	No	—	3650R 2021-PF1	$77,900,000
		Notes A-2-2, A-2-3, A-2-4, A-2-5	No	BANA	Not Identified	$107,959,184
		Note A-3-3	No	JPMCB	Not Identified	$23,979,592

520 Almanor	Outside Serviced	Note A-1	Yes	—	Benchmark 2021-B30	$51,600,000
		Note A-2	No	—	3650R 2021-PF1	$50,000,000

Plaza La Cienega	Serviced	Note A-1	Yes	—	3650R 2021-PF1	$50,000,000
		Note A-2	No	—	Benchmark 2021-B30	$20,000,000
		Note A-3	No	CREFI	Not Identified	$20,000,000

Huntsville Office Portfolio	Serviced	Notes A-1-1, A-1-3, A-2-2, A-2-3	Yes (Note A-1-1)	—	3650R 2021-PF1	$49,768,999
		Note A-1-2, A-2-1	No	—	Benchmark 2021-B28	$29,861,399

The Westchester(6)	Outside Serviced	Notes A-1, B Note	Yes	—	CSMC 2020-WEST	$250,000,000
		Note A-2-A	No	—	CSAIL 2021-C20	$35,000,000
		Note A-2-B	No	—	WFCM 2021-C60	$20,000,000
		Notes A-2-C, A-3-B	No	—	3650R 2021-PF1	$45,000,000
		Note A-3-A	No	—	CSAIL 2020-C19	$50,000,000

Patewood Corporate Center	Serviced	Note A-1	Yes	—	3650R 2021-PF1	$30,000,000
		Note A-2	No	3650 REIT	Not Identified	$38,500,000

2 Washington	Outside Serviced	Note A-1, A-2	No	—	Benchmark 2021-B29	$80,000,000
		Note A-3	Yes	—	Benchmark 2021-B28	$25,000,000
		Note A-4, A-5	No	—	3650R 2021-PF1	$26,500,000

One SoHo Square(6)	Outside Serviced	Notes A-1-S, A-2-S, A-3-S, B-1, B-2, B-3	Yes	—	SOHO 2021-SOHO	$316,000,000
		Notes A-1-C-1, A-1-C-3, A-2-C-1, A-2-C-5	No	—	Benchmark 2021-B28	$135,000,000
		Note A-1-C-2	No	WFB	Not Identified	$70,000,000
		Notes A-1-C-4, A-1-C-7, A-1-C-8, A-2-C-2, A-2-C-3	No	—	Benchmark 2021-B29	$112,000,000
		Notes A-1-C-5, A-1-C-6	No	—	BBCMS 2021-C11	$75,000,000
		Notes A-2-C-4, A-2-6	No	—	3650R 2021-PF1	$25,176,796
		Note A-3-C-1, A-3-C-2, A-3-C-3	No	—	MSC 2021-L7	$51,823,204

Icon One Daytona	Serviced	Note A-1	Yes	—	3650R 2021-PF1	$25,000,000
		Note A-2	No	3650 REIT	Not Identified	$25,000,000

PetSmart HQ	Serviced	Note A-1	Yes	—	3650R 2021-PF1	$23,000,000
		Notes A-2, A-3	No	3650 REIT	Not Identified	$45,000,000

Centene	Serviced	Note A-1	Yes	—	3650R 2021-PF1	$15,600,000
		Notes A-2, A-3	No	3650 REIT	Not Identified	$31,200,000

(1)	The holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Whole Loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Whole Loan with or without cause. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus.

(2)	The holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the holder of the Controlling Note has consent rights involving the related Whole Loan, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

(3)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related co-lender agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(4)	Unless otherwise specified, with respect to each Whole Loan, each related unsecuritized pari passu companion loan (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an outside securitization (a) that has closed or (b) as to which a preliminary prospectus or final prospectus has been filed with the SEC or (c) as to which a preliminary offering circular or final offering circular has been printed, that, in each such case, has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the SEC nor has any preliminary offering circular or final offering circular been printed that identifies any future outside securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. In the case of an outside securitization that has not closed, there is no assurance that such securitization will close. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held (or is expected to be held) by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

(5)	Entity names have been abbreviated for presentation.

“3650 REIT” means 3650 Real Estate Investment Trust 2 LLC

“CREFI” means Citi Real Estate Funding Inc.

“GACC” means German American Capital Corporation

“DBRI” means DBR Investments Co. Limited

“BANA” mean Bank of America, National Association

“JPMCB” means JPMorgan Chase Bank, National Association

“WFB” means Wells Fargo Bank National Association

(6)	The subject Whole Loan is an AB Whole Loan or a Pari Passu-AB Whole Loan, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Previously Securitized Mortgaged Properties(1)

Mortgaged Loan Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
Rox San	3650 REIT	Beverly Hills	California	Office	$52,000,000	5.7%	JPMBB 2015-C31
Plaza La Cienega	CREFI	Los Angeles	California	Retail	$50,000,000	5.4%	JPMBB 2013-C14
Venice Crossroads	3650 REIT	Los Angeles	California	Retail	$45,100,000	4.9%	COMM 2013-LC6
Patewood Corporate Center	3650 REIT	Greenville	South Carolina	Office	$30,000,000	3.3%	GPMT 2018-FL1
Tanglewood Apartments	3650 REIT	Westwego	Louisiana	Multifamily	$30,000,000	3.3%	WFCM 2015-C26
One SoHo Square	GACC	New York	New York	Office	$25,176,796	2.7%	GSMS 2019-SOHO
747 Amsterdam Avenue	CREFI	New York	New York	Mixed Use	$21,000,000	2.3%	GSMS 2013-GC13
93 East Apartments	3650 REIT	Atlanta	Georgia	Multifamily	$21,000,000	2.3%	BSPRT 2018-FL4, BSPRT 2019-FL5
Falls of West Oaks	3650 REIT	Houston	Texas	Multifamily	$19,500,000	2.1%	JPMCC 2012-LC9
Carrington Court Apartments	3650 REIT	Grand Forks	North Dakota	Multifamily	$10,901,009	1.2%	WFRBS 2011-C3
Jupiter Park Self Storage	CREFI	Jupiter	Florida	Self Storage	$8,400,000	0.9%	COMM 2015-DC1

(1)	The table above includes mortgage loans secured by mortgaged properties for which the most recent prior financing of all or a significant portion of such mortgaged properties was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)(3)		Wtd. Avg. Cut-off Date LTV Ratio(2)(3)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Office	14	$252,995,795	27.5%	2.97	x	56.8%	10.6%
Suburban	5	121,010,000	13.2	3.37	x	52.6%	11.0%
CBD	7	74,945,795	8.2	2.89	x	57.0%	12.3%
Medical	2	57,040,000	6.2	2.22	x	65.6%	7.7%
Retail	6	$219,954,772	23.9%	2.64	x	52.4%	11.3%
Anchored	4	154,954,772	16.9	2.37	x	52.3%	11.1%
Super Regional Mall	1	45,000,000	4.9	3.61	x	53.0%	12.3%
Single Tenant	1	20,000,000	2.2	2.52	x	52.0%	11.2%
Multifamily	13	$211,001,009	23.0%	2.37	x	63.5%	9.4%
Garden	8	127,801,009	13.9	1.92	x	66.3%	8.4%
Mid Rise	2	36,500,000	4.0	2.01	x	65.3%	8.0%
High Rise	1	26,500,000	2.9	2.82	x	60.6%	9.9%
Townhomes	1	10,200,000	1.1	2.25	x	70.0%	8.8%
Cooperative	1	10,000,000	1.1	8.24	x	22.1%	25.5%
Mixed Use	6	$147,570,036	16.1%	2.96	x	50.5%	9.6%
Office/Lab	1	77,900,000	8.5	3.50	x	41.7%	9.9%
Retail/Office	3	45,325,000	4.9	2.85	x	53.4%	9.6%
Multifamily/Retail	1	14,120,036	1.5	1.36	x	74.1%	7.9%
Industrial/Multifamily	1	10,225,000	1.1	1.58	x	72.0%	9.2%
Industrial	2	$78,665,000	8.6%	2.43	x	65.2%	9.1%
Flex	2	78,665,000	8.6	2.43	x	65.2%	9.1%
Self Storage	1	$8,400,000	0.9%	1.55	x	68.9%	8.8%
Total	42	$918,586,612	100.0%	2.69	x	57.1%	10.2%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)(3)	% of Total Underwritten NOI
California	9	$283,694,772	30.9%	$765,900,000	12.9%	$40,682,872	13.5%
New York	8	194,351,796	21.2	2,369,850,000	39.8	128,118,114	42.6
Massachusetts	1	77,900,000	8.5	1,954,000,000	32.9	80,703,532	26.8
Alabama	6	49,768,999	5.4	116,550,000	2.0	9,346,062	3.1
Florida	3	49,000,000	5.3	163,800,000	2.8	8,808,687	2.9
South Carolina	1	30,000,000	3.3	111,300,000	1.9	6,266,483	2.1
Louisiana	1	30,000,000	3.3	46,000,000	0.8	2,740,938	0.9
Texas	2	30,000,000	3.3	46,200,000	0.8	2,536,817	0.8
Georgia	2	27,500,000	3.0	42,350,000	0.7	2,204,860	0.7
Virginia	1	27,000,000	2.9	39,800,000	0.7	2,126,440	0.7
Maryland	1	26,750,000	2.9	40,900,000	0.7	2,109,013	0.7
Arizona	1	23,000,000	2.5	110,500,000	1.9	7,132,809	2.4
North Dakota	2	21,101,009	2.3	31,070,000	0.5	1,893,495	0.6
Nevada	1	20,000,000	2.2	38,450,000	0.6	2,237,852	0.7
Delaware	1	14,120,036	1.5	19,050,000	0.3	1,117,010	0.4
New Jersey	1	10,000,000	1.1	45,300,000	0.8	2,546,561	0.8
Missouri	1	4,400,000	0.5	6,100,000	0.1	383,353	0.1
Total	42	$918,586,612	100.0%	$5,947,120,000	100.0%	$300,954,898	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

(3)	For multi-property loans that do not have underwritten cash flow information reported on a property level basis, Underwritten NOI is allocated based on each respective property’s allocated loan amount.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
4,400,000 - 9,999,999	4	$28,800,000	3.1%
10,000,000 - 19,999,999	11	152,486,045	16.6
20,000,000 - 29,999,999	9	215,426,796	23.5
30,000,000 - 39,999,999	3	93,104,772	10.1
40,000,000 - 49,999,999	3	139,868,999	15.2
50,000,000 - 59,999,999	4	211,000,000	23.0
60,000,000 - 77,900,000	1	77,900,000	8.5
Total	35	$918,586,612	100.0%

Distribution of UW NCF DSCRs(1)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.35 - 1.99	11	$225,534,816	24.6%
2.00 - 2.49	11	$278,550,000	30.3
2.50 - 2.99	6	$147,325,000	16.0
3.00 - 4.99	5	$207,176,796	22.6
5.00 - 8.24	2	$60,000,000	6.5
Total	35	$918,586,612	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	23	$593,151,796	64.6%
Interest Only - ARD	3	147,900,000	16.1
Amortizing Balloon	5	125,569,816	13.7
Interest Only, Amortizing Balloon(2)	4	51,965,000	5.7
Total	35	$918,586,612	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date or have an anticipated repayment date, as applicable.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Lockbox Types
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	15	$535,145,603	58.3%
None	8	185,500,000	20.2
Springing	10	153,766,009	16.7
Hard (Commercial) / Soft (Residential)	2	44,175,000	4.8
Total	35	$918,586,612	100.0%
Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
22.1 - 54.9	10	$342,506,568	37.3%
55.0 - 64.9	10	254,200,000	27.7
65.0 - 69.9	10	255,985,007	27.9
70.0 - 74.1	5	65,895,036	7.2
Total	35	$918,586,612	100.0%
(1) See footnotes (1), (5) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
11.2 - 49.9	5	$196,181,568	21.4%
50.0 - 54.9	7	206,995,007	22.5
55.0 - 59.9	8	156,160,036	17.0
60.0 - 70.0	15	359,250,000	39.1
Total	35	$918,586,612	100.0%
(1) See footnotes (1), (3), and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	27	$712,596,612	77.6%
Acquisition	7	146,990,000	16.0
Recapitalization	1	59,000,000	6.4
Total	35	$918,586,612	100.0%

Distribution of Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2.555 - 3.4990	18	$598,120,795	65.1%
3.500 - 3.9990	11	215,565,817	23.5
4.000 - 4.5500	6	104,900,000	11.4
Total	35	$918,586,612	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.6 - 8.5	8	$194,870,036	21.2%
8.6 - 9.5	15	338,941,009	36.9
9.6 - 10.5	4	141,400,000	15.4
10.6 - 11.5	2	30,325,000	3.3
11.6 - 12.5	2	94,768,999	10.3
12.6 - 25.5	4	118,281,568	12.9
Total	35	$918,586,612	100.0%
(1) See footnotes (1), (6) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.6 - 8.0	8	$194,870,036	21.2%
8.1 - 9.0	14	293,841,009	32.0
9.1 - 10.0	6	236,268,999	25.7
10.1 - 11.0	1	10,325,000	1.1
11.1 - 12.0	2	65,000,000	7.1
12.1 - 25.1	4	118,281,568	12.9
Total	35	$918,586,612	100.0%
(1) See footnotes (1), (6) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	1	$19,500,000	2.1%
24	2	$24,065,000	2.6%
60	1	$8,400,000	0.9%

Distribution of Original Terms to Maturity/ARD(1)
Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
84 - 119	5	$163,281,568	17.8%
120	30	755,305,044	82.2
Total	35	$918,586,612	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.
Distribution of Remaining Terms to Maturity/ARD(1)
Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
77 - 96	5	$163,281,568	17.8%
97 - 116	12	278,071,045	30.3
117 - 120	18	477,233,999	52.0
Total	35	$918,586,612	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	26	$741,051,796	80.7%
120	1	33,104,772	3.6
360	8	144,430,044	15.7
Total	35	$918,586,612	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	26	$741,051,796	80.7%
119 - 353	1	33,104,772	3.6
354 - 360	8	144,430,044	15.7
Total	35	$918,586,612	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	30	$696,405,044	75.8%
Yield Maintenance or Defeasance	4	189,076,796	20.6
Yield Maintenance	1	33,104,772	3.6
Total	35	$918,586,612	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	28	$618,509,816	67.3%
Replacement Reserves(1)	26	$601,909,816	65.5%
TI/LC(2)	14	$434,743,807	62.2%
Insurance	17	$347,370,007	37.8%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of the portion of the Initial Pool Balance secured by office, retail, industrial and mixed use properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-3 Principal Pay Down(1)(2)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term (months)	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Rox San	Office	$52,000,000	5.7%	80	2.28x	7.6%	65.0%
Marina Pacifica	Retail	$33,104,772	3.6%	85	1.48x	19.1%	34.1%
Patewood Corporate Center	Office	$30,000,000	3.3%	79	2.11x	9.1%	61.5%
One SoHo Square	Office	$25,176,796	2.7%	81	4.88x	13.6%	34.8%
PetSmart HQ	Office	$23,000,000	2.5%	77	2.26x	10.5%	61.5%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-3 certificates assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) no mortgage loan in the pool experiences prepayments prior to its stated maturity date or anticipated repayment date, as applicable, or defaults or losses; (ii) there are no extensions of the maturity date of any mortgage loan in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of Certificates, including the Class A-3 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.
(2)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Distributions	On each Distribution Date, funds available for distribution from the mortgage loans, net of (i) specified trust expenses, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and CREFC®, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class Z certificates, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

First,	to interest on the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second,	to the extent of funds allocated to principal and available for distribution: (i) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the scheduled principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, (ii) then, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (iii) then, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (iv) then, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (v) then, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero and (vi) then, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each class of Principal Balance Certificates (other than the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) has been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances and without regard to the scheduled principal balance of the Class A-SB certificates.

Third,	to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, first (x) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed losses on the mortgage loans previously allocated to each such class, then (y) up to an amount equal to all accrued and unpaid interest on that amount set forth in clause (x) at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

Fourth,	(i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class A-S certificates first (x) up to an amount equal to the aggregate unreimbursed losses on the mortgage loans previously allocated to that class, then (y) up to an amount equal to all accrued and unpaid interest on that amount set forth in clause (x) at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

Fifth,	(i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates first (x) up to an amount equal to the aggregate unreimbursed losses on the mortgage loans previously allocated to that class, then (y) up to an amount equal to all accrued and unpaid interest on that amount set forth in clause (x) at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

Sixth,	(i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) second, to the extent of funds allocated to principal remaining after any distributions in respect of principal to each class of certificates with a higher payment priority (in this case, the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) third, to reimburse the Class C certificates first (x) up to an amount equal to the aggregate unreimbursed losses on the mortgage loans previously allocated to that class, then (y) up to an amount equal to all accrued and unpaid interest on that amount set forth in clause (x) at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

Seventh,	after the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class NR-RR certificates sequentially in that order in a manner analogous to that described in clause Sixth above with respect to the Class C certificates, until the certificate balance of each such class is reduced to zero.

For more detailed information regarding the distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Realized Losses	The certificate balances of the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class NR-RR certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class of certificates on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR-RR certificates; then, to the Class J-RR certificates, then, to the Class G-RR certificates; then, to the Class F-RR certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates; and, finally, pro rata, to the Class A-1, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their then-current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balances of the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate balances of the Class D and Class E certificates resulting from allocations of losses realized on the mortgage loans.

Prepayment Premiums and

Yield Maintenance Charges	On each Distribution Date, yield maintenance charges, if any, collected and allocated on the mortgage loans during the one-month period ending on the related Determination Date are required to be distributed to certificateholders (excluding the holders of the Class G-RR, Class J-RR, and Class NR-RR certificates) as follows: (1) pro rata, between (x) the group (“YM Group A”) of Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S certificates, and (y) the group (“YM Group B” and, collectively with YM Group A, the “YM Groups”) of the Class X-B, Class X-D, Class B, Class C, Class D, Class E and Class F-RR certificates, based upon the aggregate amount of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date; and (2) as among the respective classes of certificates in each YM Group in the following manner: (A) on a pro rata basis in accordance with their respective entitlements in those yield maintenance charges, to each class of Principal Balance Certificates in such YM Group with a certificate balance in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment with respect to such class of Principal Balance Certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of Principal Balance Certificates in such YM Group, in the case of amounts distributable to YM Group A, to the Class X-A certificates and in the case of amounts distributable to YM Group B, on a pro rata basis in accordance with their respective reductions in their notional amounts on such Distribution Date to the Class X-B and Class X-D certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F-RR certificates is a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on such class of certificates and (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the greater of zero and the difference between (i) the mortgage loan rate on such mortgage loan (or serviced whole loan, if applicable) and (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one or less than zero. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the related mortgage loan or serviced whole loan, as applicable, and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the mortgage loan rate on such mortgage loan or serviced whole loan, as applicable, but less than the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a fixed percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class G-RR, Class J-RR, Class NR-RR, Class Z or Class R certificates. After the certificate balances notional amounts of the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E and Class F-RR certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-D certificates, regardless of whether the notional amount of the Class X-D certificates has been reduced to zero. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Distributions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Advances	The master servicer and, if the master servicer fails to do so, the trustee, will be obligated to make (i) P&I advances with respect to each mortgage loan in the issuing entity and (ii) with respect to each mortgage loan (other than the non-serviced mortgage loans) and serviced whole loan, servicing advances, including paying delinquent real estate taxes, assessments and hazard insurance premiums, but only to the extent that those advances are not deemed nonrecoverable from collections on the related mortgage loan (or, if applicable, the related serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. The special servicer will have no obligation to make servicing advances; provided that, the special servicer will be entitled to make a servicing advance in an urgent or emergency situation, and the master servicer will be required to reimburse the special servicer for such advance, with interest. Notwithstanding the foregoing, servicing advances for the non-serviced mortgage loans will be made by the parties to, and pursuant to, the applicable non-serviced pooling and servicing agreement.

Whole Loans / Non-

Serviced Mortgage Loans	The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Plaza La Cienega, Huntsville Office Portfolio, Patewood Corporate Center, Icon One Daytona, PetSmart HQ and Centene each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”. As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “Whole Loan Summary” above and the table titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans—General” in the Preliminary Prospectus.

The CX – 350 & 450 Water Street, 520 Almanor, The Westchester, 2 Washington and One SoHo Square mortgage loans are referred to in this Term Sheet as “non-serviced loans”. The non-serviced loans and related companion loans are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to be, effected in accordance with, the related Non-Serviced PSA set forth under the “Whole Loan Summary” table above and the related intercreditor agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the related non-serviced pooling and servicing agreement and the related intercreditor agreements. The related non-serviced pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization.

Appraisal Reduction

Amounts	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan (or serviced whole loan, if applicable)) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan exceeds 90% of the appraised value of the related mortgaged property (as determined by one or more appraisals obtained by the special servicer) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan (net of other amounts overdue or advanced in connection with such required appraisal loan). In general, subject to the discussion in the succeeding paragraph, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of the non-serviced mortgage loans, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related non-serviced pooling and servicing agreement. As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan (and, in the case of any whole loan, to the extent allocated in the related mortgage loan), the amount of any P&I advance will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class of certificates then-outstanding (exclusive of the Class Z and Class R certificates) (i.e., first to the Class NR-RR certificates, then to the Class J-RR certificates, then to the Class G-RR certificates, then to the Class F-RR certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates). In general, a serviced mortgage loan and serviced whole loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

At any time an appraisal is ordered under the pooling and servicing agreement with respect to a mortgaged property that would result in an appraisal reduction amount with respect to the related mortgage loan and would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

A controlling class that becomes an appraised-out class due to the application of any appraisal reduction amounts or collateral deficiency amounts will be entitled to continue to exercise the rights of the controlling class as further described under “Pooling and Servicing Agreement—Appraisal Reduction Amounts” in the Preliminary Prospectus. See also “Control/Consultation Rights” below.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property.

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if mortgage loan with an anticipated repayment date is still an asset of the issuing entity and such right is being exercised after its respective anticipated repayment date, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. If the aggregate certificate balances of all certificates (excluding the Class X Certificates) senior to the Class F-RR certificates, and the notional amounts of the Class X certificates have been reduced to zero and, if the initial pool balance has been reduced to less than 8.125% of such balance as of the Closing Date or the master servicer has consented, then the issuing entity could also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class Z and Class R certificates) for the mortgage loans, but all of the holders of those classes of outstanding certificates (excluding the Class Z and Class R certificates) would have to voluntarily participate in the exchange.

Directing Certificateholder

/ Directing Holder	The “Directing Certificateholder” will generally be the controlling class certificateholder or other representative designated by the holder(s) of at least a majority of the voting rights of the controlling class. The controlling class is the most subordinate class of the Class F-RR, Class G-RR, Class J-RR and Class NR-RR certificates (the “Control Eligible Certificates”) that has an aggregate certificate balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of such class of certificates, or, if no class of Control Eligible Certificates meets the preceding requirement, the most senior class of Control Eligible Certificates. The controlling class as of the Closing Date will be the Class NR-RR certificates. At any time when Class F-RR is the controlling class, the majority Class F-RR certificateholders may elect under certain circumstances to waive its rights as the controlling class certificateholders under the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Directing Certificateholder.

3650 Real Estate Investment Trust 2 LLC (or its majority-owned affiliate) is expected to purchase the Class F-RR, Class G-RR, Class J-RR, and Class NR-RR certificates (and the Class Z certificates) and, on the Closing Date, is expected to be the initial Directing Certificateholder.

The “Directing Holder” will initially be, with respect to any mortgage loan (other than a non-serviced mortgage loan), the Directing Certificateholder. For a description of the directing holder for the non-serviced whole loans, see “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Control/Consultation

Rights	The Directing Holder will be entitled to have consultation and approval rights with respect to certain decisions (including with respect to assumptions, waivers, loan modifications and workouts). So long as no Control Termination Event is continuing, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, actions that would constitute certain major decisions with respect to a serviced mortgage loan or serviced whole loan and will also have the right to notice and to consent to certain actions that would constitute major decisions that the special servicer plans on taking with respect to any such serviced mortgage loan or serviced whole loan, in each case subject to the servicing standard and other restrictions as described in the Preliminary Prospectus. During a Control Termination Event and for so long as no Consultation Termination Event is continuing, all of the rights of the Directing Holder will terminate other than a right to consult with respect to certain major decisions, special servicer decisions and other matters as to which it previously had approval rights. For so long as an Operating Advisor Consultation Event is continuing, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if such certificateholders and holders of the related companion loans constituted a single lender, taking into account the pari passu or subordinate nature of any such companion loan).

A “Control Termination Event” will occur when (i) no class of Control Eligible Certificates exists that has a certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial certificate balance of such class; (ii) such mortgage loan or whole loan is an excluded loan; or (iii) a holder of the Class F-RR certificates becomes the majority controlling class certificateholder and irrevocably waives its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that a Control Termination Event will not be deemed continuing in the event that the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all appraisal reduction amounts then in effect, and (ii) with respect to any AB Modified Loan, any collateral deficiency amount then in effect.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Control/Consultation

Rights (cont’d)	An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related non-serviced pooling and servicing agreement) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an appraisal reduction amount is not in effect.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding aggregate certificate balance is at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class F-RR certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the pooling and servicing agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder; provided, further, that a Consultation Termination Event will not be deemed to be continuing (other than with respect to a Consultation Termination Event pursuant to clause (ii)) if the Certificate Balances of all Classes of Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero.

With respect to any excluded loan applicable to the Directing Certificateholder, a Consultation Termination Event will be deemed to exist with respect to such excluded loan at all times. With respect to each non-serviced whole loan, so long as a Consultation Termination Event does not exist, the Directing Certificateholder will have certain consultation rights with respect to certain major decisions regarding the non-serviced whole loans, and the applicable directing holder or directing certificateholder (or equivalent entity) pursuant to the related non-serviced pooling and servicing agreement or intercreditor agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such non-serviced whole loan, as provided for in the related intercreditor agreement and in the related non-serviced pooling and servicing agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the Directing Holder or any controlling class certificateholder is a Borrower Party (any of the above, as applicable, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder will not have any consultation or approval rights with respect to such mortgage loan and will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement. A “Borrower Party” is a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, a person controlling or controlled by or under common control with the foregoing or any other such person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager of a mortgaged property or mezzanine lender.

See “Pooling and Servicing Agreement—Appraisal Reduction Amounts” and “—The Directing Holder” in the Preliminary Prospectus.

Servicing Standard	Each of the mortgage loans (other than the non-serviced mortgage loans) and serviced whole loan(s) will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer are obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder of the related serviced companion loan) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a) for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of

Special Servicer	Except as limited by certain conditions described in the Preliminary Prospectus, the special servicer may generally be replaced, prior to a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder provides a replacement special servicer that meets the requirements of the pooling and servicing agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer (cont’d)	During a Control Termination Event, the holders of at least 25% of the voting rights of the Principal Balance Certificates may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of such special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of a “certificateholder quorum” (holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses) of the Principal Balance Certificates), or (b) more than 50% of the voting rights of each class of Principal Balance Certificates (but in the case of this clause (b) only such classes of Principal Balance Certificates that, in each case, have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts allocated to such class, equal to or greater than 25% of the initial certificate balance of such class, minus all payments of principal made on such class of certificates), vote affirmatively to so replace such special servicer.

Servicing Compensation	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other amendments to the terms of the mortgage loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan or serviced whole loan, if applicable (i.e., reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, but not yet reimbursed to the trust or servicers), or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, or related REO property; provided that if the mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, ceased to be a corrected loan within 12 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Charges: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, by the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, if applicable, and any excess received with respect to a serviced loan will be paid to the master servicer or the special servicer. To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000, except that the liquidation fee will be zero with respect to certain liquidation events set forth in the pooling and servicing agreement. For any mortgage loan (other than a non-serviced loan) or serviced whole loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan or serviced whole loan, if applicable, from the date such serviced loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on any mortgage loan from the date such serviced loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default.

Operating Advisor	The operating advisor will have certain review and consultation rights relating to the performance of the special servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans.

With respect to each mortgage loan (other than a non-serviced mortgage loan), the operating advisor will be responsible for:

(a) reviewing the actions of the special servicer with respect to any specially serviced loan to the extent described in the Preliminary Prospectus and required under the pooling and servicing agreement;

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Operating Advisor (cont’d)	(b) reviewing (i) all reports by the special servicer made available to privileged persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the pooling and servicing agreement and (ii) each asset status report (during the continuance of an Operating Advisor Consultation Event) and final asset status report;

(c) recalculating and reviewing for accuracy and consistency with the pooling and servicing agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with appraisal reduction amounts, collateral deficiency amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

(d) preparing an annual report (if any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan was a specially serviced loan at any time during the prior calendar year or the operating advisor was entitled to consult with the special servicer with respect to any major decision if an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the servicing standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, during the continuance of an Operating Advisor Consultation Event, also with respect to major decisions on non-specially serviced loans) during the prior calendar year on an “asset-level basis”. The operating advisor will identify (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan); provided, however, that in the event the special servicer is replaced, the operating advisor annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such operating advisor annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of noncompliance with, or deviations from, the servicing standard or the special servicer’s obligations under the pooling and servicing agreement that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer in respect of asset status reports in accordance with the Operating Advisor Standard; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a major decision reporting package in accordance with the Operating Advisor Standard with respect to major decisions processed by the special servicer.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard described above, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the companion loan holders, as a collective whole, as if such certificateholders and companion loan holders constituted a single lender, then the operating advisor may recommend the replacement of the special servicer and will submit its formal recommendation to the trustee and the certificate administrator, with a copy to the special servicer (along with relevant information justifying its recommendation) (provided that the operating advisor will not be permitted to recommend the replacement of the special servicer for any whole loan so long as the holder of the related companion loan is the Directing Holder under the related intercreditor agreement) and recommending a suggested replacement special servicer.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the report being posted to the certificate administrator’s website by an affirmative vote of holders of certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not affiliated with each other). In the event the holders of principal balance certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a rating agency confirmation from each of the rating agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Operating Advisor (cont’d)	An “Operating Advisor Consultation Event” will occur when (i) the HRR Certificates have an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to any class of HRR Certificates) equal to or less than 25% or less of the initial aggregate certificate balance of the HRR Certificates, or (ii) a Control Termination Event is continuing (or a Control Termination Event would be continuing if not for the last proviso in the definition thereof).

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if such certificateholders and the holders of the related companion loans constituted a single lender, taking into account the pari passu or subordinate nature of any such companion loan), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, any certificateholder or any of their affiliates. The operating advisor will perform its duties under the pooling and servicing agreement in accordance with the Operating Advisor Standard.

The operating advisor will generally have no rights or obligations with respect to any non-serviced whole loan. See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

Replacement of the Asset

Representations Review	The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement, and the proposed successor asset representations reviewer will be appointed.

Dispute Resolution

Provisions	Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the “initial requesting certificateholder” (if any) and to the certificate administrator who will make such notice available to all other certificateholders and certificate owners indicating the enforcing servicer’s intended course of action with respect to the repurchase request. Such notice will notify all certificateholders and certificate owners that in the event any certificateholder disagrees with the enforcing servicer’s intended course of action, the enforcing servicer will be required to follow the course of action agreed to and/or proposed by the majority of the responding certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Dispute Resolution

Provisions (cont’d)	“Resolved” means, with respect to a repurchase request, (i) the related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has paid a loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vii) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

The Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: CX – 350 & 450 WATER STREET

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: CX – 350 & 450 WATER STREET

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: CX – 350 & 450 WATER STREET

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller(4)		3650 REIT, GACC
Location (City/State)	Cambridge, Massachusetts		Cut-off Date Balance(3)		$77,900,000
Property Type	Mixed Use - Laboratory/Office		Cut-off Date Balance per SF(3)		$889.39
Size (SF)	915,233		Percentage of Initial Pool Balance(3)		8.5%
Total Occupancy as of 10/14/2021	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 10/14/2021	100.0%		Type of Security		Fee
Year Built / Latest Renovation	2021 / NAP		Mortgage Rate(5)		2.79200%
Appraised Value(1)	$1,954,000,000		Original Term to Maturity (Months)(5)		120
Appraisal Date(1)	4/1/2023		Original Amortization Term (Months)		NAP
Borrower Sponsors(2)	DivcoWest; California State Teachers’ Retirement System; Teacher Retirement System of Texas		Original Interest Only Period (Months)(5)		120
Property Management	Divco West Real Estate Services, Inc.		First Payment Date		12/6/2021
			Anticipated Repayment Date(5)		11/6/2031
			Maturity Date(5)		11/6/2036
Underwritten Revenues		$92,929,288
Underwritten Expenses		$12,225,756	Escrows(6)
Underwritten Net Operating Income (NOI)		$80,703,532		Upfront	Monthly
Underwritten Net Cash Flow (NCF)		$80,566,247	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)(3)		41.7%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)(3)(5)		41.7%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(3)		3.50x / 3.50x	TI/LC	$52,062,079	Springing
Debt Yield Based on Underwritten NOI / NCF(3)		9.9% / 9.9%	Other(7)	$97,383,122	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Notes	$814,000,000	66.4%	Existing Debt	$617,846,136	50.4%
Junior Notes	411,000,000	33.6	Return of Equity	451,939,763	36.9
			Upfront Reserves	149,445,201	12.2
			Closing Costs	5,768,900	0.5
Total Sources	$1,225,000,000	100.0%	Total Uses	$1,225,000,000	100.0%

(1)	Based on the “Prospective Market Value Upon Completion & Stabilization” appraised value of $1.954 billion as of April 1, 2023, which assumes that the outstanding capital expenditure of approximately $56 million for the 350 Water Street building and $80 million for 450 Water Street building are fully funded and reserved by the lender, and that these reserved funds would pass with title to any purchaser of the CX – 350 & 450 Water Street Property (as defined below). The appraisal concluded to an “as-is” appraised value of $1.778 billion as of September 8, 2021. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 45.8% for the CX - 350 & 450 Water Street Senior Notes (as defined below), and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 68.9% for the CX - 350 & 450 Water Street Whole Loan (as defined below). The appraisal concluded to an aggregate “as dark” appraised value of $1.901 billion. The “as dark” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 42.8% for the CX - 350 & 450 Water Street Senior Notes, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 64.4% for the CX - 350 & 450 Water Street Whole Loan.
(2)	There is no non-recourse carveout guarantor or environmental indemnitor for the CX - 350 & 450 Water Street Whole Loan.
(3)	The CX - 350 & 450 Water Street Loan (as defined below) is part of the CX - 350 & 450 Water Street Whole Loan evidenced by 20 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $814.0 million and four junior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $411.0 million. LTV Ratios, DSCR, Debt Yield and Cut-off Date Balance per SF set forth above are calculated based on the outstanding balance of the senior notes and exclude the subordinate notes.
(4)	The CX – 350 & 450 Water Street Whole Loan was co-originated by DBR Investments Co. Limited, JPMorgan Chase Bank, National Association, Bank of America, N.A. and 3650 Cal Bridge Lending, LLC. 3650 REIT will be contributing Note A-4-2 and Note A-4-3 with an aggregate Cut-off Date Balance of $52.9 million and GACC will be contributing Note A-1-7 with a Cut-off Date Balance of $25.0 million to the 3650R 2021-PF1 securitization.
(5)	The CX - 350 & 450 Water Street Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of November 6, 2031 and a final maturity date of November 6, 2036. The initial interest rate for the CX – 350 & 450 Water Street Whole Loan is 2.79200% per annum. After the ARD, the interest rate will increase by 200 basis points over the greater of (x) 2.792000%, and (y) (1) the swap rate in effect on the ARD plus (2) 1.26000%. The metrics presented above are calculated based on the ARD.
(6)	See “—Escrows” below.
(7)	Other upfront reserve includes a Base Building Work Reserve of approximately $86,650,891 and an Aventis Rent Reserve of approximately $10,732,231.

■	The Mortgage Loan. The mortgage loan (the “CX - 350 & 450 Water Street Loan”) is part of a whole loan (the “CX - 350 & 450 Water Street Whole Loan”) comprised of (i) 20 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $814.0 million (the “CX - 350 & 450 Water Street Senior Notes”), and (ii) four pari passu junior notes with an aggregate outstanding principal balance as of the Cut-off Date of $411.0 million (the “CX - 350 & 450 Water Street Junior Notes”) as detailed in the “Whole Loan Summary” table below. The CX - 350 & 450 Water Street Loan, evidenced by the non-controlling Note A-1-7, Note A-4-2 and Note A-4-3, has an aggregate outstanding principal balance as of the Cut-off Date of approximately $77,900,000 and represents approximately 8.5% of the Initial Pool Balance. The CX – 350 & 450 Water Street Whole Loan is secured by the borrowers’ fee interest in two adjacent Class A life sciences laboratory and office buildings located in Cambridge, Massachusetts (the “CX - 350 & 450 Water Street Property”). The borrowers utilized proceeds for the CX - 350 & 450 Water Street Whole Loan to retire existing debt, fund upfront reserves, pay closing costs and return equity to the borrower sponsors.

The CX - 350 & 450 Water Street Whole Loan has a 10-year interest-only term through the ARD of November 6, 2031 and a final maturity date of November 6, 2036. After the ARD, through and including November 6, 2036, the following structure will apply: the interest rate will increase (such new rate, the “Adjusted Interest Rate”) by 200 basis points over the greater of (x) 2.79200%, and (y)(1) the swap rate in effect on the ARD plus (2) 1.26000%; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox / Cash Management.” For the period from the origination date through the ARD, the CX - 350 & 450 Water Street Whole Loan accrues interest at the rate of 2.79200% per annum.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: CX – 350 & 450 WATER STREET

The CX - 350 & 450 Water Street Whole Loan has an initial term to the ARD of 120 months and has a remaining term to the ARD of 120 months as of the Cut-off Date. The CX - 350 & 450 Water Street Whole Loan requires payments of interest only until the ARD in November 2031 or, if not repaid on the ARD, the final maturity date in November 2036. The CX - 350 & 450 Water Street Whole Loan may be voluntarily prepaid in whole (but not in part, except in relation to a collateral release) beginning on or after the payment date in December 2023 with the payment of the yield maintenance premium if such prepayment occurs prior to the payment date in May 2031. In addition, the CX – 350 & 450 Water Street Whole Loan may be defeased in whole (but not in part, except in relation to a collateral release) at any time after the earlier to occur of (i) October 14, 2024 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized.

The table below summarizes the promissory notes that comprise the CX - 350 & 450 Water Street Whole Loan. The relationship between the holders of the CX - 350 & 450 Water Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(1)	Controlling Piece
A-1-1, A-2-1, A-3-1, A-4-1	$285,000,000	285,000,000	CAMB 2021-CX2(2)	Yes
A-1-3, A-3-2	94,000,000	94,000,000	Benchmark 2021-B30(2)	No
A-4-2, A-4-3, A-1-7(3)	77,900,000	77,900,000	3650R 2021-PF1	No
A-1-2, A-1-4, A-1-5, A-1-6, A-1-8, A-1-9	225,161,224	225,161,224	DBRI	No
A-2-2, A-2-3, A-2-4, A-2-5	107,959,184	107,959,184	BANA	No
A-3-3	23,979,592	23,979,592	JPMCB	No
Total Senior Notes	$814,000,000	$814,000,000
B-1, B-2, B-3, B-4	411,000,000	411,000,000	CAMB 2021-CX2(2)	No
Whole Loan	$1,225,000,000	$1,225,000,000

(1)	Notes held by lenders are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	Expected to close on or prior to the Closing Date.
(3)	3650 REIT is contributing Note A-4-2 and Note A-4-3 with an aggregate outstanding principal balance of $52.9 million as of the Cut-off Date and GACC is contributing Note A-1-7 with an outstanding principal balance as of the Cut-off Date of $25.0 million.

■	The Mortgaged Property. The CX – 350 & 450 Water Street Property consists of two Class A LEED Gold (targeted), life sciences laboratory and office buildings totaling 915,233 sq. ft. located in Cambridge, Massachusetts. The CX – 350 & 450 Water Street Property includes (i) the 350 Water Street building (Parcel G), which is a laboratory building consisting of 511,157 sq. ft. and (i) the 450 Water building (Parcel H), which is a contemporary office building consisting of 404,076 sq. ft. Designed by Perkins +Will (350 Water Street) and NBBJ (450 Water Street), the CX – 350 & 450 Water Street Property has views of both the Cambridge and Boston skylines. The CX – 350 & 450 Water Street Property has an adjacent open space with playing field, a plaza to host food trucks and nearby access to two MBTA stops (Green and Orange line). The Lechmere MBTA green line is a 5-minute walk away. The CX – 350 & 450 Water Street Property is 100.0% leased to Aventis Inc. (wholly owned by Sanofi).

The 350 Water Street building is a 12-story building featuring laboratory space, ground floor retail, a third-floor terrace, three below-grade parking levels with 377 parking spaces (0.74 per 1,000 sq. ft.), bike storage with showers, an adjacent open space with playing field and fitness center. The 350 Water Street building has 15’ - 19’ ceiling heights and eight passenger elevators. The 350 Water Street building is anticipated to be Wired Score Platinum and LEED Gold certified upon completion.

The 450 Water Street building is a 9-story building featuring office space, ground floor retail, a two-story mezzanine, three above-grade and two below-grade parking levels with 440 parking spaces (1.09 per 1,000 sq. ft.) and bike storage. The 450 Water Street building has 14’ - 16’ ceiling heights and five passenger elevators. The 350 Water Street building is anticipated to be Wired Score Platinum, WELL Gold and LEED Gold certified upon completion.

The CX – 350 & 450 Water Street Property is currently in the process of finishing construction and expected to be substantially completed for the 350 Water Street building in the second quarter of 2022 and the fourth quarter of 2021 for the 450 Water Street property. At loan origination, the borrowers reserved the following with the lender: (i) $86,650,891 for base building work related to hard costs, hard cost contingency, soft costs and soft cost contingency for the CX – 350 & 450 Water Street Property, (ii) approximately $15,483,880 of tenant improvement allowance related to the 350 Water Street property and $28,254,233 of tenant improvement allowance related to the 450 Water Street building and (iii) approximately $8,323,967 of leasing commissions related to the 450 Water Street property. The below is a chart which details the borrower sponsors’ development budgets, which do not include land allocations or financing

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: CX – 350 & 450 WATER STREET

costs. We cannot assure you either the 350 Water Street building or the 450 Water Street building will be completed as expected or at all.

Development Budget Summary

	350 Water Street (Parcel G)		450 Water Street (Parcel H)
	Budget	Remaining Cost	Budget	Remaining Cost
Hard Costs	$221,627,140	$35,507,711	$181,926,397	$28,882,890
HC Contingency	915,139	1,065,231	866,487	866,487
Soft Costs	43,854,255	8,357,324	42,547,726	11,379,153
SC Contingency	210,241	250,720	341,375	341,375
TI Allowance	139,789,250	15,483,880	64,916,764(1)	28,254,233
Leasing Commissions	26,886,858	0	21,254,398	8,323,967
Total	$433,282,883	$60,664,866	$311,853,147	$78,048,105

(1)	A portion of the TI Allowance is carried in the Hard Costs.

Sole Tenant. As of October 14, 2021, the CX – 350 & 450 Water Street Property is 100.0% leased to Aventis Inc., a wholly owned subsidiary of Sanofi S.A. (“Sanofi”) (rated A+/A1/AA by Fitch/Moody’s/S&P), which is the guarantor under the Aventis Inc. leases. Founded in 1973, Sanofi is a multinational pharmaceutical company headquartered in Paris, France. Sanofi engages in the research and development, manufacturing, and marketing of pharmaceutical drugs principally in the prescription market. Sanofi (NYSE:SNY) is publicly traded on the NASDAQ stock exchange and had a market cap of approximately $123.1 billion as of October 16, 2021.

The CX – 350 & 450 Water Street Property is expected to serve as Sanofi’s North American Research headquarters, where it is expected to consolidate approximately 3,000 employees from a number of local offices in the Boston area, as well as the Company’s Center of Excellence dedicated to mRNA vaccine research. Additionally, Sanofi is expected to consolidate approximately 400 employees from various sites at the Cambridge Crossing development and in Lyon, France to form a Center of Excellence dedicated to mRNA vaccine research. Sanofi plans to invest more than $476.0 million per year to develop vaccines against infectious diseases.

The CX – 350 & 450 Water Street Property is currently undergoing a buildout with expected completion dates of the second quarter of 2022 for the 350 Water Street building and the fourth quarter of 2021 for the 450 Water Street building. We cannot assure you the buildouts will be completed as expected or at all. Sanofi’s tenant buildout contract and base building changes total approximately $304.3 million ($595 PSF) for the 350 Water Street building and approximately $90.9 million ($225 PSF) for the 450 Water Street building. Sanofi is entitled to receive an approximately $139.8 million ($273 PSF) tenant improvement allowance for the 350 Water Street building and an approximately $73.7 million ($182 PSF) tenant improvement allowance for the 450 Water Street building. In total, the approximately $395.2 million ($432 PSF) tenant buildout contract and base building changes do not include any tenant investment for soft costs. Additionally, the approximately $395.2 million ($432 PSF) can be paid from the tenant improvement allowance to the extent available. In addition to the tenant buildout contract and base building changes, Sanofi is expected to invest approximately $181.7 million ($198 PSF) into the CX – 350 & 450 Water Street Property, not including FF&E.

Aventis Inc. executed two, 15-year term leases at the CX – 350 & 450 Water Street Property in late 2018. The rent commencement date of the lease at 350 Water Street was July 1, 2021. The rent commencement date of the lease at 450 Water Street is tied to substantial completion, with it occurring the later of (i) November 10, 2021 and (ii) the date that is 46 days prior to the substantial completion date for the base building work. The sole tenant, Aventis Inc. is not yet in occupancy of the 450 Water Street building, pending the buildout of its space. We cannot assure you that the buildout of the CX – 350 & 450 Water Street Property will be completed as expected or at all, or that Aventis Inc. will take occupancy as expected or at all. At loan origination, the borrowers reserved approximately $10,732,231 into a gap rent reserve for the Aventis Inc. lease related to the 450 Water Street building. Aventis Inc. has the right to terminate each of its respective leases effective as of the end of its 14th lease year subject to a termination fee equal to 12 months base rent.

The blended starting base rent for the Aventis Inc. leases are $71.53 PSF (NNN) for 350 Water Street and 450 Water Street. Base rent for the laboratory building, 350 Water Street, is $75.90 PSF and base rent for the office building, 450 Water Street, is $66.00 PSF, with both leases including approximately 2.5% annual rent steps. Sanofi did not receive any free rent as part of its lease. The in-place rent at the 350 Water Street building is approximately 31.0% below the appraisal’s concluded market rent of $110.00 PSF (NNN) for the laboratory space and in-place rent at the 450 Water Street building is approximately 22.4% below the appraisal’s concluded market rent of $85.00 PSF (NNN) for the office space. Sanofi’s guarantees of the leases at the 350 Water Street and 450 Water Street buildings have guaranty caps of $207.5 million and $142.5 million, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: CX – 350 & 450 WATER STREET

COVID-19 Update. As of October 14, 2021, the CX – 350 & 450 Water Street Whole Loan is not subject to any forbearance, modification or debt service relief request. The first payment date for the CX – 350 & 450 Water Street Loan is December 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the tenant at the CX - 350 & 450 Water Street Property:

Largest Tenant Based on Underwritten Base Rent(1)

Tenant Name(2)	Credit Rating (Fitch/MIS/S&P)(3)	Tenant GLA(4)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration(5)	Renewal / Extension Options
Aventis Inc. (350 Water Street)	A1 / A+ / AA	511,157	55.8%	$38,796,816	59.3%	$75.90	6/30/2036	2, 10-year options
Aventis Inc. (450 Water Street)	A1 / A+ / AA	404,076	44.2	26,669,016	40.7	$66.00	11/30/2036(6)	2, 10-year options
Total Occupied		915,233	100.0%	$65,465,832	100.0%	$71.53
Vacant		0	0.0	0
Total / Wtd. Avg.		915,233	100.0%	$65,465,832

(1)	Based on the underwritten rent roll dated October 14, 2021.
(2)	Aventis Inc. is currently not in occupancy, pending the substantial completion of the buildout out of its spaces at the CX- 350 & 450 Water Street Property. The CX – 350 & 450 Water Street Property is currently undergoing a buildout with expected completion dates of the second quarter of 2022 for the 350 Water Street building and fourth quarter of 2021 for 450 Water Street building. The lease at 350 Water Street commenced on July 1, 2021. The commencement of the lease at 450 Water Street is tied to substantial completion, with it occurring the later of (i) November 10, 2021 and (ii) the date that is 46 days prior to the substantial completion date for the base building work.
(3)	The credit ratings are those of the direct parent company, Sanofi, which is the guarantor under the leases.
(4)	The Tenant GLA includes up to 10,000 sq. ft. of terrace space for 350 Water Street and up to 4,000 sq. ft. of terrace space for 450 Water Street.
(5)	Aventis Inc. has the right to terminate each of the leases, with a termination fee, effective as of the end of its 14th lease year. If Aventis Inc. to exercise the early termination right, it must deliver to the landlord between 24 and 36 months prior to the early termination date (a) notice that the early termination right has been exercised and (b) the early termination payment. The early termination payment equals the sum of (i) the 12 monthly installments of base rent that would have been due for the 12-month period immediately following the early termination date in the absence of such termination and (ii) the stipulated operating expenses/tax component per the lease.
(6)	Based on an anticipated rent commencement of November 10, 2021. The actual rent commencement date, anniversary date, and expiration date to be determined as provided in the 450 Water Street lease and amendments, related to the substantial completion of the base building work at the 450 Water Street building.

The following table presents certain information relating to the lease rollover schedule at the CX - 350 & 450 Water Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	0	0
2021	0	0.0%	0.0%	$0	0.0%	0	0
2022	0	0.0%	0.0%	$0	0.0%	0	0
2023	0	0.0%	0.0%	$0	0.0%	0	0
2024	0	0.0%	0.0%	$0	0.0%	0	0
2025	0	0.0%	0.0%	$0	0.0%	0	0
2026	0	0.0%	0.0%	$0	0.0%	0	0
2027	0	0.0%	0.0%	$0	0.0%	0	0
2028	0	0.0%	0.0%	$0	0.0%	0	0
2029	0	0.0%	0.0%	$0	0.0%	0	0
2030	0	0.0%	0.0%	$0	0.0%	0	0
2031	0	0.0%	0.0%	$0	0.0%	0	0
2032 & Thereafter	915,233	100.0%	100.0%	65,465,832	100.0%	$71.53	2
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	915,233	100.0%		$65,465,832	100.0%	$71.53	2

(1)	Based on the underwritten rent roll dated October 14, 2021.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The following table presents certain information relating to historical leasing at the CX - 350 & 450 Water Street Property:

Historical Leased %(1)(2)

2018	2019	2020	As of 10/14/2021(3)
NAP	NAP	NAP	100.0%

(1)	As provided by the borrowers and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Historical occupancy is not available because the CX - 350 & 450 Water Street Property is currently being built. As of October 8, 2021, the base building work for the CX – 350 & 450 Water Street Property is 90% complete.
(3)	Based on the underwritten rent roll dated October 14, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: CX – 350 & 450 WATER STREET

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the CX - 350 & 450 Water Street Property:

Cash Flow Analysis(1)(2)(3)

	Underwritten	Underwritten PSF
Base Rent(4)	$65,465,832	$71.53
Straight Line Base Rent Average(5)	13,436,165	$14.68
Gross Potential Rent	$78,901,997	$86.21
Tenant Recoveries	11,768,903	$12.86
Total Recoveries	$11,768,903	$12.86
Other Income	$3,673,555	$4.01
Total Gross Income	$94,344,455	$103.08
Vacancy	(1,415,167)	($1.55)
Effective Gross Income	$92,929,288	$101.54
Total Fixed Expenses	$7,998,329	$8.74
Total Variable Expenses	$4,227,428	$4.62
Total Expenses	$12,225,756	$13.36
Net Operating Income	$80,703,532	$88.18
Reserves for Replacements	137,285	$0.15
TI/LC	0	$0.00
Net Cash Flow	$80,566,247	$88.03

Occupancy(6)	98.5%
NOI Debt Yield(7)	9.9%
NCF DSCR(7)	3.50x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Historical financial information and occupancy is not available because the CX - 350 & 450 Water Street Property is currently being built. As of October 8, 2021, the base building work for the CX – 350 & 450 Water Street Property is 90% complete.
(3)	Based on the underwritten rent roll dated October 14, 2021.
(4)	The rent commencement date for the lease at 350 Water Street was in July 2021. The rent commencement date of the lease at 450 Water Street is tied to substantial completion, with it occurring the later of (i) November 10, 2021 and (ii) the date that is 46 days prior to the substantial completion date for the base building work. At loan origination, the borrowers reserved approximately $10,732,231 into a gap rent reserve for the Aventis Inc. lease related to the 450 Water Street building.
(5)	Straight-line average rent credit for Aventis Inc. (Sanofi, investment grade rated parent company) through its lease term, including parking income rent adjusted for increases of 2.0% adjusted for CPI. The straight-line rent averages result in an average NNN base rent of $90.99 PSF for the 350 Water Street lease and $78.98 PSF for the 450 Water Street lease over the life of the lease.
(6)	Occupancy is based on the economic occupancy.
(7)	The NOI Debt Yield and the NCF DSCR are calculated based on the Senior Notes.

■	Appraisal. According to the appraisal, the CX - 350 & 450 Water Street Property has an “Prospective Market Value Upon Completion & Stabilization” appraised value of $1,954,000,000 as of April 1, 2023, which assumes that the outstanding capital expenditure of approximately $56 million for the 350 Water Street building and $80 million for 450 Water Street building are fully funded and reserved by the lender, and that these reserved funds would pass with title to any purchaser of the CX – 350 & 450 Water Street Property (as defined below). The appraisal concluded to an “as-is” appraised value of $1.778 billion as of September 8, 2021. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 45.8% for the CX - 350 & 450 Water Street Senior Notes, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 68.9% for the CX - 350 & 450 Water Street Whole Loan. The appraisal concluded to an aggregate “as dark” appraised value of $1.901 billion. The “as dark” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 42.8% for the CX - 350 & 450 Water Street Senior Notes, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 64.4% for the CX - 350 & 450 Water Street Whole Loan

Building Name	Appraisal Approach	Appraised Value	Capitalization Rate
350 Water Street	Direct Capitalization Approach	$1,149,000,000	3.65%
350 Water Street	Discounted Cash Flow Approach	$1,150,000,000	4.00%(1)
450 Water Street	Direct Capitalization Approach	$786,000,000	3.65%
450 Water Street	Discounted Cash Flow Approach	$786,000,000	4.00%(1)

(1)	Represents the terminal capitalization rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: CX – 350 & 450 WATER STREET

■	Environmental Matters. According to a Phase I environmental report dated September 23, 2021, a REC was identified at each of the two parcels comprising the CX – 350 & 450 Water Street Property in connection with residual subsurface impacts related to historical releases of chemicals including volatile organic compounds, hydrocarbons and heavy metals. Remediation is ongoing and is being performed by the related borrowers. An environmental insurance policy was put in place for each parcel. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for more information.

■	Market Overview and Competition. The CX – 350 & 450 Water Street Property is located in the Cambridge market within the Greater Boston area. The city of Cambridge is located in the Boston core-based statistical area directly north of the city of Boston and separated from Boston’s central business district (“CBD”) by the Charles River. Cambridge is bordered by Somerville to the north and Watertown to the west. The city is acclaimed for its unique mix of venture capital, National Institutes of Health (NIH) funding and state investments. In recent years, Cambridge has become a life sciences and biotechnology hub not only for the northeast, but for the entire United States. Cambridge is home to over 5,000 private business establishments with major companies including Watson Health, Amgen, Facebook and Apple, among others.

The Cambridge market is best known for its innovation and high concentration of research and development operations. Cambridge has one of the highest densities of educated people in the world with 42 colleges, universities and community colleges in the Boston/Cambridge area, including being home to Harvard University and the Massachusetts Institute of Technology (MIT). There are over 11,000 undergraduate students and over 11,000 graduate students living in Cambridge.

The CX – 350 & 450 Water Street Property is part of a larger 4.5 million sq. ft. master-planned mixed-use-transit-oriented development known as Cambridge Crossing, which is an innovation community in East Cambridge, proximate to Kendall Square. Cambridge Crossing is spread across 43 acres and is expected to total over 17 buildings consisting of over 2.1 million sq. ft. of science and technology space, 2.4 million sq. ft. of residential space, 100,000 sq. ft. of retail space and 11 acres of open space. The development of Cambridge Crossing has approximately 2.5 million sq. ft. completed or under construction and recent leases to Philips, Sanofi, and Bristol Myers Squibb.

Cambridge Crossing benefits from its various forms of transit, including one MBTA (Green Line) station soon to be on site, and one MBTA (Orange Line) station a short walk away, four Hubway stations, designated bike lanes, an EZ ride and private Cambridge Crossing shuttle, walking paths and acres of green spaces. In addition, Cambridge Crossing is approximately 3.5 miles from the Boston Logan International Airport.

The following table presents the submarket statistics for the laboratory and office space in the Cambridge market:

Laboratory Submarket Statistics(1)
Submarket	Inventory	Overall Vacancy Rate	Direct Vacancy Rate	YTD Construction Completions	YTD Overall Absorptions	Under Construction	Direct Avg. Rent	Direct Avg. Rent (Class A)
Alewife	1,192,000	1.0%	0.0%	0	100,681	3,100,000	$71.00	N/A
East Cambridge	7,397,000	1.3%	0.0%	0	(56,745)	2,304,000	$105.81	$105.81
Mid Cambridge	3,934,000	1.3%	0.0%	0	(41,966)	0	$82.88	$81.07
Total/Wtd. Avg.	12,523,000	1.0%	0.0%	0	1,970	5,404,000	$100.40	$104.14

(1)	Source: Appraisal.

Office Submarket Statistics(1)
Submarket	Inventory	Overall Vacancy Rate	Direct Vacancy Rate	YTD Construction Completions	YTD Overall Absorptions	Under Construction	Direct Avg. Rent	Direct Avg. Rent (Class A)
Alewife	1,652,770	5.6%	3.6%	0	37,442	0	$59.92	$60.22
East Cambridge	8,207,363	7.2%	2.8%	0	196,420	1,235,423	$82.60	$82.29
Mid Cambridge	2,175,363	6.8%	3.7%	0	(40,073)	0	$65.07	$80.56
Total/Wtd. Avg.	12,035,496	6.9%	3.0%	0	193,789	1,235,423	$75.07	$79.92

(1)	Source: Appraisal.

The laboratory lease comparables range in size from 40,000 sq. ft. to 260,000 sq. ft. with lease terms ranging from 5 to 15 years. The comparables exhibit a range in rents from $88.50 to $105.00 PSF, with an average of $95.20 PSF on a net basis. Free rent concessions ranged from 0 to 12 months, averaging 1.71 months with tenant improvement allowances ranging from $0.00 to $225.00 PSF, an average of $182.14 PSF.

The appraiser concluded to a market rent of $110.00 PSF at 350 Water Street, which is a 44.9% premium to the in-place rent of $75.90 PSF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: CX – 350 & 450 WATER STREET

The following table summarizes the comparable laboratory leases in the surrounding market.

Summary of Comparable Laboratory Leases(1)
Property	Location	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps	TI PSF
350 Water Street(2)	Cambridge, MA	2021(3)	Aventis Inc.	Jul-21	15.0	Net	511,157	$75.90	2.50%	$250.00
Seaport Labs	Boston, MA	2023	Eli Lilly LOI	Jan-23	15.0	Net	165,000	$103.00	3.00%	$210.00
201 Brookline Avenue	Boston, MA	2022	Verve Therapeutics	Jun-22	15.0	Net	105,000	$91.00	3.00%	$225.00
Cambridge Crossing EF	Cambridge, MA	2023	Bristol Myers Squibb	May-22	15.0	Net	40,000	$105.00	2.75%	$225.00
238 Main Street	Cambridge, MA	2021	Beam Therapeutics	Aug-21	12.0	Net	122,620	$96.50	3.00%	$190.00
65 Landsdowne Street	Cambridge, MA	2001	Brigham and Women’s	Feb-21	5.0	Net	112,410	$100.00	3.00%	$0.00
Cambridge Crossing EF	Cambridge, MA	2023	Bristol Myers Squibb	Aug-20	15.0	Net	260,000	$88.50	2.50%	$225.00
Cambridge Crossing	Cambridge, MA	2019	Cereval	Feb-20	10.0	Net	59,865	$92.00	3.00%	$200.00
Total/Wtd. Avg.(4)					12.4		123,556	$95.20		$186.20

(1)	Source: Appraisal.
(2)	Based on the rent roll dated October 14, 2021.
(3)	The 350 Water Street building is in the process of finishing construction with the base building substantial completion date expected in the second quarter of 2022. We cannot assure you the base building construction will be completed as expected or at all.
(4)	The Total/Wtd. Avg. excludes the 350 Water Street building.

The office lease comparables range in size from 47,304 sq. ft. to 581,538 sq. ft. and have lease terms ranging from 10 to 15 years. The lease comparables exhibit a range in rents from $64.95 to $100.00 PSF, with an average of $79.16 PSF on a net basis. Free rent concessions ranged from 0 to 8 months, averaging two months with tenant improvement allowances ranging from $0.00 to $161 PSF, an average of $66.00 PSF. The Google lease ($88.50) and Bluebird Bio ($100) are most comparable to the 450 Water Street building due to their Cambridge locations but warrant slight downward adjustments as they are in Kendall Square.

The appraiser concluded to a market rent of $85.00 PSF at 450 Water Street, which is a 28.8% premium to the in-place rent of $66.00 PSF.

The following table summarizes the comparable office leases in the surrounding market.

Summary of Comparable Office Leases(1)
Property	Location	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps	TI PSF
450 Water Street(2)	Cambridge, MA	2021(3)	Aventis Inc.	Nov-21(4)	15.0	Net	404,076	$66.00	2.50%	$175.00
Seaport Labs I	Boston, MA	2023	Foundation Medicine (Shell)	Sep-23	15.0	Net	581,538	$69.50	2.50%	$0.00
1001 Boylston Street	Boston, MA	2022	CarGurus	Jun-23	15.0	Net	225,428	$64.95	$1.30/SF	$161.00
Google HQ	Cambridge, MA	2022	Google	Apr-22	15.0	Net	385,423	$88.50	$1.00/SF	$84.00
222 Berkeley Street	Boston, MA	1991	GW&K Investments	Feb-21	10.0	Net	47,304	$72.00	2.00%	$85.00
Alexandria Center	Cambridge, MA	2017	Bluebird Bio	Jan-21	10.0	Net	267,000	$100.00	3.00%	$0.00
Total/Wtd. Avg.(5)					13.0		301,339	$79.16		$48.24

(1)	Source: Appraisal.
(2)	Based on the rent roll dated October 14, 2021.
(3)	The 450 Water Street building is currently in the process of finishing its construction with the base building substantial completion date expected in the fourth quarter of 2021. We cannot assure you that the base building work will be completed as expected or at all.
(4)	The commencement of the lease at 450 Water Street, which is tied to base building substantial completion, will occur the later of (i) November 10, 2021 and (ii) the date that is 46 days prior to the substantial completion date for the base building work.
(5)	The Total/Wtd. Avg. excludes the 450 Water Street building.

■	The Borrowers. The borrowers are DW PropCo G, LLC and DW PropCo H, LLC, both Delaware limited liability companies and single purpose entities with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the CX - 350 & 450 Water Street Whole Loan. There is no non-recourse carveout guarantor or environmental indemnitor for the CX – 350 & 540 Water Whole Loan. The borrower sponsors are a joint venture between DivcoWest (“Divco”), California State Teachers’ Retirement System (“CalSTRS”), and Teacher Retirement System of Texas (“TRS”).

Founded in 1993, Divco is a multidisciplinary investment firm headquartered in San Francisco, California with over 160 employees across six investment offices. Divco is an experienced developer, owner and operator of real estate throughout the United States, with significant expertise in Boston, having invested in and managed over 22 commercial properties in the area, including offices in the Seaport, Financial District, and East Cambridge submarkets. Most notably, Divco owned and operated One Kendall Square, a life sciences office campus in the Kendall Square submarket. As of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: CX – 350 & 450 WATER STREET

June 30, 2021, Divco had over $13.7 billion in assets under management. Since inception, Divco has acquired approximately $55.0 million sq. ft.

CalSTRS is reported to be the nation’s second largest public pension fund with assets totaling approximately $312.2 billion as of September 30, 2021. Their investment portfolio is broadly diversified into nine asset categories, approximately including 12.8% (approximately $39.8 billion) which is allocated towards real estate investments in institutional Class A commercial assets across the United States. Divco and CalSTRS have an 18-year history of investing together with Divco investing over $1.5 billion into various Divco sponsored investment vehicles.

Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges, and universities supported by the State of Texas. As of August, 31 2020, the agency is serving nearly 1.7 million participants and had assets under management of nearly $187 billion. TRS is the largest public retirement system in Texas in both membership and assets.

■	Escrows. At loan origination, the borrowers deposited approximately (i) $52,062,079 into an existing TI/LC reserve, (ii) $86,650,891 into a base building work reserve and (ii) $10,732,231 into an Aventis rent reserve.

Tax Reserve – During a Trigger Period, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes.

Insurance Reserve – During a Trigger Period, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect.

Rollover Reserve – During a Lease Sweep Period, all available cash will be swept into the deposit account held by the lender, which will be transferred to the rollover reserve.

■	Lockbox and Cash Management. The CX - 350 & 450 Water Street Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters instructing all tenants to deposit rents into a lender-controlled lockbox account. The borrowers are required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received by the borrowers or the manager are required to be deposited in the lockbox account within two business days following receipt. During the continuance of a Trigger Period (as defined below), funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Prior to the ARD, all excess cash is required to be transferred to a lender-controlled account as additional collateral for the CX - 350 & 450 Water Street Whole Loan, subject to certain permitted uses by the borrowers described in the loan documents, and except as described below with respect to a Lease Sweep Period. If the CX - 350 & 450 Water Street Whole Loan is not paid by the ARD, from and after the ARD, the CX - 350 & 450 Water Street Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

After the ARD, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the CX – 350 & 450 Water Street Whole Loan, first to the CX – 350 & 450 Water Street Senior Notes and then to the CX – 350 & 450 Water Street Junior Notes, until the outstanding principal balance has been reduced to zero, then to any excess interest until the excess interest has been reduced to zero and then to any other indebtedness due under the CX – 350 & 450 Water Street Whole Loan until the other indebtedness has been reduced to zero.

A “Trigger Period” will commence upon (i) the ARD, (ii) the occurrence of an event of default under the CX - 350 & 450 Water Street Whole Loan until cured, (iii) on any date from and after December 31, 2022, the debt service coverage ratio is less than 1.75x based on the CX - 350 & 450 Water Street Whole Loan as of two consecutive calendar quarters, and will end upon the earlier to occur of (a) the debt service coverage ratio based on the CX - 350 & 450 Water Street Whole Loan is equal to or greater than 1.75x for two consecutive calendar quarters or (b) the funds on deposit in the cash collateral account are equal to the sum of (x) $25,557,850, to the extent the 350 Water Street property has not been released and (y) $20,203,800, to the extent the 450 Water Street property has not been released, and (iv) the commencement of a Lease Sweep Period.

A “Lease Sweep Period” will commence (prior to the ARD), upon (i) the earliest to occur of (a) the date that is 12 months prior to the earliest stated expiration of the Lease Sweep Lease (as defined below), (b) the last date under such Lease Sweep Lease that the tenant has the right to give notice of its exercise of a renewal option, (c) with respect to

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: CX – 350 & 450 WATER STREET

any Lease Sweep Lease that is a Short Term Qualifying Lease (as defined below), the date that is 12 months prior to the ARD and (d) with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease, the date that the lender reasonably determines that a Lease Sweep Period commences in order for the aggregate amount of available cash that is projected to be deposited into the rollover account for the period commencing on such date through the ARD or early surrender of a Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date or the receipt by the applicable borrower or manager of written notice from the tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of such Lease Sweep Lease prior to its then current expiration date; (iii) solely with respect to any Lease Sweep Lease under which neither the tenant thereunder, nor any guarantor of all of the tenant’s obligations thereunder, is an investment grade entity, if such tenant has ceased operating its business (i.e., “goes dark”) in a majority of its leased space at the applicable property and the same has not been subleased, on the origination date or thereafter in accordance with the terms of the loan documents, pursuant to a sublease on the same or substantially similar or better terms as the applicable Lease Sweep Lease; (iv) a monetary or material non-monetary default under a Lease Sweep Lease by the tenant; or (v) the occurrence of an insolvency proceeding.

A Lease Sweep Period will end upon, (A) in the case of clauses (i)(a), (i)(b), (i)(c), and/or (i)(d) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account, (B) in the case of clause (i)(a) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option or otherwise extends its Lease Sweep Lease in accordance with the terms of the loan documents with respect to all of its Lease Sweep Space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account, (C) in the case of clause (ii) above, if the tenant under the applicable Lease Sweep Lease rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option, (D) in the case of clause (iii) above, the circumstances giving rise to a Lease Sweep Period under clause (iii) no longer exist; (E) in the case of clause (iv) above, the date on which the subject default has been cured; (F) in the case of clause (v) above, either (x) the applicable insolvency proceeding has terminated or (y) the applicable Lease Sweep Lease has been assumed or assumed and assigned to a third party in a manner reasonably satisfactory to the lender; (G) in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the properties have achieved a debt yield of not less than 6.0% and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account; or (H) in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the date on which funds in the rollover account collected with respect to the Lease Sweep Space in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep space.

A “Lease Sweep Lease” means (i) the Aventis Inc. lease at 350 Water Street property, (ii) the Aventis Inc. lease at the 450 Water Street property or (iii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates covers the majority of the Lease Sweep Lease space.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable sq. ft. of the applicable Lease Sweep Lease space that is the subject of a Lease Sweep Period multiplied by $50.00.

A “Short Term Qualifying Lease” means any qualified lease that has an initial term which does not extend at least two years beyond the ARD.

■	Property Management. The CX - 350 & 450 Water Street Property is managed by Divco West Real Estate Services, Inc., an affiliate of one of the borrower sponsors.

■	Current Mezzanine or Subordinate Indebtedness. The CX - 350 & 450 Water Street Junior Notes have an aggregate outstanding principal balance as of the Cut-off Date of $411.0 million and accrue interest at a fixed rate of 2.79200% per annum. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—CX - 350 & 450 Water Street Whole Loan” in the Preliminary Prospectus.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: CX – 350 & 450 WATER STREET

■	Release of Collateral. The CX - 350 & 450 Water Street Whole Loan documents allow, on any business day after December 6, 2023, any borrower to obtain the release of its respective property in connection with a bona fide third-party sale upon: (i) (a) the borrowers must partially prepay (with the prepayment fee) or partially defease the CX – 350 & 450 Water Street Whole Loan in an amount equal to, with respect to the release of the 350 Water Street property, 110% of the allocated loan amount and (b) with respect to the release of the 450 Water Street property, 105% of the allocated loan amount so long as after giving effect to such release, (ii) the debt service coverage ratio is equal to or greater than the greater of the debt service coverage ratio on the CX – 350 & 450 Water Street Whole Loan preceding such release and 1.90x and (iii) certain REMIC related conditions are satisfied. The allocated loan amount for the 350 Water Street property is $720,300,000 and the allocated loan amount for the 450 Water Street property is $504,700,000.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the CX - 350 & 450 Water Street Property plus the cost of rental loss and/or business interruption coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 50 HoRSEBLOCK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 50 HoRSEBLOCK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 50 HoRSEBLOCK

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		3650 REIT
Location (City/State)	Brookhaven, New York		Cut-off Date Principal Balance		$59,000,000
Property Type	Industrial		Cut-off Date Principal Balance per SF		$124.93
Size (SF)	472,278		Percentage of Initial Pool Balance		6.4%
Total Occupancy as of 11/5/2021	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 11/5/2021	100.0%		Type of Security		Fee
Year Built / Latest Renovation	1986 / 2015		Mortgage Rate		3.20000%
Appraised Value	$91,300,000		Original Term to Maturity (Months)		120
Appraisal Date	4/28/2021		Original Amortization Term (Months)		NAP
Borrower Sponsors	New Mountain Net Lease Corporation and New Mountain Net Lease Partners Corporation		Original Interest Only Period (Months) First Payment Date Maturity Date		120 7/5/2021 6/5/2031
Property Management	Self-Managed

Underwritten Revenues	$6,151,178
Underwritten Expenses	$864,229		Escrows(1)
Underwritten Net Operating Income (NOI)	$5,286,949			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,175,728		Taxes	$0	Springing
Cut-off Date LTV Ratio	64.6%		Insurance	$0	Springing
Maturity Date LTV Ratio	64.6%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	2.76x / 2.70x		TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.8%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$59,000,000	99.8%	Principal Equity Distribution(3)	$57,870,718	97.9%
Other Sources	100,000	0.2	Closing Costs	1,229,282	2.1

Total Sources	$59,100,000	100.0%	Total Uses	$59,100,000	100.0%

(1)	See “—Escrows” below.

(2)	The acquisition was funded on the borrower sponsors’ line and closed on March 22, 2021, for $89.25 million.

■	The Mortgage Loan. The 50 Horseblock mortgage loan (the “50 Horseblock Loan”) is an interest-only loan secured by a first mortgage encumbering the borrower’s fee interest in a flex industrial property located in Brookhaven, New York (the “50 Horseblock Property”). The 50 Horseblock Loan is evidenced by a promissory note with an original balance and outstanding balance as of the Cut-off Date of $59,000,000, representing approximately 6.4% of the Initial Pool Balance. The 50 Horseblock Property is 100% occupied by Amneal Pharmaceuticals LLC (NYSE: AMRX) through June 2043.

The 50 Horseblock Loan was originated by 3650 REIT on June 3, 2021. The 50 Horseblock Loan has an interest rate of 3.20000% per annum. The borrower utilized the proceeds of the 50 Horseblock Loan to recapitalize the 50 Horseblock Property and pay origination costs. The 50 Horseblock Loan had an initial term of 120 months and has a remaining term of 115 months as of the Cut-off Date. The 50 Horseblock Loan requires payments of interest only for the entire term of the loan. The stated maturity date is the due date in June 2031.

The 50 Horseblock Loan may be voluntarily prepaid in whole (but not in part) beginning on February 5, 2031 without the payment of any prepayment premium. In addition, the 50 Horseblock Loan may be (a) defeased in whole (but not in part) at any time after the later of (i) June 3, 2024 and (ii) two years after the Closing Date or (b) prepaid in whole (but not in part) on and after June 5, 2023 subject to a yield maintenance premium. In addition, if there is an event of default caused by a monetary or material tenant default under the Amneal lease, the borrower may repay all of the 50 Horseblock Loan prior to June 5, 2023, provided, however, such prepayment will be subject to a yield maintenance premium. The borrower sponsors also may prepay the 50 Horseblock Loan without any prepayment premium on the date upon which the lender exercises its rights pursuant to the 50 Horseblock Loan documents to prepay the 50 Horseblock Loan, and the lender actually applies net proceeds to the prepayment of the outstanding principal balance of the 50 Horseblock Loan, as a result of the occurrence of a casualty or condemnation that results in the sole tenant, Amneal, having terminated the Amneal lease pursuant to the express provisions of the Amneal lease.

■	The Mortgaged Property. The 50 Horseblock Property is comprised of a one- to three-story single-tenant flex industrial building containing 472,278 SF of net rentable area (“NRA”) situated on a 1,646,568 SF site located in Brookhaven, Suffolk County, New York. It is currently 100% leased to Amneal Pharmaceuticals LLC (“Amneal”). According to the appraisal, 40% of NRA is office space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 50 HoRSEBLOCK

Constructed in 1986 as a 92,000 SF office building for Arrow Electronics, Inc., the 50 Horseblock Property was sold in 2004 to Interpharm Holdings, a manufacturer and distributor of generic drugs in the U.S. Amneal acquired Interpharm Holdings’ assets in 2008. The acquisition included Interpharm’s manufacturing, R&D, and administrative facilities on Long Island, along with Interpharm’s intellectual property of approved ANDAs (abbreviated new drug applications), products under development, technology, and processes.

From 2014 to 2015, prior to the borrower sponsors’ March 22, 2021, acquisition of the 50 Horseblock Property, Amneal completed a 367,000 SF renovation, expansion, and modernization of the 50 Horseblock Property at a total cost in excess of $160.0 million, making the 50 Horseblock Property Amneal’s primary generic pharmaceutical manufacturing facility in the U.S.

As of November 5, 2021, the 50 Horseblock Property is 100% leased to and occupied by a single tenant, Amneal Pharmaceuticals LLC (NYSE: AMRX), for $11.59 per SF absolute triple net on a 22.5-year non-cancellable lease with two 10-year extension options that run through 2053 and 2063, respectively.

Amneal contributed approximately $135.1 million ($286/SF) to the total building costs and approximately $28.3 million ($60/SF) towards equipment. The facility includes clean rooms, has warehouse and packaging areas located throughout the nonoffice portions, and is temperature controlled throughout to handle manufacturing and storage of pharmaceutical products for distribution from the 50 Horseblock Property. Amneal is focused on developing, manufacturing, and distributing generic, specialty, and biosimilar products. The 50 Horseblock Property is used as manufacturing and R&D space for a variety of product types, including oral solids, soft gels, and hormonal products. The complex has 28’ clear ceiling heights and 12 loading docks. Parking is provided via 311 surface spaces resulting in a parking ratio of 0.66 spaces per 1,000 SF of NRA.

The modernization of the 50 Horseblock Property included its transformation into a Good Manufacturing Practices compliant facility. Good Manufacturing Practices is the FDA’s system for ensuring that products are consistently produced and controlled according to quality standards and covers all aspects of production to minimize the risks that cannot be eliminated even by robust testing of the final product.

Amneal was formed in 2002 by Chintu and Chirag Patel. Amneal, whose U.S. executive offices and headquarters are in Bridgewater, New Jersey and international corporate headquarters are in Ahmedabad, India, has become one of the top 10 generic pharmaceutical manufacturing companies in America and one of the five largest by prescription volume. Amneal now has 6,000 employees, more than 200 customers and over 250 generic products (with 200 in development).

For the fiscal year ending December 2020, Amneal generated approximately $2.0 billion in total revenue or 22.5% year-over-year growth following the company’s recent acquisition activity. Amneal’s market capitalization is approximately $860 million as of October 20, 2021. $1.3 billion of Amneal’s revenue was generated from generic products, approximately $355.6 million from specialty products, and $300.0 million is attributable to distribution. Of 2020 total revenue, the largest revenue contributor was a Parkinson’s medication, Rytary, which comprised 7.5% of total revenue.

■	COVID-19 Update. As of October 15, 2021, the 50 Horseblock Property is open and operating and is not subject to any forbearance, modification or debt service relief request. The October 2021 debt service payment under the 50 Horseblock Loan was made. As a pharmaceutical company involved in the R&D, manufacture, and distribution of medications, Amneal was considered an essential business throughout the coronavirus. Throughout this period, the 750 employees at the 50 Horseblock Property continued running operations in two shifts. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the sole tenant at the 50 Horseblock Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Amneal Pharmaceuticals LLC	NR / B3 / B	472,278	100.0%	$5,473,849	100.0%	$11.59	6/30/2043	Two, 10-year options
Total Occupied		472,278	100.0%	$5,473,849	100.0%	$11.59
Vacant		0	0.0	NAP	NAP	NAP
Total / Wtd. Avg.		472,278	100.0%	$5,473,849	100.0%	$11.59

(1)	Based on the underwritten rent roll dated November 5, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 50 HoRSEBLOCK

The following table presents certain information relating to the lease rollover schedule for the 50 Horseblock Property based on the initial lease expiration date:

Lease Expiration Schedule (1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% Of Total UW Base Rent	UW Base Rent $ per SF	# Of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031 & Thereafter	472,278	100.0	100.0%	5,473,849	100.0	$11.59	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	472,278	100.0%		$5,473,849	100.0%	$11.59	1

(1)	Based on the underwritten rent roll dated November 5, 2021, exclusive of the contractual rent steps through September 2021.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the 50 Horseblock Property:

Cash Flow Analysis(1)

	Underwritten(2)		Underwritten $ per SF
Base Rent	$5,473,849		$11.59
Rent Steps	136,846		0.29
Total Reimbursements	864,229		1.83
Vacancy & Credit Loss	(323,746)		(0.69)
Effective Gross Income	$6,151,178		$13.02

Real Estate Taxes	429,693		0.91
Insurance	250,000		0.53
Management Fee	184,535		0.39
Total Operating Expenses	$864,229		$1.83

Net Operating Income	$5,286,949		$11.19
Replacement Reserves	42,505		0.09
TI/LC	68,716		0.15
Net Cash Flow	$5,175,728		$10.96

Occupancy	95.0	%(3)
NOI Debt Yield	9.0%
NCF DSCR	2.70	x

(1)	Historical financials are unavailable as the 50 Horseblock Property, a single tenant triple-net property, was acquired at origination.

(2)	Underwritten cash flow is based on the underwritten rent roll dated November 5, 2021, inclusive of the September 2021 rent bump.

(3)	Based on underwritten economic occupancy.

■	Appraisal. According to the appraisal, the 50 Horseblock Property had an “as is” appraised value of $91,300,000 as of April 28, 2021. The 50 Horseblock Property was purchased by the current owner, New Mountain Capital, on March 22, 2021, from Lax Hotel LLC for $89,250,000. That sale price was 2.2% below the appraiser’s concluded opinion of “as is” value.

■	Environmental Matters. According to the Phase I environmental report dated January 21, 2021, there are no recognized environmental conditions at the 50 Horseblock Property. The report noted a properly registered UST and a prior remediation of the cesspool and septic tank, which were closed out by the Suffolk County Department of Health Services in a closure letter dated July 28, 2011.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 50 HoRSEBLOCK

■	Market Overview and Competition. According to the appraiser, the 50 Horseblock Property is located in the Long Island industrial market (approximately 99.2 million SF) and the Central Suffolk County submarket (approximately 33.9 million SF). Rents in the Long Island industrial market increased by $2.55/SF from year end 2019 to year end 2020. In the same time period, vacancy fell by 1.2%, to an all-time low of 3.9%. Through Q4 2020, the market recorded 897,207 SF in positive net absorption.

The submarket comprises 11.1% of the overall market and has a current vacancy rate of 2.9% (lowest level in 15 years) and market rent of $12.71/SF. Since 2019 rents increased by 8.5% to $12.71/SF (8.8% above in-place rents at the 50 Horseblock Property). In April of 2020, ScieGen Pharmaceuticals (located 15.0 miles from the Property) announced a $15.5 million expansion of its manufacturing capacity through the redevelopment of its 92,000 SF facility. The submarket vacancy has been less than 5% for at least the past 15 years.

The 50 Horseblock Property is additionally a part of the New York Metro life sciences market, which is ranked eighth among the nation’s life science clusters. There are currently 150 life science companies on Long Island. Ascent Pharmaceuticals is based in Central Islip. Amneal invests $150 million annually in research and development, developing new generics to grow market share.

With an estimated 9,833 employees, Suffolk County’s pharmaceutical manufacturing sector employs more people than any other manufacturing sector in any other county throughout New York. The Nassau area is the epicenter of the Long Island sciences market, primarily located around the national research laboratories, Stony Brook University’s National Institute of Health Long Island bioscience hub, Brookhaven National Laboratory’s (4.0 million SF research facility funded by US Department of Energy), Cold Spring Laboratory’s (125-year-old biomed non-profit lab that houses early and mid-stage biotech companies), and the Feinstein Institute for Medical Research (a Northwell Health affiliate and the largest private sector employer on Long Island).

Demographics: Within a one-, three-, and five-mile radius, the population is 5,866, 44,903 and 135,783, respectively, and median household income is $98,213, $90,010, and $94,345, respectively.

50 Horseblock Sales Comparables(1)
Property Address / Location	Date	Year Built	SF	Sales Price	PSF	Occ.	Cap
215 Waterloo Valley, Mount Olive, NJ	Dec-19	2019	215,440	$37,800,000	$175	100.0%	5.63%
Rockefeller Logistics Center, Piscataway, NJ	Dec-19	2019	197,200	$37,906,224	$192	100.0%	4.50%
FedEx Ground Facility, Barrington, NJ	Mar-20	2006	251,989	$54,385,000	$216	100.0%	5.75%
Bed Bath & Beyond, Burlington, NJ	Oct-20	2007	721,000	105,750,000	$147	100.0%	4.94%
FedEx, Windsor, CT	Feb-21	2012	304,249	$50,000,000	$164	100.0%	5.62%
10 Princess Logistics Center, Lawrenceville, NJ	Apr-21	2020	340,400	75,000,000	$220	100.0%	3.43%
Totals/ Wtd. Avg.			338,380	$60,140,204	$178		4.92%
50 Horseblock, Brookhaven, NY(2)	Mar-21(3)	1986	472,278	$91,300,000(3)	$193	100.0%	6.00%

(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated as of November 5, 2021.

(3)	Based on the appraised value.

50 Horseblock Lease Comparables(1)
Property Address	City, State	Year Built	Date	Tenant	SF	Rent/SF	Term	Type
Amazon Fulfillment Center	Edison, NJ	2020	Aug-20	Amazon	900,022	$11.00	10.1	Net
429 Delancy Street	Newark, NJ	2019	Aug-20	Amazon	661,741	$12.45	12.0	Net
50 Central Avenue	Kearny, NJ	2019	Dec-19	Amazon	415,333	$12.00	10.0	Net
1200 Harrison Avenue	Kearny, NJ	1987	Feb-19	US Postal Service	400,206	$10.73	2.0	Net
377 Roosevelt Avenue	Carteret, NJ	2012	Oct-19	Amazon	256,125	$10.00	7.0	Net
80 Wilshire Boulevard	Brentwood, NY	2020	Apr-20	Pharma Pack	232,492	$11.92	10.0	Net
Colorite	Ridgefield, NJ	1965	Mar-20	Plastic Specialty & Tech	229,898	$10.70	10.0	Net
Totals/ Wtd. Avg.					442,260	$11.37	9.2
50 Horseblock(2)	Brookhaven, NY	1986			472,278	$11.59	22.5	Net

(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated as of November 5, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 50 HoRSEBLOCK

■	The Borrower. The borrowing entity for the loan is NM AMNL, L.L.C., a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion.

The 50 Horseblock Loan’s borrower sponsors and guarantors are New Mountain Net Lease Corporation, a Maryland corporation, and New Mountain Net Lease Partners Corporation, a Maryland corporation. New Mountain Net Lease Partners Corporation operates under the direction of Teddy Kaplan and invests in single tenant industrial, office, and specialized assets, such as cold storage and food manufacturing.

The guarantors’ liability for environmental indemnification will be limited to $64,900,000 unless such liability is the result of the guarantors’ willful misconduct or gross negligence. To the extent that the borrower sponsors maintain a blanket environmental policy that also covers the 50 Horseblock Property, the lender is required to look to the environmental policy for coverage on the loss before looking to the borrower or guarantors. There is no such policy currently in place that covers the 50 Horseblock Property.

■	Property Management. The 50 Horseblock Property is self-managed.

■	Escrows. At origination of the 50 Horseblock Loan, the borrower was not required to deposit any upfront reserves.

Tax Reserve - A tax escrow is required to be maintained by a monthly deposit by the borrower of 1/12 of the annual taxes as estimated by the lender. The tax escrow will be suspended, provided (i) no Cash Trap Event Period (as defined below) has occurred and is continuing under the 50 Horseblock Loan documents, (ii) the Amneal lease (or its replacement) is in full force and effect, (iii) Amneal (or its replacement) is required under the Amneal lease (or its replacement) to pay (or reimburse) all taxes and (iv) the borrower delivers to the lender evidence thereof prior to the applicable due date thereof. From and after the date that any of the foregoing conditions fail to be satisfied, the borrower will be required to make deposits.

Insurance Reserve - An insurance escrow is required to be maintained by a monthly deposit by the borrower of 1/12 of the annual insurance premium as estimated by the lender. The insurance escrow will be suspended, provided (i) no Cash Trap Event Period has occurred and is continuing under the 50 Horseblock Loan documents, (ii) the Amneal lease (or its replacement) is in full force and effect, (iii) Amneal (or its replacement) is required under the Amneal lease (or its replacement) to pay (or reimburse) all insurance premiums, and (iv) the borrower delivers to the lender evidence thereof prior to the applicable due date thereof. From and after the date that any of the foregoing conditions fail to be satisfied, the borrower will be required to make deposits.

Replacement Reserve - The tenant is responsible for reimbursement of expenses including taxes, insurance, utilities, management fees, and repairs and maintenance of common areas and the demised premises except for roof replacements and other structural items. The 50 Horseblock Loan will not require ongoing replacement reserves. A Property Condition Report dated January 21, 2021, was prepared by EBI Consulting. EBI Consulting noted no immediate deferred maintenance. Total anticipated inflated expenditures to maintain the 50 Horseblock Property in its current condition and meet capital needs over the twelve-year period were estimated by the engineer at $532,228 ($0.09/SF per year).

■	Lockbox and Cash Management. The 50 Horseblock Loan is structured with a hard lockbox and springing cash management. Following the occurrence of the Cash Trap Event Period (defined below), the 50 Horseblock Loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. During a Cash Trap Event Period, funds on deposit in the lockbox account are required to be transferred on a daily basis to a lender-controlled cash management account. On each due date during a Cash Trap Event Period, the 50 Horseblock Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, fund required reserves and pay operating expenses, and all remaining amounts will be deposited in the excess cash flow reserve account and held as additional collateral for the 50 Horseblock Loan.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the debt yield being less than 7.75% (a “Low Debt Yield Trigger”), or (iii) the commencement of a Lease Sweep Period (as defined below) which such Cash Trap Event Period will expire (x) with regard to any Cash Trap Event Period commenced in connection with clause (i) above, upon the lender’s acceptance of the cure (if applicable) of such event of default, (y) with regard to any Cash Trap Event Period commenced in connection with clause (ii) above, upon the date that the debt yield is equal to or greater than 8.0% for two (2) consecutive calendar quarters, or (z) with regard to any Cash Trap Event Period commenced in connection with clause (iii) above, such Lease Sweep Period has

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 50 HoRSEBLOCK

ended pursuant to the terms hereof. Notwithstanding the foregoing, in the event that a Cash Trap Event Period occurs due to the occurrence of a Low Debt Yield Trigger, the borrower may, at the borrower’s option, either (i) deposit with the lender cash or (ii) provide an acceptable letter of credit, provided that such cash deposit or acceptable letter of credit is in an amount that would have been necessary to reduce the outstanding principal balance to a debt yield of 8.0% for two (2) consecutive calendar quarters (tested as of the last day of each such calendar quarter). The borrower is required to give the lender no less than ten (10) days’ written notice of the borrower’s election to make a cash deposit or deliver an acceptable letter of credit, and the borrower is required to pay to the lender all of the lender’s reasonable, out-of-pocket costs and expenses in connection therewith.  No party other than the lender is entitled to draw on any such acceptable letter of credit. Notwithstanding the foregoing to the contrary, the lender acknowledges that the cash deposit or acceptable letter of credit, as applicable, must be promptly returned to the borrower, provided no event of default is continuing and no Cash Trap Event Period is ongoing, at such time as the debt yield (without any imputed deduction to debt service for the aforementioned cash deposit or acceptable letter of credit) is equal to or greater than 8.0% for two (2) consecutive calendar quarters (tested as of the last day of each such calendar quarter).

A “Lease Sweep Lease” means (i) the Amneal Lease, as the same may be amended, supplemented or otherwise modified from time in accordance with the 50 Horseblock Loan documents or (ii) any renewal or replacement lease with respect to all or a portion of the lease sweep space that constitutes a qualified lease under the 50 Horseblock Loan documents.

A “Lease Sweep Period” (i) commences on the first monthly payment date following the occurrence of any of the following: (a) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date); (c) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) at more than fifty (50%) of its lease sweep space at the 50 Horseblock Property (or any material portion thereof), vacated or otherwise ceased occupying fifty (50%) or more of the lease sweep space, or give notice that it intends to discontinue its business at its lease sweep space at the 50 Horseblock Property (or any material portion thereof), other than a temporary discontinuance of business for a commercially reasonable time as the result of the performance of standard and customary alterations at the 50 Horseblock Property or any temporary discontinuance relating to an ongoing restoration at the 50 Horseblock Property pursuant to the terms hereof (it being acknowledged that if a tenant pursuant to a Lease Sweep Lease assigns or sub-leases any portion of the premises demised pursuant to its Lease Sweep Lease, such tenant, solely by virtue of such assignment or subletting will not be deemed to have “gone dark” for purposes of this clause (c) in the applicable portion of its lease sweep space); (d) upon a material monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; (e) upon a decline in the credit rating of the tenant under a Lease Sweep Lease (or its parent entity) to or below “CCC” by S&P (or its functional equivalent by any other Rating Agency); or (f) the occurrence of a lease sweep tenant insolvency proceeding ; and (ii) ends upon the first to occur of the following: (A) in the case of clauses (i)(a), (i)(b), (i)(c), (i)(d) or (i)(f) above, upon the occurrence of an Acceptable Lease Sweep lease Event; (B) in the case of clause (i)(a) above, the tenant under the applicable Lease Sweep Lease has renewed the applicable Lease Sweep Lease pursuant to the terms of the applicable Lease Sweep Lease; (C) in the case of clause (i)(b) above, the tenant rescinds its notice of intent to surrender, cancel or terminate the Lease Sweep Lease (or if such notice was only for a portion of the premises demised under the Lease Sweep Lease, the recession applies to all of such space); (D) in the case of clauses (i)(c) above, the applicable tenant under the Lease Sweep Lease has re-commenced operations at fifty (50%) percent or more of the lease sweep space at the 50 Horseblock Property, in accordance with the terms of its Lease Sweep Lease; (E) in the case of clause (i)(d) above, the date on which the subject default has been cured; (F) in the case of clause (i)(f) above, either (a) the applicable lease sweep tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; or (G) in the case of clause (i)(e) above, upon the credit rating of the applicable tenant (and/or its parent company, as the case may be) being restored to at least CCC+ by S&P (or its functional equivalent by any other Rating Agency) for two (2) consecutive calendar quarters.

An “Acceptable Lease Sweep Lease Event” means the entirety of the lease sweep space is leased pursuant to one or more qualified leases and each of the following conditions has been satisfied: the borrower has delivered to the lender (a) an officer’s certificate attaching a complete copy of such qualified lease(s) and confirming the same to be a true, correct and complete copy thereof, and confirming that: (1) the applicable tenant(s) have accepted possession of the premises demised under such qualified lease(s), (2) the applicable tenant(s) are in occupancy of all of the space demised

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: 50 HoRSEBLOCK

under such qualified lease(s) and are open for business and paying regularly scheduled payments of base rent in accordance with the qualified lease(s) without right of abatement, offset or credit and any free rent periods, if any, have expired, (3) the applicable tenant(s) (or its corporate parent(s)), is/are not the subject of a bankruptcy action, (4) that the tenant improvements described in such qualified lease(s) have been constructed in accordance with the plans and specifications therefor and have been accepted by the applicable tenant(s), (5) that all construction costs, have been paid in full or reserved for pursuant to the 50 Horseblock Loan documents, (6) all contingencies under all such qualified lease(s) to the effectiveness of such qualified lease(s) have been satisfied, and (7) all leasing commissions payable in connection with any such qualified lease(s) have been paid in full and all tenant improvement obligations, or allowances, concessions or rebates or other landlord obligations of an inducement nature have been completed and paid in full; and (b) at lender’s option, a tenant estoppel certificate from the applicable tenant(s) which must be in form and substance reasonably satisfactory to lender confirming the conditions set forth in clauses (1) through and including (7) above have been satisfied, and (c) at lender’s option, tenant has entered into a subordination non-disturbance and attornment agreement on the lender’s standard form, and in form and substance reasonably acceptable to the lender.

■	ROFR: Amneal has a right of first refusal (a “ROFR”) to purchase: (i) the 50 Horseblock Property or (ii) control of more than 50% of the ownership interest in the borrower. The ROFR is subordinate to the 50 Horseblock Loan and Amneal has agreed that the ROFR does not apply to a foreclosure or a deed in lieu (or the first transfer out). If Amneal fails to exercise the ROFR within seven (7) days of a borrower offer, Amneal will be deemed to have waived the ROFR.

■	PILOT. The 50 Horseblock Property benefits from a payment in lieu of taxes (“PILOT”) program which provides abatements for real estate taxes and mortgage recording taxes and is subject to an IDA ground lease (the “IDA Lease”) dated October 1, 2012, with the Town of Brookhaven Industrial Development Agency (the “IDA”). The IDA Lease runs until October 31, 2024. As a stipulation of the PILOT, title to the 50 Horseblock Property is held by the Town of Brookhaven IDA. However, this is a de facto fee simple position, as the title will be transferred back to the borrower upon completion of the PILOT program. Therefore, title will revert to the borrower when the PILOT program expires in 2024.

■	Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. None.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 50 Horseblock Loan documents provide that the property, loss of rents/business interruption, general liability and umbrella liability insurance policies required by such loan documents may not exclude terrorism coverage. The 50 Horseblock Loan documents require business interruption coverage in an amount equal to 100% of the projected gross income for the 50 Horseblock Property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ROX SAN

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ROX SAN

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ROX SAN

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	3650 REIT
Location (City/State)	Beverly Hills, California	Cut-off Date Balance	$52,000,000
Property Type	Office	Cut-off Date Balance per SF	$901.74
Size (SF)	57,666	Percentage of Initial Pool Balance	5.7%
Total Occupancy as of 6/15/2021	97.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/15/2021	97.9%	Type of Security	Fee
Year Built / Latest Renovation	1963 / 1999	Mortgage Rate	3.29650%
Appraised Value	$80,000,000	Original Term to Maturity (Months)	84
Appraisal Date	4/21/2021	Original Amortization Term (Months)	NAP
Borrower Sponsor(s)	David Taban, Manouchehr Illoulian, Michael Pashaie and K. Joseph Shabani	Original Interest Only Period (Months) First Payment Date Maturity Date	84 8/5/2021 7/5/2028

Property Management	Morlin Asset Management, LP

Underwritten Revenues	$5,758,697
Underwritten Expenses	$1,794,797	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,963,899	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,963,849	Taxes	$261,753	$32,719
Cut-off Date LTV Ratio	65.0%	Insurance	$0	$4,391
Maturity Date LTV Ratio	65.0%	Replacement Reserve (2)	$0	$1,201
DSCR Based on Underwritten NOI / NCF	2.28x / 2.28x	TI/LC (3)	$1,000,000	Springing
Debt Yield Based on Underwritten NOI / NCF	7.6% / 7.6%	Other (4)	$375,314	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$52,000,000	97.9%	Loan Payoff	$41,909,000	78.9%
Other Sources	1,100,000	2.1	Principal Equity Distribution	8,847,899	16.7
Reserves	1,637,067	3.1
Closing Costs	706,034	1.3
Total Sources	$53,100,000	100.0%	Total Uses	$53,100,000	100.0%

(1)	See “—Escrows” below.

(2)	The Replacement reserve is capped at $33,804.

(3)	The TI/LC reserve is capped at $1,000,000.

(4)	Other upfront reserves represent an outstanding TI/LC reserve ($209,270), free rent reserve (approximately $164,169), and a deferred maintenance reserve ($1,875).

■	The Mortgage Loan. The mortgage loan (the “Rox San Loan”) is secured by a first mortgage encumbering the borrowers’ fee interest in a medical office facility located in Beverly Hills, California (the “Rox San Property”). The Rox San Loan is evidenced by a promissory note with an original and outstanding balance as of the Cut-off Date of $52,000,000, representing approximately 5.7% of the Initial Pool Balance.

The Rox San Loan was originated by 3650 REIT on June 18, 2021 and has an interest rate of 3.29650% per annum. The borrowers utilized the proceeds of the Rox San Loan to refinance the prior fixed rate loan, pay defeasance costs in connection with the prepayment of the prior first mortgage loan, return equity to the borrower sponsors, pay origination costs and fund upfront reserves. The Rox San Loan had an initial term of 84 months and has a remaining term of 80 months as of the Cut-off Date. The Rox San Loan requires payments of interest only for the entire term of the Rox San Loan. The scheduled maturity date is July 5, 2028.

Voluntary prepayment of the Rox San Loan is prohibited prior to April 5, 2028. The borrowers have the right to defease the entire Rox San Loan in whole (but not in part) after June 18, 2024.

■	The Mortgaged Property. The Rox San Property is an 11-story, multi-tenant medical office building that contains 57,666 SF of net rentable area (“NRA”) and a 218-space subterranean parking garage. The Rox San Property is situated on a 0.31-acre site located in the western portion of the “Golden Triangle” district of Beverly Hills, California, defined as the area bordered by Santa Monica Boulevard to the north, Canon Drive to the east, and Wilshire Boulevard to the south. The Rox San Property is located on the southwest corner of North Roxbury Drive and South Santa Monica Boulevard.

The borrower sponsors’ total basis in the Rox San Property is approximately $54.5 million which includes approximately $17.5 million in renovations since the borrower sponsors purchased the Rox San Property in 2008 ($37.0 million purchase price). The renovations included an $8.6 million, voluntary, seismic retrofit which was a comprehensive upgrade to the structure which involved wrapping the structural beams and columns in fiber. Additional renovations since 2008 include, an architectural façade and exterior upgrade, lobby and common area renovations, a new HVAC system and new elevators at a cost of approximately $8.0 million.

As of June 15, 2021, the Rox San Property was 97.9% leased to 20 medical office tenants, one ground floor pharmacy and a private fitness center. Of the total UW base rent, 93.6% is medical office. No tenant occupies more than 10.6% of NRA, nor represents more than 11.8% of UW base rent. Additionally, tenants representing 56.3% of the NRA have

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ROX SAN

been tenants at the Rox San Property more than 10 years. One tenant, Dr. John Diaz, has negotiated a lease for an additional 1,200 SF of rentable space, contiguous to, and connecting with the original penthouse premises (2,822 SF). The borrower sponsors are currently in the process of obtaining the permits and approvals necessary to construct the penthouse expansion. The 1,200 SF of space is being underwritten as vacant.

According to the appraisal, the demand for medical office space in the vicinity of the Rox San Property benefits from its proximity to two national award-winning hospitals, Cedars-Sinai and the Ronald Reagan UCLA Medical Center.

■	COVID-19 Update. As of October 15, 2021, the Rox San Property is open and operating and is not subject to any forbearance, modification or debt service relief request. The borrower sponsors reported two tenants at the Rox San Property requested rent relief over the coronavirus. Both tenants are paying full, unabated rent and have re-paid all deferred rent. The October 2021 debt service payment under the Rox San Loan was made. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the major tenants at the Rox San Property:

Ten Largest Tenants Based on Underwritten Base Rent (1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant NRA	% of NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Radnet Management Inc	NR / NR / NR	6,132	10.6%	$547,377	11.8%	$89.27	6/30/2023
Dermatology Assoc Med Group	NR / NR / NR	5,283	9.2	428,117	9.2	$81.04	3/31/2022
Calvert Ent. Inc.	NR / NR / NR	4,502	7.8	373,848	8.1	$83.04	9/30/2030
Randal Haworth	NR / NR / NR	3,922	6.8	306,198	6.6	$78.07	4/30/2025
Benjamin Talei MD	NR / NR / NR	3,500	6.1	278,901	6.0	$79.69	3/31/2026
Sanda Moldovan DDS	NR / NR / NR	2,911	5.0	249,983	5.4	$85.88	Various(2)
John F. Diaz MD	NR / NR / NR	2,822	4.9	245,635	5.3	$87.04	8/31/2023
LM Koplin MD	NR / NR / NR	3,075	5.3	241,244	5.2	$78.45	8/31/2023
Boxer Wachler Vision Inst.	NR / NR / NR	2,770	4.8	214,398	4.6	$77.40	11/30/2022
Dr. Fadi Chahin	NR / NR / NR	2,616	4.5	201,196	4.3	$76.91	Various(3)
Ten Largest Tenants		37,533	65.1%	$3,086,896	66.6%	$82.24
Remaining Tenants		18,933	32.8	1,549,668	33.4	$81.85
Total Occupied		56,466	97.9%	4,636,564	100.0%	$82.11
Vacant Space		1,200	2.1	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		57,666	100.0%	$4,636,564	100.0%	$82.11

(1)	Based on the underwritten rent roll dated as of June 15, 2021.

(2)	Sanda Moldovan DDS consists of 1,686 SF expiring on 10/31/2025, 1,225 SF expiring on 10/31/2024.

(3)	Dr. Fadi Chahin consists of 2,523 SF expiring on 12/31/2024, 93 SF as month-to-month.

The following table presents certain information relating to the lease rollover schedule at the Rox San Property, based on the initial lease expiration date:

Lease Expiration Schedule (1)(2)

Year Ending December 31	Expiring Owned NRA	% Of Owned NRA	Cumulative % of Owned NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	1,430	2.5%	2.5%	$113,132	2.4%	$79.11	2
2022	8,053	14.0	16.4%	642,515	13.9	79.79	2
2023	19,361	33.6	50.0%	1,693,185	36.5	87.45	8
2024	3,748	6.5	56.5%	313,994	6.8	83.78	2
2025	7,493	13.0	69.5%	586,246	12.6	78.24	3
2026	6,590	11.4	80.9%	523,921	11.3	79.50	3
2027	1,800	3.1	84.1%	148,297	3.2	82.39	1
2028	3,489	6.1	90.1%	241,426	5.2	69.20	2
2029	0	0.0	90.1%	0	0.0	0.00	0
2030	4,502	7.8	97.9%	373,848	8.1	83.04	1
2031	0	0.0	97.9%	0	0.0	0.00	0
2032 & thereafter	0	0.0	97.9%	0	0.0	0.00	0
Vacant	1,200	2.1	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	57,666	100.0%		$4,636,564	100.0%	$82.11	24

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this expiration schedule.

(2)	Based on the underwritten rent roll dated June 15, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ROX SAN

The following table presents certain information relating to historical leasing at the Rox San Property:

Historical Leased %(1)

2018	2019	2020	As of 6/15/2021(2)
96.9%	99.7%	100.0%	97.9%

(1)	As of December 31, unless otherwise stated.

(2)	Based on the underwritten rent roll dated June 15, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rox San Property:

Cash Flow Analysis (1)

	2018	2019	2020	TTM 3/31/2021	Underwritten	Underwritten $ per SF
Base Rent	$3,983,211	$4,436,990	$4,328,348	$4,398,135	$4,636,564	$80.40
Rent Abatement	(200,117)	(242,655)	(106,645)	(172,587)	0	0.00
Rent Steps	0	0	0	0	50,853	0.88
Other Income(2)	421,161	657,533	293,069	306,836	520,558	9.03
Vacant Gross up	0	0	0	0	104,448	1.81
Total Reimbursements	174,411	188,247	171,859	174,141	608,278	10.55
Gross Potential Rent	$4,378,666	$5,040,115	$4,686,632	$4,706,525	$5,920,701	$102.67

Vacancy & Credit Loss	0	0	0	0	(162,004)	(2.81)
Effective Gross Income	$4,378,666	$5,040,115	$4,686,632	$4,706,525	$5,758,697	$99.86

Real Estate Taxes(3)	353,387	364,526	185,732	376,329	619,405	10.74
Insurance	105,911	109,152	120,089	140,126	52,694	0.91
Management Fee	66,000	66,000	66,000	66,000	172,761	3.00
Other Operating Expenses	733,768	806,364	818,942	820,739	949,937	16.47
Total Expenses	$1,259,066	$1,346,042	$1,190,763	$1,403,195	$1,794,797	$31.12

Net Operating Income	$3,119,600	$3,694,073	$3,495,869	$3,303,330	$3,963,899	$68.74
Replacement Reserves	0	0	0	0	11,533	0.20
TI/LC	0	0	0	0	(11,483)	(0.20)
Net Cash Flow	$3,119,600	$3,694,073	$3,495,869	$3,303,330	$3,963,849	$68.74

Occupancy(4)	96.9%	99.7%	100.0%	97.9%	97.0%
NOI Debt Yield	6.0%	7.1%	6.7%	6.4%	7.6%
NCF DSCR	1.79x	2.13x	2.01x	1.90x	2.28x

(1)	Based on the underwritten rent roll dated June 15, 2021 and rent steps taken through June 1, 2022.

(2)	Other Income includes parking lease income which was renewed at a higher rate.

(3)	Real Estate Taxes were underwritten assuming a property sale at the loan amount and corresponding increase in taxes under proposition 13.

(4)	TTM 3/31/2021 occupancy is based on underwritten rent roll dated June 15, 2021 and underwritten occupancy is based on economic occupancy.

■	Appraisal. According to the appraisal, the Rox San Property had an “As-Is” appraised value of $80,000,000 as of April 21, 2021, and a “Prospective As Stabilized; PH Expansion” appraised value of $82,000,000 as of June 1, 2022. The “Prospective As Stabilized; PH Expansion” value is based upon approval, completion of construction and granting of a certificate of occupancy for the 1,200 SF of additional penthouse expansion space pursuant to the terms of a lease amendment with the existing penthouse tenant, John F. Diaz, MD.

■	Environmental Matters. According to the Phase I environmental report dated May 4, 2021, there are no recognized environmental conditions or recommendations for further action at the Rox San Property.

■	Market Overview and Competition. The Rox San Property is in the city of Beverly Hills, which covers an area of 5.69 square miles and contains some of the most expensive real estate in the entire region. Beverly Hills is part of the larger West Los Angeles area of Los Angeles County. Los Angeles International Airport is 16 miles to the south of Beverly Hills, and downtown Los Angeles is approximately eleven miles west. The Rox San Property is in proximity to Interstate 405, 10, State Route 2 and State Route 101 Highway.

Employment and job growth are dominated by the entertainment industry, and median household income levels exceed countywide figures. Single family home prices in Beverly Hills are among the highest in the country as well as the greater Los Angeles area. By comparison, the median home price for the entire county was $401,236 in 2016.

The Rox San Property is located in the Beverly Hills office market and the Golden Triangle submarket. Per the appraiser, Class A space in Beverly Hills Triangle is traditionally one of Los Angeles’ strongest office markets, with commercial development in Beverly Hills concentrated in the Golden Triangle submarket. The Golden Triangle is a dense infill

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ROX SAN

submarket with limited new construction where retail and medical office uses dominate. As of Q1 2021, the Golden Triangle submarket is comprised of approximately 5.6 million SF of office space, of which approximately 2.5 million SF is Class A office (approximately 45%), and the current Class A office submarket vacancy is 8.0% with asking rents of $79.20/SF.

Rox San Office Sales Comparables (1)

Property Address / Location	Date	Year Built	SF	Sales Price	PSF	Occ.	NOI PSF	Cap
9033 Wilshire Boulevard Beverly Hills, CA 90211	21-Mar	1958 / 2009	49,663	$74,400,000	$1,498	91.00%	$69.21	4.62%
415 North Camden Drive Beverly Hills, CA 90210	20-Mar	1938 / 2003	17,937	$22,746,500	$1,268	100.00%	NAP	NAP
9300 Wilshire Boulevard Beverly Hills, CA 90210	19-May	1965 / 2002	61,422	$59,500,000	$969	50.00%	NAP	NAP
8942 Wilshire Boulevard Beverly Hills, CA 90211	19-Apr	1989	82,886	$107,500,000	$1,297	100.00%	51.88	4.00%
9438 Civic Center Drive Beverly Hills, CA 90210	18-Dec	1925	235,660	$236,000,000	$1,001	100.00%	45.06	4.50%
433 North Camden Drive Beverly Hills, CA 90212	18-Aug	1974	207,432	$193,000,000	$930	94.00%	32.56	3.50%
136 S. El Camino Drive Beverly Hills, CA 90212	18-Mar	1956	23,040	$34,300,000	$1,489	100.00%	36.92	2.48%
9460 Wilshire Boulevard Beverly Hills, CA 90212	18-Jan	1959	97,035	$132,000,000	$1,360	91.00%	53.90	3.96%
Property (2)			57,666	$80,000,000(3)	$1,387	97.9%	68.74	4.25%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 15, 2021.

(3)	Based on the As Is Appraised value.

The Rox San Property is approximately 2.1 and 3.5 miles away, respectively, from two of the 2021-2022 U.S. News and World Report’s Top 10 hospitals in the United States—Cedars-Sinai Medical Center (rated #6; 886 beds) and Ronald Reagan UCLA Medical Center (rated #3; 520 beds). Cedars-Sinai has been awarded the National Research Corporation’s prestigious Consumer Choice Award every year since 1996, and, according to the UCLA Medical Center website, U.S. News & World Report has ranked UCLA Health Hospitals as one of the best in the nation for 31 consecutive years.

The Rox San Property has historically been occupied by a varied selection of cosmetic surgeons and other specialized medical providers that include plastic surgeons, prosthodontists, endocrinologists, dermatologists, oral and maxillofacial surgeons, and ophthalmologists.

Rox San Lease Comparables (1)

Property Address	Date	Tenant	SF	Lease SF	Rent/SF	Occ.	Term	Type
9033 Wilshire Blvd., Beverly Hills, CA	20-Jan	Medical Office	49,663	1,800	$64.00	91.0%	7.0	Full Service
8920 Wilshire Blvd., Beverly Hills, CA	19-Apr	Canon Medical	104,465	1,766	$64.80	94.0%	4.0	MG
450 N. Bedford Dr., Beverly Hills, CA	20-Sep	Office Tenant	27,616	960	$72.00	99.0%	5.0	Full Service
8901-8929 Wilshire Blvd., Beverly Hills, CA	19-Nov	Dr. Ranal	53,264	1,320	$84.00	96.0%	10.0	MG
200 N Robertson Blvd., Beverly Hills, CA	19-Sep	Cedars-Sinai	106,906	23,832	$66.60	96.0%	5.0	NNN
9735 Wilshire Blvd., Beverly Hills, CA	Various	Medical Office	72,800	973	$73.69	95.0%	Various	Full Service
9090 Wilshire Blvd., Beverly Hills, CA	20-Apr	Beacon Surgical	48,915	7,885	$66.00	100.0%	11.0	NNN
8641 Wilshire Blvd., Beverly Hills CA	20-Oct	Tower Nephrology	53,058	2,253	$67.20	77.0%	8.3	Full Service
Totals/ W.A.			64,586	5,099	$67.18	93.6%	6.6
Property (2)			57,666		$82.11	97.9%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 15, 2021.

According to the appraiser, the Rox San Property benefits from multiple locational factors: (1) it ’is located in the desirable Beverly Hills office market/Golden Triangle office submarket; (2) barriers to entry for new medical office construction in the city of Beverly Hills are high due to the 2011 enactment of a restrictive zoning ordinance which limits the supply of medical office buildings; (3) scarcity of vacant land in the area surrounding the Rox San Property (the Golden Triangle submarket) available for new development; (4) the visibility provided by 152’ feet of frontage on Santa Monica Boulevard and 90’ feet on Roxbury Drive; (5) proximity to hospitals.

■	The Borrower. The borrowers are Roxbury Medical Tower, LLC, Rox-San Investors DE, LLC, Roxbury MP, LLC and Roxsan Optimus, LLC., all Delaware limited liability companies as tenants-in-common.

The ownership structure is a non-syndicated tenant in common (“TIC”) comprised of the following partners and respective percentages: David Taban (45.0%), Jerry Illoulian (34.0%), and Michael Pashaie and K. Joseph Shabani (10.5% each). Except for carveouts related to bankruptcy or partition, the guarantors will be liable on a several but not joint basis, proportionate to each partner’s percentage ownership interest in the Rox San Property held by the applicable borrower associated with such guarantor. Three of the borrower sponsors are repeat borrowers of 3650 REIT.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ROX SAN

Roxsan Optimus, LLC, controlled by K. Joseph Shabani, has a 10.5% ownership interest in the Borrower. Mr. Shabani is a partner in Optimus Properties, LLC, a real estate acquisition and redevelopment firm in Los Angeles, California.

Roxbury MP, LLC, a Delaware LLC doing business in California as Delaware Roxbury MP, LLC, represents a 10.5% TIC ownership interest that is owned in a family trust and managed by Michael Pashaie. Mr. Pashaie is founder of GWP Real Estate, which holds several million square feet of assets.

Rox-San Investors DE, LLC, a Delaware LLC, controlled by the Illoulian family, comprises 34% of the TIC ownership. Jerry Illoulian is a partner in, CEO and founder of Faring Real Estate Portfolio. Faring is a real estate firm based in West Hollywood, California.

Roxbury Medical Tower, LLC, a Delaware LLC indirectly owned by family trusts of the Taban family and managed by David Taban, comprises 45% of the TIC ownership interest. Mr. Taban is the founder of JADE Enterprises, a privately held real estate firm based in Los Angeles, California. JADE Enterprises was founded in 1996 and currently owns 84 office, medical office, retail, and multifamily buildings throughout California and Nevada.

■	Escrows. At loan origination, the borrower deposited (i) an upfront tax reserve of $261,753, (ii) an upfront TI/LC reserve of $1,000,000, (iii) and an upfront other reserve of $375,314 consisting of $1,875 for deferred maintenance, $164,169.41 for a free rent reserve and $209,270 for an outstanding TI/LC reserve.

Taxes Reserve – The borrower is required to deposit into a real estate tax escrow a monthly deposit of 1/12 of the annual taxes as estimated by the lender ($32,719 monthly).

Insurance Reserve – The borrower is required to deposit into an insurance escrow a monthly deposit of 1/12 of the insurance premium as estimated by the lender ($4,391 monthly).

Replacement Reserve - The Rox San Loan is structured with an ongoing replacement reserve of $0.25/SF per annum ($1,201 monthly); the replacement reserve is capped at $33,804.00.

Deferred Maintenance – The property condition assessment report recommended $1,500 of immediate repairs. At origination, the lender reserved 125% of the amount recommended in the property condition assessment report ($1,875).

Rollover Reserve - The Rox San Loan is structured with an upfront TI/LC reserve of $1,000,000. Ongoing collections for TI/LC will be suspended until the upfront reserve falls to $250,000, at which time ongoing collections will commence at the rate of $1.00/SF per annum until such time as the balance of funds in the TI/LC reserve is equal to or greater than $1,000,000.

■	Lockbox and Cash Management. The Rox San Loan is not structured with a lockbox or cash management. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Lockbox Accounts” in the Preliminary Prospectus.

■	Property Management. The Rox San Property is managed by Morlin Asset Management, LP, a Delaware limited partnership.

■	Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Rox San Loan documents provide that the property, loss of rents/business interruption, general liability and umbrella liability insurance policies required by the Rox San Loan documents may not exclude terrorism coverage. The Rox San Loan documents require business interruption coverage in an amount equal to 100% of the projected gross income for the Rox San Property until the earlier to occur of the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 520 ALMANOR

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 520 ALMANOR

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 520 ALMANOR

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	Sunnyvale, California		Cut-off Date Balance(3)		$50,000,000
Property Type	Office		Cut-off Date Balance per SF(3)		$439.41
Size (SF)	231,220		Percentage of Initial Pool Balance(3)		5.4%
Total Occupancy as of 10/20/2021	98.3%		Number of Related Mortgage Loans		None
Owned Occupancy as of 10/20/2021	98.3%		Type of Security		Leasehold
Year Built / Latest Renovation	2021 / NAP		Mortgage Rate(4)		2.55500%
Appraised Value(1)	$254,000,000		Original Term to Maturity (Months)(4)		120
Appraisal Date(1)	3/1/2023		Original Amortization Term (Months)		NAP
Borrower Sponsor(2)	Techcore, LLC		Original Interest Only Period (Months)(4)		120
Property Management	RiverRock Real Estate Group, Inc.		First Payment Date		12/6/2021
			Anticipated Repayment Date(4)		11/6/2031
			Final Maturity Date(4)		6/6/2034
Underwritten Revenues	$19,193,177
Underwritten Expenses	$6,025,100		Escrows(5)
Underwritten Net Operating Income (NOI)	$13,168,077			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,168,077		Taxes	$0	Springing
Cut-off Date LTV Ratio(1)(3)	40.0%		Insurance	$0	Springing
Maturity Date LTV Ratio(1)(3)	40.0%		Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(3)	5.00x / 5.00x		TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(3)	13.0% / 13.0%		Other(6)	$600,000	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$101,600,000	39.6%	Purchase Price	$254,000,000	98.9%
Principal’s New Cash Contribution	155,208,429	60.4	Closing Costs	2,208,429	0.9
			Upfront Reserves	600,000	0.2

Total Sources	$256,808,429	100.0%	Total Uses	$256,808,429	100.0%

(1)	The Appraised Value is based on the “As Stabilized” appraised value, which assumes all outstanding tenant improvements and contractual free rent associated with the Nokia (as defined below) lease have been satisfied. The appraisal concluded to an “As-is” appraised value of $243.0 million as of August 24, 2021, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 41.8%. In addition, the appraiser concluded to a “go dark” appraised value of $145.0 million as of August 24, 2021, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 70.1%.

(2)	There is no separate non-recourse carveout guarantor with respect to the 520 Almanor Whole Loan (as defined below). The borrower sponsor delivered an environmental indemnity at loan origination.

(3)	The 520 Almanor Loan (as defined below) is part of the 520 Almanor Whole Loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $101.6 million. LTV Ratios, DSCR, Debt Yield and Cut-off Date Balance per SF set forth above are calculated based on the 520 Almanor Whole Loan.

(4)	The 520 Almanor Whole Loan is structured with an anticipated repayment date of November 6, 2031 (“ARD”) and final maturity date of June 6, 2034. From and after the ARD, in the event the 520 Almanor Whole Loan is not paid-off on or before the ARD, the 520 Almanor Whole Loan will accrue interest at a fixed rate equal to the greater of (i) 5.05500% or (ii) the sum of (x) the 10-year swap rate plus (y) 3.38000%. The metrics presented above are calculated based on the ARD.

(5)	See “—Escrows” below.

(6)	Other reserve includes an upfront debt service reserve of $600,000 and a ground rent reserve with springing monthly payments.

■	The Mortgage Loan. The mortgage loan (the “520 Almanor Loan”) is part of a whole loan (the “520 Almanor Whole Loan”) consisting of two pari passu notes with an outstanding aggregate principal balance of $101,600,000 and is secured by the borrower’s leasehold interest in a Class A office building located in Sunnyvale, California (the “520 Almanor Property”). The 520 Almanor Loan, evidenced by the non-controlling Note A-2, which has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 5.4% of the Initial Pool Balance. The 520 Almanor Whole Loan has an interest rate of 2.55500% per annum. Proceeds of the 520 Almanor Whole Loan along with borrower sponsor equity were primarily used in connection with the acquisition of the 520 Almanor Property, to pay closing costs and fund upfront reserves.

The 520 Almanor Whole Loan has a 120-month initial interest-only term and accrues interest at a rate of 2.55500% per annum (the “Initial Interest Rate”). The 520 Almanor Whole Loan is structured with an anticipated repayment date of November 6, 2031 and a final maturity date of June 6, 2034. From and after the ARD, in the event the 520 Almanor Whole Loan is not paid-off on or before the ARD, the 520 Almanor Whole Loan will accrue interest at a fixed rate equal to the greater of (i) 5.05500% and (ii) the 10-year treasury swap yield as of the ARD plus 3.38000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox and Cash Management.”

The 520 Almanor Whole Loan has an initial term to the ARD of 120 months and has a remaining term to the ARD of 120 months as of the Cut-off Date. The 520 Almanor Whole Loan requires payments of interest only until the ARD in November 2031 or, if not repaid on the ARD, the final maturity date in June 2034. Defeasance of the 520 Almanor Whole Loan in full is permitted on the first payment date that is two years from the closing date of the 3650R 2021-PF1 securitization.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 520 ALMANOR

The table below summarizes the promissory notes that comprise the 520 Almanor Whole Loan. The relationship between the holders of the 520 Almanor Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$51,600,000	$51,600,000	Benchmark 2021-B30(1)	Yes
A-2	50,000,000	50,000,000	3650R 2021-PF1	No
Total	$101,600,000	$101,600,000

(1)	Expected to close on or prior to the Closing Date.

■	The Mortgaged Property. The 520 Almanor Property is a four-story, Class A LEED Gold, office building totaling 231,220 SF, located in Sunnyvale, California. The 520 Almanor Property sits on a 4.4-acre site and was recently completed in early August 2021. Improvements include a seven-level parking structure and surface lot, which includes 632 parking spaces (2.86 per 1,000 SF) and 4,000 SF of retail space on the ground floor. The 520 Almanor Property features large 52,500 SF floor plates, 14’-16’ clear heights and a 7,000 SF open-air terrace on the top floor. The 520 Almanor Property was pre-leased to its sole tenant, Nokia, in September 2018. As of October 20, 2021, the 520 Almanor Property was 98.3% leased to Nokia, a subsidiary of Nokia Corporation (rated BBB-/Ba2/BB+ by Fitch/Moody’s/S&P).

The 520 Almanor Property consists of a leasehold interest under a 99-year ground lease that is in place through June 2116. Pace Properties is the ground lessor. The ongoing monthly ground rent is equal to the greater of (i) a floor base rent (currently $125,914), which increases 3% every five years, starting in July 2023 and (ii) 14.0% of the effective triple-net base rent paid by Nokia (or any replacement tenant) (based on the full 231,220 SF).

Nokia Corp (“Nokia”) (227,220 SF; 98.3% of net rentable area; 100.0% of U/W Base Rent) is a subsidiary of Nokia Corporation (rated BBB-/Ba2/BB+ by Fitch/Moody’s/S&P), which is a multinational telecommunications, information technology and consumer electronics company headquartered in Espoo, Finland offering a comprehensive portfolio of network equipment, software, services and licensing opportunities. Nokia Corporation is a public limited-liability company listed on the Nasdaq Helsinki, Euronext Paris and New York Stock Exchange. As of fiscal year end 2020, Nokia Corporation reported approximately €21.9 billion in net sales and €8.2 billion in gross profit. Nokia Corporation has been in business for over 155 years and operates in 130 countries worldwide. Over the past two decades, Nokia Corporation has invested approximately €129 billion in research and development and has over 3,500 patent families declared as essential to 5G.

Nokia signed a 13.25-year lease with an initial term through June 2034, which has two, five-year renewal options for a fully extended lease expiration date in June 2044. There are no termination or contraction rights in the lease. Nokia has an initial base rent of $62.02 PSF with 3.0% annual rent escalations. Nokia is not yet in occupancy and open for business pending the completion of the related build out. According to the borrower sponsor, Nokia anticipates it will take occupancy of all of its demised premises on or prior to January 10, 2022.  However, we cannot assure you that Nokia will take occupancy and open for business as expected or at all. Nokia is not obligated to pay base rent from April 1, 2021 through November 30, 2021 and is only obligated to pay 50% of base rent from December 1, 2021 through June 30, 2022. Nokia’s lease is fully guaranteed by Nokia Corporation, with a maximum rent guarantee of $181 million and maximum indemnification guarantee of $20.0 million with respect to Nokia’s general indemnification obligations under the Nokia Lease. The rent guaranteed amount will be reduced annually by the aggregate rent payments each year, and the indemnification guaranteed amount will be reduced upon any payments for claims made for any of Nokia’s indemnification obligations.

The 520 Almanor Property houses Nokia’s core research and development division supporting 5G, 6G and Internet of Things (IoT) research and development and is expected to include a significant lab component on the first two floors with reinforced live loads. In addition, Nokia is expected to spend approximately $400 PSF on their total buildout. Nokia is expected to consolidate its existing footprint in Sunnyvale and Mountain View into the 520 Almanor Property. We cannot assure you Nokia will complete its buildout or consolidate its footprint at the 520 Almanor Property as expected or at all.

Nokia is a key technology partner of Verizon’s, with the two companies working together to offer 5G Private Wireless Network solution, a high-performance, end-to-end enterprise network and edge computing platform. The Nokia Verizon 5G Solution gives enterprises the power to manage critical assets through a simple web portal, eliminating the need for complex management systems while providing a single, reliable, secure 5G data network. In addition to Verizon, Nokia

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 520 ALMANOR

has 5G deals with most major wireless operators in the United States and Europe. Nokia has secured around 150 commercial deals, and it anticipates that number to rise as more carriers extend their 5G networks.

COVID-19 Update. As of October 15, 2021, the 520 Almanor Whole Loan is not subject to any forbearance, modification or debt service relief request. The first payment date for the 520 Almanor Whole Loan is December 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the tenants at the 520 Almanor Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Nokia	BBB-/Ba2/BB+	227,220	98.3%	$14,092,574	100.0%	$62.02	6/30/2034	2, 5-year options
Total Occupied		227,220	98.3%	$14,092,574	100.0%	$62.02
Vacant		4,000	1.7%	0
Total / Wtd. Avg.		231,220	100.0%	$14,092,574

(1)	Based on the underwritten rent roll dated October 20, 2021.

(2)	The Credit Rating represents the parent company, Nokia Corporation, which guarantees the lease.

(3)	Nokia has executed a lease but is not yet in occupancy and open for business pending the completion of the related build out. According to the borrower sponsor, Nokia anticipates it will take occupancy of all of its demised premises on or prior to January 10, 2022. However, we cannot assure you that Nokia will take occupancy and open for business as expected or at all. Nokia is not obligated to pay base rent from April 1, 2021 through November 30, 2021 and is only obligated to pay 50% of base rent from December 1, 2021 through June 30, 2022.

The following table presents certain information relating to the lease rollover schedule at the 520 Almanor Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	0	0
2021	0	0.0%	0.0%	$0	0.0%	0	0
2022	0	0.0%	0.0%	$0	0.0%	0	0
2023	0	0.0%	0.0%	$0	0.0%	0	0
2024	0	0.0%	0.0%	$0	0.0%	0	0
2025	0	0.0%	0.0%	$0	0.0%	0	0
2026	0	0.0%	0.0%	$0	0.0%	0	0
2027	0	0.0%	0.0%	$0	0.0%	0	0
2028	0	0.0%	0.0%	$0	0.0%	0	0
2029	0	0.0%	0.0%	$0	0.0%	0	0
2030	0	0.0%	0.0%	$0	0.0%	0	0
2031	0	0.0%	0.0%	$0	0.0%	0	0
2032 & Thereafter	227,220	98.3%	98.3%	14,092,574	100.0%	$62.02	1
Vacant	4,000	1.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	231,220	100.0%		$14,092,574	100.0%	$62.02	1

(1)	Based on the underwritten rent roll dated October 20, 2021.

The following table presents certain information relating to historical leasing at the 520 Almanor Property:

Historical Leased %(1)(2)

2018	2019	2020	As of 10/20/2021(3)
NAP	NAP	NAP	98.3%

(1)	As provided by the borrower and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	The 520 Almanor Property was built in 2021, and therefore historical leasing information is not available.

(3)	Based on the underwritten rent roll dated October 20, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 520 ALMANOR

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 520 Almanor Property:

Cash Flow Analysis(1)(2)(3)

	Underwritten	Underwritten $ per SF
Base Rent	$14,092,574	60.95
Credit Rent Steps(4)	2,014,529	8.71
Vacant Income	140,000	0.61
Reimbursements	3,956,241	17.11
Vacancy & Credit Loss	(1,010,167)	(4.37)
Concessions	0	0.00
Other Income	0	0.00
Effective Gross Income	$19,193,177	$83.01
Real Estate Taxes	3,026,945	13.09
Insurance	228,312	0.99
Management	575,795	2.49
Ground Rent	1,988,772	8.60
Other Operating Expenses	205,276	0.89
Total Operating Expenses	$6,025,100	$26.06
Net Operating Income	$13,168,077	$56.95
TI/LC	0	0.00
Replacement Reserves	0	0.00
Net Cash Flow	$13,168,077	$56.95

Occupancy(5)	95.0%
NOI Debt Yield(6)	13.0%
NCF DSCR(6)	5.00x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The 520 Almanor Property was built in 2021, and therefore historical financial information is not available

(3)	Based on the underwritten rent roll dated October 20, 2021.

(4)	Credit Rent Steps represent the straight-line rent credit for Nokia through the anticipated repayment date.

(5)	Underwritten Occupancy is based on economic vacancy.

(6)	The NOI Debt Yield and NCF DSCR is calculated based on the 520 Almanor Whole Loan.

■	Appraisal. According to the appraisal, the 520 Almanor Property has an “as stabilized” appraised value of $254,000,000 as of March 1, 2023. The “as stabilized” appraised value assumes all outstanding tenant improvements and contractual free rent associated with the Nokia lease have been satisfied.

Appraisal Approach	“As-Stabilized” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$252,000,000	N/A	5.00%
Discounted Cash Flow Approach	256,000,000	6.00%	5.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report dated June 15, 2021, there are no recognized environmental conditions or recommendations of further action at the 520 Almanor Property.

■	Market Overview and Competition. The 520 Almanor Property is located in the Peery Park district of Sunnyvale, California, part of the Silicon Valley market. The Peery Park District includes major companies such as Microsoft, Apple, Google, Amazon, and LinkedIn, among others. The 520 Almanor Property benefits from its close proximity to the Cal Train Sunnyvale and Mountain View stations, which are both located within a three-mile radius and are easily accessible via shuttle. Additionally, the 101 Highway, 237 Highway and Central Expressway provide convenient access to the 520 Almanor Property.

According to the appraisal, the 520 Almanor Property is located in the Peery Park office submarket. As of the second quarter of 2021, the Peery Park submarket contained approximately 4.3 million SF of office inventory, approximately 22% of the entire Sunnyvale office inventory. Over the same period, the office vacancy in the submarket was approximately 14.1%, down from 17.5% at the end of 2020. The overall average asking rental rate for all office space,

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 520 ALMANOR

including class “A” and “B” space, in the Peery Park submarket is $77.28 PSF, fully serviced (or between about $62.40 and $65.40 PSF, triple-net). The recent class “A” office facilities leases in or near the subject market reflect rental rates between $44.40 and $72.00 PSF, triple-net, with most between $52.20 and $66.00 PSF, triple-net.

The following table presents certain information relating to the primary office competition for the 520 Almanor Property:

Competitive Set - Comparable Office Leases(1)

Property Name	Tenant Name	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
520 Almanor Property(2)	Nokia	227,220	Apr-21	159	$62.02
Sunnyvale Cityline	Uber Technologies, Inc.	290,181	Jun-19	126	$72.00
Moffett Towers II, Bldgs. 3-5	Facebook Inc.	1,051,899	Jun-19	180-184	$52.20
America Center Building 4	Bill.com	131,801	Dec-19	132	$45.00
Coleman Highline Phase II	Roku Inc.	380,951	Mar-20	126	$44.52
700 Santana Row	NetApp	303,700	Apr-21	132	$45.60
Sunnyvale Pathline Park	Apple Inc.	701,118	May-21	120	$45.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 20, 2021 and Nokia lease information.

■	The Borrower. The borrower is GI TC Peery Park LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. The borrower sponsor is Techcore, LLC, a joint venture between GI Partners and CalPERS. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 520 Almanor Whole Loan. There is no separate non-recourse carveout guarantor with respect to the 520 Almanor Whole Loan. The borrower sponsor delivered an environmental indemnity at origination of the 520 Almanor Whole Loan.

Techcore is a fully discretionary core real estate fund that launched in 2021 and is managed by GI Partners with commitments from CalPERS. The fund is a core investment vehicle actively investing in or owning technology-advantaged real estate in the United States, including data centers, carrier hotels, corporate campuses for technology tenants, and life science properties, located in primary markets and leased to industry leading tenants. To date, GI Partners has invested in over 3.0 million SF of core technology-advantaged real estate for Techcore.

■	Escrows. At loan origination, the borrower deposited $600,000 into a debt service reserve related to the Nokia lease, which funds are required to be disbursed by lender to borrower in equal installments of $300,000 on November 8, 2021 and December 6, 2021, provided no material event of default has occurred and is continuing.

Tax Reserve – During a Trigger Period, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes.

Insurance Reserve – During a Trigger Period, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the loan origination date, an acceptable blanket policy was in place.

Replacement Reserve – During a Trigger Period, the borrower is required to deposit into a replacement reserve, on a monthly basis, $3,853.67.

Rollover Reserve – During a Trigger Period, the borrower is required to deposit into a rollover reserve, on a monthly basis, $28,902.50.

Ground Rent Reserve – During the continuance of a Trigger Period, the borrower is required to deposit into a ground rent reserve, on a monthly basis, an amount equal to the ground rent payable under the ground lease.

■	Lockbox and Cash Management. The 520 Almanor Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause tenants to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the 520 Almanor Property into such lockbox account within two business days of receipt. If no 520 Almanor Trigger Period exists, on a weekly basis, and on business day immediately preceding each monthly payment date, all funds in the lockbox account are required to be swept into the borrower’s operating account. During a 520 Almanor Trigger

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 520 ALMANOR

Period, sums on deposit in the lockbox account are required to be transferred on a daily basis to a lender-controlled deposit account to be applied to payment of all required monthly amounts (including, without limitation, taxes and insurance, ground rent, debt service and required reserves) and approved property operating expenses, with, prior to ARD, any excess funds to be held by the lender as additional collateral for the loan.

After the ARD, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the 520 Almanor Whole Loan until the outstanding principal balance has been reduced to zero, then to any excess interest until the excess interest has been reduced to zero and then to any other indebtedness due under the 520 Almanor Whole Loan until the other indebtedness has been reduced to zero.

A “Trigger Period” will commence upon the occurrence of (i) an event of default (and will end upon the cure or waiver of such event of default), (ii) if the debt service coverage ratio falls below 1.20x unless a Single Tenant Condition (as defined below) is satisfied, (and will end at such time the debt service coverage ratio exceeds 1.20x for two consecutive quarters, or the Single Tenant Condition is satisfied), (iii) the commencement of a Lease Sweep Period (as defined below) (and will end upon the termination thereof) and (iv) the occurrence of the ARD (and will end upon the repayment of the 520 Almanor Whole Loan in full).

A “Lease Sweep Period” will commence (a)(i) with respect to the Lease Sweep Lease (as defined below), the earlier to occur of (1) 12 months prior to the earliest stated expiration of a Lease Sweep Lease and (2) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option; (b) the receipt by borrower or property manager of notice from the tenant under a Lease Sweep Lease exercising its right to terminate its lease; (c) the date that a Lease Sweep Lease is surrendered, cancelled or terminated; (d) the date that any tenant under a Lease Sweep Lease (other than a tenant that has an Investment Grade Rating (as defined below)) will discontinue its business (i.e., “goes dark”) at substantially all of its Lease Sweep Lease space at the 520 Almanor Property for more than 30 consecutive days, excluding (i) the temporary closure of building amenity space such as cafeterias and gyms pursuant to applicable legal requirements, (ii) a temporary closure as the result of repairs, alterations, or restoration, which such repairs, alterations or restoration, as applicable, are being performed diligently and in accordance with the loan documents, and/or (iii) a temporary closure effectuated in order to comply with legal requirements which restrict the use or occupancy of the 520 Almanor Property; (e) upon a default of the tenant under a Lease Sweep Lease beyond any applicable notice and cure periods, which such default is (x) a material monetary or non-monetary default that would reasonably be anticipated to have a material adverse effect and/or (y) a failure to pay base rent; (f) the occurrence of an insolvency proceeding of the tenant under a Lease Sweep Lease or the guarantor under such lease.

A Lease Sweep Period will end upon, (A) with respect to clauses (i)(a), (i)(b), (i)(c), and (i)(d) above, at least 70% of the Lease Sweep space is leased pursuant to one or more qualified leases and, in the lender’s good faith judgment, sufficient funds have been accumulated in the lease sweep account in accordance with the loan documents to cover all related leasing expenses and free/gap/abated rent periods (not to exceed the applicable Rent Reserve Cap Amount (defined below)); (B) in the case of clause (i)(a) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with borrower acceptable to lender) with respect to all of its Lease Sweep Space, and in the lender’s good faith judgment, sufficient funds have been accumulated in the Lease Sweep Account in accordance with the loan documents to cover all related leasing expenses and free/gap/abated rent periods (not to exceed the applicable Rent Reserve Cap Amount (as defined below)); (C) in the case of clause (i)(b) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant; (D) in the case of clause (i)(e) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of two consecutive months following such cure; (E) in the case of clause (i)(f) above, (a) the applicable insolvency proceeding has terminated; (F) in the case of clause (i)(d) above, if the credit rating of the tenant under a Lease Sweep Lease (or the applicable guarantor of such lease) has been restored to at least an investment grade rating; (G) in the case of clauses (i)(a), (i)(b), (i)(c), (i)(d), (i)(e), and (i)(f) above, the date on which either (X) the 520 Almanor Property has achieved a debt yield of at least 8.5% or (Y) each of the following conditions is satisfied: (a) the sum of lease sweep funds accumulated in the lease sweep account with respect to the Untenanted Portion (defined below) of the Lease Sweep Lease in question is equal to the Lease Sweep Deposit Amount (as defined below) applicable to such

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: 520 ALMANOR

Untenanted Portion of the Lease Sweep space and (b) in the lender’s judgment sufficient funds have been accumulated in the lease sweep account with respect to the Tenanted Portion (defined below) in accordance with the loan documents to cover all related leasing expenses and free/gap/abated rent periods (not to exceed the Rent Reserve Cap Amount).

An “Investment Grade Rating” means (i) with respect to Nokia Corporation and/or Nokia Corporation’s lease guarantor, (x) a long-term unsecured debt rating of at least “BBB-” from Fitch and (y) has a long-term unsecured debt rating that has not been downgraded by Moody’s or S&P below the respective ratings assigned by ratings agencies such as S&P, Moody’s, Fitch, DBRS Morningstar or Kroll as of the origination date, and (ii) with respect to any other person, has a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such person.

A “Rent Reserve Cap Amount” means with respect to a reserve established in connection with free rent periods, gap rent periods, and/or rent abatement periods under one or more leases, an amount sufficient to cause the debt service coverage ratio to be equal to 1.20x during such free rent periods, gap rent periods and/or rent abatement periods, as applicable.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable SF of the applicable space leased pursuant to a Lease Sweep Lease multiplied by $25.00.

A “Tenanted Portion” means any portion of the applicable Lease Sweep space which has been re-tenanted pursuant to one or more qualified leases. An “Untenanted Portion” means any portion of the applicable Lease Sweep space which does not qualify as the Tenanted Portion.

A “Lease Sweep Lease” means (i) the Nokia lease or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates covers the majority of the applicable Lease Sweep Lease space.

■	Property Management. The 520 Almanor Property is managed by RiverRock Real Estate Group, Inc., a California Corporation and an affiliate of the borrower.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the 520 Almanor Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 6-month extended period of indemnity following casualty. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: PLAZA LA CIENEGA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: PLAZA LA CIENEGA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: PLAZA LA CIENEGA

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CREFI
Location (City/State)	Los Angeles, California		Cut-off Date Principal Balance(2)	$50,000,000
Property Type	Retail		Cut-off Date Principal Balance per SF(1)	$294.22
Size (SF)	305,890		Percentage of Initial Pool Balance	5.4%
Total Occupancy as of 3/31/2021	93.7%		Number of Related Mortgage Loans	None
Owned Occupancy as of 3/31/2021	93.7%		Type of Security	Fee / Leasehold
Year Built / Latest Renovation	1970 / 2003		Mortgage Rate	3.49000%
Appraised Value	$164,000,000		Original Term to Maturity (Months)	120
Appraisal Date	6/16/2021		Original Amortization Term (Months)	NAP
Borrower Sponsors	Harbor Trading USA and Rubin Pachulski Properties 36, LLC		Original Interest Only Period (Months)	120
Property Management	RPD Property Management Company, LLC		First Payment Date	11/6/202
Underwritten Revenues	$10,276,791		Maturity Date	10/6/2031
Underwritten Expenses	$2,265,279		Escrows(3)
Underwritten Net Operating Income (NOI)	$8,011,513			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,551,563		Taxes	$469,292	$52,144
Cut-off Date LTV Ratio(1)	54.9%		Insurance	$0	Springing
Maturity Date LTV Ratio(1)	54.9%		Replacement Reserves(4)	$0	$8,412
DSCR Based on Underwritten NOI / NCF(1)	2.52x / 2.37x		TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	8.9% / 8.4%		Other(5)	$364,582	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$90,000,000	100.0%	Loan Payoff(6)	$63,286,119	70.3%
			Principal Equity Distribution	25,207,796	28.0
			Upfront Reserves	833,874	0.9
			Closing Costs	672,212	0.7
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Plaza La Cienega Whole Loan (as defined below).

(2)	The Cut-off Date Balance of $50,000,000 represents the controlling Note A-1 of the $90,000,000 Plaza La Cienega Whole Loan, which is evidenced by three pari passu notes.

(3)	See “—Escrows” below.

(4)	The borrowers are required to deposit into a replacement reserve, on a monthly basis, (i) prior to payment date occurring in October 2027, approximately $8,412 and (ii) from and after the payment date occurring in October 2027, approximately $1,721.

(5)	Other upfront reserves consist of unfunded obligations ($333,450) and gap rent ($31,132).

(6)	Loan payoff is inclusive of approximately $5 million in defeasance costs.

■	The Mortgage Loan. The mortgage loan (the “Plaza La Cienega Loan”) is part of a whole loan (the “Plaza La Cienega Whole Loan”) consisting of three pari passu notes with an aggregate outstanding principal balance of $90,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple and leasehold interest in an anchored retail center located in Los Angeles, California (the “Plaza La Cienega Property”). The Plaza La Cienega Loan, evidenced by the controlling Note A-1, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 5.4% of the Initial Pool Balance. The Plaza La Cienega Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on September 28, 2021. The Plaza La Cienega Whole Loan has an interest rate of 3.49000% per annum. The borrower utilized the proceeds of the Plaza La Cienega Whole Loan to pay off prior debt associated with the Plaza La Cienega Property, fund upfront reserves, pay closing costs and return equity to the borrower sponsor.

The Plaza La Cienega Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Plaza La Cienega Whole Loan requires payments of interest only for the entire term of the Plaza La Cienega Whole Loan. The stated maturity date is the due date in October 2031. Voluntary prepayment of the Plaza La Cienega Whole Loan is prohibited prior to July 6, 2031. The borrower has the option to defease the entire $90.0 million Plaza La Cienega Whole Loan in whole (and not in part) after the earlier to occur of (i) September 28, 2024 and (ii) two years after the closing date of the last securitization that includes any portion of the Plaza La Cienega Whole Loan.

The table below summarizes the promissory notes that comprise the Plaza La Cienega Whole Loan. The relationship between the holders of the Plaza La Cienega Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	3650R 2021-PF1	Yes
A-2	20,000,000	20,000,000	Benchmark 2021-B30(1)	No
A-2	20,000,000	20,000,000	CREFI(2)	No
Whole Loan	$90,000,000	$90,000,000

(1)	Expected to close on or prior to the Closing Date.

(2)	Expected to be contributed to one or more future securitizations.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: PLAZA LA CIENEGA

■	The Mortgaged Property. The Plaza La Cienega Property is a 305,890 SF anchored retail center located in Los Angeles, California. The Plaza La Cienega Property was originally constructed in 1970 and renovated in 2003. In 1986, La Cienega-Sawyer Ltd. acquired the leasehold interest in the land comprising the Plaza La Cienega Property. In 1998, Rains, LLC acquired the fee interest in the Plaza La Cienega Property and chose to preserve the Plaza La Cienega Ground Lease. Following such 1998 purchase, the monthly rent payment under the Plaza La Cienega Ground Lease was reduced to $1.00. The ground lease expires on March 31, 2041 with one 29-year extension option remaining.

The Plaza La Cienega Property consists of two anchored multi-tenant retail buildings, two single-tenant restaurant pad buildings, and a three-story office building situated on a 14.8-acre site. The retail portion of the Plaza La Cienega Property comprises 284,271 SF (92.9% of NRA; 92.5% of UW base rent) while the office portion comprises 21,619 SF (7.1% of NRA; 7.5% of UW base rent). As of March 31, 2021, the Plaza La Cienega Property was 93.7% occupied. Major tenants at the Plaza La Cienega Property include Target (61,965 SF through January 2036), LA Fitness (65,000 SF through January 2037), and Ross Dress For Less (27,003 SF through January 2030). Retail shop space tenants are primarily national, regional, and local businesses and franchisees including Jersey Mike’s, Baskin Robbins, Sally Beauty Company, General Nutrition Corporation and Southern California Sports Rehab. El Pollo Loco and McDonald’s occupy two fast food restaurant buildings with frontage along La Cienega Boulevard. The three-story office building is situated at the northwest corner of the Plaza La Cienega Property. Additionally, the Plaza La Cienega Property includes 1,361 surface and garage parking spaces, resulting in a parking ratio of 4.45 spaces per 1,000 SF of NRA.

The largest tenant based on underwritten base rent is Target (61,965 SF; 20.3% of NRA; 22.5% of UW base rent). Target (NYSE: TGT), the anchor of the Plaza La Cienega Property, operates as a general merchandise retailer with 1,909 stores in the United States as of July 31, 2021 along with a digital channel, Target.com. Founded in 1902, Target’s merchandise offerings come from a variety of sources such as beauty and accessories, home furnishings and décor, apparel and accessories, food and beverage, and other products such as electronics, toys, entertainment offerings, sporting goods, and pet supplies. Target’s retail locations offer instore amenities such as Target Café, Target Photo, Target Optical, Portrait Studio, Starbucks, and other food service offerings. Target generated total revenue of $93.6 billion in 2020 and $49.4 billion in the six month period ending on July 31, 2021.

The second largest tenant based on underwritten base rent is LA Fitness (65,000 SF; 21.2% of NRA; 14.5% of UW base rent). Fitness International, LLC, operates a health club chain in the United States and Canada. Founded in 1984 and based in Irvine, California, Fitness International, LLC has over 700 locations nationwide, most of which operate under the trade name LA Fitness. The health club offers personal training services along with a wide range of group fitness classes. Fitness International, LLC also sells fitness apparel along with headgear, bags, and other merchandise through its online store. Fitness International, LLC recently lined up a $300.0 million loan through the United States government’s Main Street Lending Program, which assists with gym closures due to the COVID-19 pandemic, and has been gradually reopening its locations on a state by state basis.

The third largest tenant based on underwritten base rent is Ross Dress For Less (27,003 SF; 8.8% of NRA, 12.5% of UW base rent). Ross Stores, Inc. (NASDAQ: ROST) operates the Ross Dress For Less and dd’s Discounts stores providing off-price retail apparel and home fashion with 1,866 stores in the United States as of May 1, 2021. Founded in 1982, Ross Dress For Less offers in-season, name brand and designer apparel, accessories, footwear and home fashions at savings of 20.0% to 60.0% off department and specialty store regular prices. As the largest off-price apparel and home fashion retail chain in the United States, Ross Dress For Less maintains low price offerings, which are targeted to middle income households. Ross Stores, Inc. opened 22 Ross Dress for Less stores in June and July 2021. Ross Stores, Inc. generated total sales of $12.5 billion in 2020 and approximately $9.3 billion in the six month period ending in July 31, 2021.

■	COVID-19 Update. As of October 6, 2021, the Plaza La Cienega Property is open and operating. Eight tenants received rent abatements due to the COVID-19 pandemic. August and September rent collections totaled 98.4% and 98.4% respectively. As of October 6, the Plaza La Cienega Whole Loan is not subject to any modification or forbearance requests. The first payment date of the Plaza La Cienega Whole Loan is November 6, 2021. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: PLAZA LA CIENEGA

The following table presents certain information relating to the tenants at the Plaza La Cienega Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Target	A/A2/A	61,965	20.3%	$1,961,345	22.5%	$31.65	1/31/2036	Various(3)
LA Fitness	NR/Caa1/CCC+	65,000	21.2	1,260,844	14.5	19.40	1/31/2037	Various(4)
Ross Dress For Less	NR/A2/BBB+	27,003	8.8	1,090,007	12.5	40.37	1/31/2030	1, 10-year option
Smart & Final Stores LLC	NR/NR/NR	24,000	7.8	681,000	7.8	28.38	10/31/2036	Various(5)
Kaiser Foundation Health Plan	AA-/NR/AA-	11,436	3.7	452,100	5.2	39.53	12/31/2023	None
CVS(6)	NR/Baa2/BBB	14,200	4.6	384,450	4.4	27.07	11/30/2061	None
Kidney Dialysis Cntr of W.L.A.	NR/NR/NR	10,845	3.5	364,392	4.2	33.60	12/31/2031	2, 5-year options
McDonald’s Corporation	NR/Baa1/BBB+	4,727	1.5	314,994	3.6	66.64	11/26/2032	Various(7)
Dollar Tree	NR/Baa2/BBB	10,309	3.4	309,511	3.6	30.02	7/31/2029	2, 5-year options
El Pollo Loco	NR/NR/NR	2,378	0.8	290,400	3.3	122.12	5/31/2026	3, 5-year options
Ten Largest Tenants		231,863	75.8%	$7,109,044	81.7%	$30.66
Remaining Tenants		54,793	17.9	1,596,297	18.3	29.13
Vacant Space		19,234	6.3	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		305,890	100.0%	$8,705,340	100.0%	$30.37

(1)	Based on the underwritten rent roll dated March 31, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Target has one, 10-year renewal option, one, 5-year renewal option and one, 4-year renewal option.

(4)	LA Fitness has one, 10-year renewal option and two, 5-year renewal options.

(5)	Smart & Final Stores LLC has two, 5-year renewal options and one, 4-year plus 11-months renewal option.

(6)	CVS has the option to terminate its lease on November 30, 2021 and every 10 years thereafter, upon 90 days’ notice.

(7)	McDonald’s Corporation has one, 10-year renewal option and two, 5-year renewal options.

The following table presents certain information relating to the lease rollover schedule for the Plaza La Cienega Property based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	1,035	0.3%	0.3%	29,684	0.3%	$28.68	1
2021	0	0.0	0.3%	0	0.0	0.00	0
2022	0	0.0	0.3%	0	0.0	0.00	0
2023	31,202	10.2	10.5%	935,387	10.7	29.98	4
2024	1,200	0.4	10.9%	54,000	0.6	45.00	1
2025	2,346	0.8	11.7%	47,206	0.5	20.12	1
2026	2,378	0.8	12.5%	290,400	3.3	122.12	1
2027	4,008	1.3	13.8%	156,312	1.8	39.00	1
2028	0	0.0	13.8%	0	0.0	0.00	0
2029	17,483	5.7	19.5%	578,464	6.6	33.09	4
2030	38,126	12.5	32.0%	1,344,645	15.4	35.27	3
2031	16,671	5.4	37.4%	598,278	6.9	35.89	4
2032 & Thereafter	172,207	56.3	93.7%	4,670,965	53.7	27.12	6
Vacant	19,234	6.3	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	305,890	100.0%		$8,705,340	100.0%	$30.37	26

(1)	Based on the underwritten rent roll dated March 31, 2021.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps occurring through August 1, 2022 and the average rent over the lease term for investment grade tenants.

The following table presents certain information relating to historical leasing the Plaza La Cienega Property:

Historical Leased %(1)

2018	2019	2020	As of 3/31/2021(2)
97.6%	89.7%	95.1%	93.7%

(1)	Represents the occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent roll dated March 31, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: PLAZA LA CIENEGA

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the Plaza La Cienega Property:

Cash Flow Analysis(1)(2)

	2018		2019		2020		TTM 6/30/2021		Underwritten		Underwritten $ per SF
Base Rental Revenue	$7,161,364		$6,793,915		$8,786,878		$8,630,291		$8,120,517		$26.55
Contractual Rent Steps(3)	0		0		0		0		584,823		1.91
Vacant Income	0		0		0		0		746,829		2.44
Reimbursement Income	1,486,909		1,233,493		1,625,746		1,610,444		1,345,386		4.40
Vacancy & Credit Loss	0		0		(679,415)		(815,392)		(746,829)		(2.44)
Other Income	3,211		516		646		1,324		226,065		0.74
Percentage Rent	25,569		7,448		0		0		0		0.00
Effective Gross Revenue	$8,677,053		$8,035,372		$9,733,855		$9,426,667		$10,276,791		$33.60

Real Estate Taxes	619,030		624,215		584,858		595,926		595,926		1.95
Insurance	183,367		134,733		180,352		200,858		219,231		0.72
Management Fee	263,035		240,524		294,481		282,800		308,304		1.01
Other Expenses	1,091,945		1,181,653		1,056,115		1,023,720		1,141,818		3.73
Total Operating Expenses	$2,157,377		$2,181,126		$2,115,805		$2,103,305		$2,265,279		$7.41

Net Operating Income	$6,519,676		$5,854,246		$7,618,050		$7,323,362		$8,011,513		$26.19
Replacement Reserves	0		0		0		0		61,178		0.20
TI/LC	0		0		0		0		398,772		1.30
Net Cash Flow	$6,519,676		$5,854,246		$7,618,050		$7,323,362		$7,551,563		$24.69

Occupancy	97.6%		89.7%		95.1%		NAP		93.2%
NOI Debt Yield(4)	7.2%		6.5%		8.5%		8.1%		8.9%
NCF DSCR(4)	2.05	x	1.84	x	2.39	x	2.30	x	2.37	x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Based on the underwritten rent roll dated March 31, 2021.

(3)	Represents rent steps occurring through August 1, 2022 and the average rent over the lease term for investment grade tenants.

(4)	Based on the Plaza La Cienega Whole Loan.

■	Appraisal. According to the appraisal, the Plaza La Cienega Property had an as-is appraised value of $164,000,000 as of June 16, 2021.

■	Environmental Matters. According to the Phase I environmental report dated as of June 24, 2021, there are no recognized environmental conditions or recommendations for further action at the Plaza La Cienega Property other than (i) historic onsite operations that included a creamery, an automotive service center and a drycleaner; as well as a recognized environmental condition associated with the removal of impacted soils from the Plaza La Cienega Property in 2000/2001, and (ii) a recommended limited subsurface investigation to determine whether such recognized environmental conditions may have resulted in any environmental impacts to the Plaza La Cienega Property. An environmental insurance policy was put in place at the origination of the Plaza La Cienega Whole Loan. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

■	Market Overview and Competition. The Plaza La Cienega Property is located within the West Los Angeles submarket within the greater Los Angeles market. West Los Angeles is a diversified submarket containing significant residential, retail, and office development. The West Los Angeles submarket is bordered by the Santa Monica Mountains to the north, Fairfax Avenue/La Cienega Boulevard to the east, the Los Angeles International Airport to the south, and the Pacific Ocean to the west. The West Los Angeles submarket is comprised of the incorporated cities of Malibu, Santa Monica, Culver City, West Hollywood, and Beverly Hills, as well as several unincorporated communities. The West Los Angeles submarket is primarily served by two major freeways, the Santa Monica Freeway (Interstate 10) and the San Diego Freeway (Interstate 405). The Santa Monica Freeway extends in an east/west direction between the Pacific Ocean and the California state line with Arizona, whereas the San Diego Freeway extends in a north/south direction through western Los Angeles.

As of the first quarter of 2021, the West Los Angeles retail submarket contained approximately 4.6 million SF of retail space with a vacancy rate of 5.7% and average asking rents of $39.15 per SF. The 2020 population and median household income within one, three and five mile radii of the Plaza La Cienega Property was 41,157, 337,604 and 987,804 and $74,672, $77,481 and $66,186, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: PLAZA LA CIENEGA

The following table presents certain information relating to the appraisal’s market rent conclusion for the Plaza La Cienega Property’s various tenant types in comparison to the in-place base rent for the applicable tenants (per type) at the Plaza La Cienega Property.

Market Rent Analysis – Tenant Type
	Tenant Leased Space(1)	Market Rent per SF(2)	In-Place Base Rent per SF(1)
Fitness Center	65,000	$21.00	$19.40
Anchor	61,965	$30.00	$31.65
Jr. Anchor	105,827	$36.00	$31.26
Fast Food Restaurant	7,105	$111.00	$85.21
Retail Space – Good	5,628	$54.00	$56.41
Retail Space Average	5,208	$42.00	$40.38
Retail Space – Fair	15,104	$24.00	$25.48
Office	20,819	$30.00	$31.53
Total	286,656		$30.37

(1)	Based on underwritten rent roll dated March 31, 2021 and inclusive of contractual rent steps.

(2)	Source: Appraisal

The appraisal identified retail lease comparables across eight properties within the surrounding area ranging from 450 SF to 6,598 SF with lease terms ranging between 3.0 and 10.0 years. The comparable tenants reported annual rental rates ranging from $30.00 to $75.00 per SF. with a weighted average rent of approximately $47.41 per SF.

Plaza La Cienega - Comparable Retail Leases(1)

Property Name / Location	Year Built / Renovated	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (Years)	Base Rent per SF
Plaza La Cienega	1970 / 2003	Various	305,890(2)	Various	Various	$30.37(2)
Strip Center 1804 S La Cienega Blvd, Los Angeles, CA 90035	1986	Westwood Catering	1,300	Jun-19	5.0	$31.80
Storefront Retail Building 239 S. Robertson Boulevard, Beverly Hills, CA 90211	1952	Confidential	450	May-20	5.0	$66.67
		Confidential	525	Apr-19	5.0	$66.00
		Once in a Lifetime	500	May-18	3.0	$60.00
Access Culver City – Retail 8770 Washington Boulevard, Culver City, CA 90232	2016	Retail Tenant	4,709	Feb-18	5.0	$51.00
Ivy Station 8830-8840 National Boulevard, Culver City, CA 90232	2020	Studio Fitness User	2,300	Dec-19	10.0	$75.00
Venice Crossroads 8985 Venice Boulevard, Los Angeles, CA 90034	1975 / 1998	Uncomm Project	1,156	Dec-19	3.0	$32.76
		Pure Barre	1,770	Nov-19	3.0	$40.56
		Jersey Mikes	1,310	Jan-19	10.0	$66.00
		Mango Mint	954	Nov-18	2.0	$40.20
California Marketplace 450 South Western Avenue, Los Angeles, CA 90020	2015	Asking	1,700	Jun-21	3.0	$54.00
		Confidential	1,338	Mar-21	5.0	$49.32
		Confidential	1,570	Oct-17	5.0	$48.00
		Confidential	1,095	Aug-17	5.0	$45.00
Hollywest Promenade 5417-5455 Hollywood Blvd, Los Angeles, CA 90027	2002	Asking	2,200	Jun-21	5.0	$30.00
		Confidential	4,666	Mar-21	5.0	$30.00
		Norms	6,598	Jan-21	10.0	$39.00
Beverly Connection 100 N. La Cienega Boulevard, Los Angeles, CA 90048	1948 / 1998	CNM LLC	1,775	Jan-19	2.5	$72.00
		CNM LLC	1,881	Jan-19	2.5	$72.00

(1)	Source: Appraisal

(2)	Based on underwritten rent roll date March 31, 2021

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: PLAZA LA CIENEGA

■	The Borrowers. The borrowers are Rains, LLC, a California limited liability company, and LaCienega-Sawyer Ltd., a California limited partnership, each a single purpose entity with two independent directors. The managing member of Rains, LLC, Rains Manager, LLC, a Delaware limited liability company, and the general partner of LaCienega-Sawyer Ltd., La Cienega-Sawyer GP, LLC a Delaware limited liability company, are each single purpose entities with at least one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Plaza La Cienega Whole Loan.

Rains, LLC owns the fee interest in the Plaza La Cienega Property. LaCienega-Sawyer Ltd. holds the leasehold interest in the Plaza La Cienega Property and owns the related improvements pursuant to a ground lease dated April 1, 1971 between Rains, LLC (as successor-in-interest to New York Life Insurance Company), as ground lessor, and LaCienega-Sawyer Ltd., (as successor-in-interest to La Cienega Shopping Center, a Limited Partnership), as ground lessee, as amended (the “Plaza La Cienega Ground Lease”).

The borrower sponsors and nonrecourse carve-out guarantors are Harbor Trading USA and Rubin Pachulski Properties 36, LLC. Harbor Trading USA, a California corporation, owns 25.0% of Rains, LLC and 25.0% of LaCienega-Sawyer Ltd. Rubin Pachulski Properties 36, LLC, a California limited liability company, is an affiliate of Rubin Pachulski Properties L.P. which owns 74.5% of LaCienega-Sawyer Ltd. The remaining 0.5% of LaCienega-Sawyer Ltd. is owned by La Cienega-Sawyer GP, LLC its general partner which entity is indirectly owned and controlled by Richard Pachulski. Rains, LLC is 1.0% owned by Rains Manager LLC, its managing member, which entity indirectly owned and controlled by Richard Pachulski. Harbor Trading USA is an entity owned by two German citizens formed for the purpose of investing in the United States. The parent company for Rubin Pachulski Properties 36, LLC is RP Realty Partners, LLC which is a real estate investment and operating company. RP Realty Partners, LLC invests in middle-market transactions with a focus on retail and mixed-use properties from $10.0 million to $100.0 million ranging in size from 100,000 SF to 600,000 SF.

■	Escrows. At origination of the Plaza La Cienega Whole Loan, the borrowers deposited (i) approximately $469,292 into a tax reserve, (ii) approximately $333,450 into a reserve for certain unfunded obligations and (iii) approximately $31,132 into a gap rent reserve.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of an amount reasonably estimated by the lender to be payable over the next-ensuing 12-month period (initially estimated to be approximately $52,144).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, the borrowers are not required to make such monthly insurance reserve deposits if the insurance policy constitutes an approved blanket policy pursuant to the Plaza La Cienega Whole Loan documents.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, (i) prior to payment date occurring in October 2027, approximately $8,412 and (ii) from and after the payment date occurring in October 2027, approximately $1,721.

TI/ LC Reserve. The borrowers are required to deposit into a tenant improvements and leasing commission reserve, on each payment date during the continuance of a Leasing Reserve Deposit Period, an amount equal to 1/12 of $1.00 per SF (less any such square footage leased to any tenant not then in default under its lease and (i) whose long-term senior unsecured debt is rated investment-grade or better by each rating agency who rates such tenant, and (ii) the term of whose lease extends past the maturity date of the Plaza La Cienega Whole Loan) (subject to a cap of $305,229).

■	Lockbox and Cash Management. The Plaza La Cienega Whole Loan is structured with a hard lockbox and springing cash management. In connection with the origination of the Plaza La Cienega Whole Loan, the borrowers were required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lockbox account. The borrowers are required to cause revenue received by the borrowers or the property manager to be deposited into such lockbox within one business day of receipt thereof. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Plaza La Cienega Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Plaza La Cienega Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Plaza La Cienega Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: PLAZA LA CIENEGA

flow reserve account to the borrowers. Upon an event of default under the Plaza La Cienega Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default occurring; and (ii) the occurrence of a DSCR Trigger Event (as defined below) (unless the DSCR Trigger Waiver Condition (as defined below) is satisfied), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, and (b) with respect to clause (ii) above, (I) the debt service coverage ratio for the Plaza La Cienega Property being equal to or greater than 1.20x for two consecutive calendar quarters, or (II) satisfaction of the DSCR Trigger Waiver Condition.

A “DSCR Trigger Event” means that the debt service coverage ratio for the Plaza La Cienega Property (the calculation of which will include any amounts in the form of cash or letter of credit deposited pursuant to the DSCR Trigger Waiver Condition or the Leasing Reserve Waiver Condition (as defined below) that then remain on deposit in the excess cash flow account or leasing reserve account, as applicable, in the underwritable cash flow) is less than 1.15x.

“DSCR Trigger Waiver Condition” will be deemed satisfied so long as within 20 days following the borrowers’ receipt of written notice of each occurrence of a DSCR Trigger Event, the borrowers deposit into the excess cash flow account, in the form of cash or a letter of credit, an amount, calculated by the lender, equal to the amount that, together with (i) any prior amounts deposited as described in this definition and then remaining on deposit in the excess cash flow account and (ii) any prior amounts deposited as described in the definition of “Leasing Reserve Waiver Condition” and then remaining on deposit in the leasing reserve account, would need to be added to the underwritable cash flow in order to cause the debt service coverage ratio to equal 1.15x.

A “Leasing Reserve Deposit Period” means a period (A) commencing upon the earliest of (i) an event of default occurring, or (ii) the date on which the debt yield is less than 7.50% (unless the Leasing Reserve Waiver Condition is satisfied); and (B) expiring upon (x) with respect to clause (i) above, the cure of such event of default, and (y) with respect to clause (ii) above, the date that the debt yield equals or exceeds 7.50% for two consecutive calendar quarters.

“Leasing Reserve Waiver Condition” will be deemed satisfied so long as within 20 days following the borrowers’ receipt of written notice of the occurrence of a Leasing Reserve Deposit Period caused by a reduction in the debt yield, the borrower deposits into the leasing reserve account, in the form of cash or a letter of credit, an amount, calculated by the lender, equal to the amount that, together with (i) any amounts deposited as described in this definition and remaining in the leasing reserve account and (ii) any amounts deposited pursuant as described in the definition of “DSCR Trigger Waiver Condition” and remaining on deposit in the excess cash flow account, would need to be added to the underwritable cash flow in order to cause the debt yield to equal 7.50%.

■	Property Management. The Plaza La Cienega Property is managed by RPD Property Management Company, LLC, an affiliate of the borrower sponsor, pursuant to a management agreement.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Plaza La Cienega Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Plaza La Cienega Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Plaza La Cienega Property covering a restoration period of up to 18 months, with an extended period of indemnity of up to 6 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: HUNTSVILLE OFFICE PORTFOLIO

INTUITIVE CENTER

Intuitive Center I & II

Research Park Office Center

Lakeside Center I & II

Research Center

Regions Center

NORTHROP GRUMMAN

301 Voyager Way

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: HUNTSVILLE OFFICE PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: HUNTSVILLE OFFICE PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	6	Loan Sellers(4)	CREFI, GACC
Location (City/State)	Huntsville, Alabama	Cut-off Date Principal Balance(5)	$49,768,999
Property Type	Office	Cut-off Date Principal Balance per SF(3)	$77.02
Size (SF)	1,033,888	Percentage of Initial Pool Balance	5.4%
Total Occupancy(1)	92.6%	Number of Related Mortgage Loans	None
Owned Occupancy(1)	92.6%	Type of Security	Leasehold
Year Built / Latest Renovation(2)	Various / Various	Mortgage Rate	3.41000%
Appraised Value(2)	$116,550,000	Original Term to Maturity (Months)	120
Appraisal Date	Various	Original Amortization Term (Months)	360
Borrower Sponsors	Meyer Chetrit and Yaacov Amar	Original Interest Only Period (Months) First Payment Date Maturity Date	NAP 9/6/2021 8/6/2031
Property Management	Sandner Commercial Real Estate, Inc. d/b/a Colliers International

Underwritten Revenues	$17,872,284
Underwritten Expenses	$8,526,222	Escrows(6)
Underwritten Net Operating Income (NOI)	$9,346,062	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,997,664	Taxes	$887,153	$80,650
Cut-off Date LTV Ratio(3)	68.3%	Insurance	$92,901	$13,272
Maturity Date LTV Ratio(3)	53.3%	Replacement Reserves	$0	$24,236
DSCR Based on Underwritten NOI / NCF(3)	2.19x / 1.88x	TI/LC(7)	$0	$86,157
Debt Yield Based on Underwritten NOI / NCF(3)	11.7% / 10.0%	Other(8)	$3,860,827	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$80,000,000	99.7%	Loan Payoff	$74,056,758	92.3%
Principal’s New Cash Contribution	235,451	0.3	Upfront Reserves	4,840,881	6.0
			Closing Costs	1,337,812	1.7
Total Sources	$80,235,451	100.0%	Total Uses	$80,235,451	100.0%

(1)	Total Occupancy and Owned Occupancy are as of May 21, 2021 and November 6, 2021.
(2)	See the “Huntsville Office Portfolio Summary” chart below for the Year Built / Latest Renovation and Appraised Values of the individual Huntsville Office Portfolio Properties (as defined below).
(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Huntsville Office Portfolio Whole Loan (as defined below).
(4)	The Huntsville Office Portfolio Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and DBR Investments Co. Limited. (“DBRI”), an affiliate of German American Capital Corporation (“GACC”). CREFI and GACC are each contributing 50.0% of the Huntsville Office Portfolio Loan.
(5)	The Cut-off Date Balance of approximately $49,768,999 represents the controlling Note A-1-1 and non-controlling Notes A-1-3, A-2-2, and A-2-3 of the approximately $79,630,398 Huntsville Office Portfolio Whole Loan, which is evidenced by six pari passu notes.
(6)	See “—Escrows” below.
(7)	The TI/LC reserve is capped at $4,000,000.
(8)	Upfront Other reserves consist of an unfunded obligations reserve of approximately $3,534,622, a ground lease reserve of $293,487, and an immediate repairs reserve of $32,718.

■	The Mortgage Loan. The mortgage loan (the “Huntsville Office Portfolio Loan”) is part of a whole loan (the “Huntsville Office Portfolio Whole Loan”) consisting of six pari passu notes with an aggregate outstanding principal balance of $79,630,398 and is secured by a first mortgage encumbering the borrowers’ leasehold interest in a six-property office portfolio comprising 1,033,888 square feet located in Huntsville, Alabama (the “Huntsville Office Portfolio Properties”). The Huntsville Office Portfolio Loan, evidenced by the controlling Note A-1-1 and non-controlling notes A-1-3, A-2-2, A-2-3, has an outstanding principal balance as of the Cut-off Date of $49,768,999 and represents approximately 5.4% of the Initial Pool Balance. The Huntsville Office Portfolio Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) and DBR Investments Co. Limited (an affiliate of German American Capital Corporation (“GACC”)) on July 20, 2021. The Huntsville Office Portfolio Whole Loan has an interest rate of 3.41000% per annum. The borrowers utilized the proceeds of the Huntsville Office Portfolio Whole Loan to pay off prior debt secured by the Huntsville Office Portfolio Properties, fund upfront reserves and pay closing costs.

The Huntsville Office Portfolio Whole Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Huntsville Office Portfolio Whole Loan amortizes on a 30-year amortization schedule. The stated maturity date is the due date in August 2031. Voluntary prepayment of the Huntsville Office Portfolio Whole Loan is prohibited prior to May 6, 2031. The borrowers have the option to defease the entire $80.0 million Huntsville Office Portfolio Whole Loan in whole (and not in part) at any time after the date that is two years after the closing date of the 3650R 2021-PF1 securitization.

The table below summarizes the promissory notes that comprise the Huntsville Office Portfolio Whole Loan. The relationship between the holders of the Huntsville Office Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: HUNTSVILLE OFFICE PORTFOLIO

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-2, A-2-1	$30,000,000	$29,861,399	Benchmark 2021-B28	No
A-1-1	15,000,000	14,930,700	3650R 2021-PF1	Yes
A-1-3	10,000,000	9,953,800	3650R 2021-PF1	No
A-2-2	15,000,000	14,930,700	3650R 2021-PF1	No
A-2-3	10,000,000	9,953,800	3650R 2021-PF1	No
Total	$80,000,000	$79,630,398

■	The Mortgaged Properties. The Huntsville Office Portfolio Properties consist of six office properties comprising 1,033,888 square feet built between 1980 and 2007.

The following table presents information relating to the Huntsville Office Portfolio Properties:

Huntsville Office Portfolio Summary

Property Name	City	State	Property Type	Year Built/ Renovated	Net Rentable Area (SF)	Occupancy	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Appraised Value	% of UW Base Rent(1)
301 Voyager Way	Huntsville	Alabama	Office	2007/NAP	110,275	100.0%	$7,323,508	14.7%	$17,150,000	11.4%
Intuitive Center I & II	Huntsville	Alabama	Office	1999/NAP	134,318	99.0%	5,465,880	11.0	12,800,000	14.7
Research Place	Huntsville	Alabama	Office	1980/NAP	275,928	89.6%	12,383,771	24.9	29,000,000	25.2
Regions Center	Huntsville	Alabama	Office	1990/2006	154,918	93.3%	9,693,135	19.5	22,700,000	18.9
Lakeside Center I & II	Huntsville	Alabama	Office	1989/2007	121,942	85.0%	4,398,335	8.8	10,300,000	11.1
Research Park Office Center	Huntsville	Alabama	Office	1999/NAP	236,507	92.3%	10,504,369	21.1	24,600,000	18.7
Total / Wtd. Avg.					1,033,888	92.6%	$49,768,999	100.0%	$116,550,000	100.0%

(1)	Inclusive of contractual rent steps occurring through July 1, 2022 and the average rent over the lease term for investment grade tenants.

More than 45% of the net rentable area at the Huntsville Office Portfolio Properties is leased to investment grade tenants. These tenants include Northrop Grumman Space & Mission Systems, Regions Bank, GSA, BAE Systems, the Public Defender’s Office, the Health Care Authority of the City of Huntsville, and Northwestern Mutual. As of May 21, 2021 (November 6, 2021 with regard to the 301 Voyager Way property), the Huntsville Office Portfolio Properties were 92.6% leased by 66 tenants.

The Huntsville Office Portfolio Properties are owned in fee simple by Huntsville NYL LLC and are encumbered by ground leases that commenced on November 7, 2007. The 99-year leases have approximately 85 years remaining (expiring in November 2106) with 2.0% annual escalations.

The largest tenant based on underwritten base rent, Northrop Grumman Space & Mission Systems (“Northrop Grumman”) (Fitch: BBB | Moody’s: Baa2 | S&P: BBB+), occupies 400,234 SF (38.7% of NRA) across four of the six Huntsville Office Portfolio Properties. Northrop Grumman is a leading global aerospace and defense company with operations across the following four sectors: aeronautic systems, defense systems, mission systems, and space systems. The company reported $18.3 billion in sales for the six months ended June 30, 2021 and has approximately 100,000 employees worldwide. The 301 Voyager Way property serves as Northrop Grumman’s regional headquarters.

The second largest tenant based on underwritten base rent is Regions Bank, which occupies a total of 50,024 SF (consisting of 46,687 SF of office space expiring on April 30, 2024, a 1,714 square foot conference room on a month-to-month basis, and a 1,623 square foot fitness center expiring on April 30, 2043). Regions Bank has an aggregate base rent of $23.55 per square foot. Regions Bank is subsidiary of Regions Financial Corporation, a bank holding company which provides retail banking and commercial banking, trust, stockbrokerage and mortgage services. Regions Bank operates 1,952 automated teller machines and 1,454 branches in 16 states in the southern and midwestern United States.

The third largest tenant based on underwritten base rent, Intuitive Research and Technology, Inc., occupies 57,415 square feet (5.6% of net rentable area) under a lease with an expiration date of August 31, 2027. Intuitive Research and Technology, Inc. has a base rent of $19.50 per square foot. Intuitive Research and Technology, Inc. is an aerospace engineering and analysis firm headquartered in Huntsville, Alabama that provides production support systems engineering, programmatic support, and technology management services to the Department of Defense, government agencies, and commercial companies.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: HUNTSVILLE OFFICE PORTFOLIO

COVID-19 Update. As of October 6, 2021, the Huntsville Office Portfolio Properties were open and operating. August 2021 and September 2021 rent collections each totaled 100.0%. As of October 6, 2021, there have been no loan modification or forbearance requests with respect to the Huntsville Office Portfolio Loan. The Huntsville Office Portfolio Whole Loan is current as of the October payment date. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the tenants at the Huntsville Office Portfolio Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Northrop Grumman	BBB/Baa2/BBB+	400,234	38.7%	UAV	UAV	Various(4)	Various(4)
Regions Bank	BBB+/Baa2/BBB+	50,024	4.8	6.7%	$23.55	Various(5)	3, 5-year options
Intuitive Research and Technology, Inc.	NR/NR/NR	57,415	5.6	6.3	$19.50	8/31/2027(6)	None
Pinnacle Solutions, Inc.	NR/NR/NR	45,605	4.4	5.0	$19.24	4/30/2028(7)	None
Dynetics, Inc – Lease	NR/NR/NR	47,609	4.6	4.8	$17.73	11/30/2025(8)	2, 3-year options
Simulation Technologies, Inc.	NR/NR/NR	30,699	3.0	2.7	$15.41	4/30/2026	None
Bradley Arant Boult Cummings LLP	NR/NR/NR	21,491	2.1	2.5	$20.77	Various(9)	None
GSA Dept of Army Activities	AAA/Aaa/AA+	17,582	1.7	2.5	$25.09	8/31/2031	None
Nou Systems, Inc.	NR/NR/NR	26,320	2.5	2.4	$16.04	6/30/2026	None
Redstone Federal Credit Union	NR/NR/NR	24,455	2.4	2.1	$15.00	4/30/2023	None
Ten Largest Tenants		721,434	69.8%	74.5%	$18.21
Remaining Tenants		235,575	22.8	25.5	19.10
Vacant Space		76,879	7.4	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		1,033,888	100.0%	100.0%	$18.43

(1)	Based on the underwritten rent roll as of May 21, 2021 (November 6, 2021 with regard to the 301 Voyager Way property).
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	% of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps ($636,877) through July 1, 2022 and the average rent over the lease term for investment grade tenants.
(4)	Northrop Grumman leases multiple spaces expiring on December 31, 2021 (6,016 SF), February 28, 2023 (110,275 SF, one, three year renewal option) with the right to terminate the space upon 12 months’ notice, June 30, 2024 (59,740 SF), June 30, 2025 (112,216 SF, one, five-year renewal option), September 30, 2025 (48,546 SF; one, five year renewal option), and March 31, 2026 (63,441 SF; one, five year renewal option).
(5)	Regions Bank leases multiple spaces expiring on April 30, 2024 (46,687 SF), April 30, 4043 (1,623 SF), and month-to-month (1,714 SF).
(6)	Intuitive Center I & II has the option to terminate its lease effective as of August 31, 2025 upon notice no later than December 1, 2024 and payment of a termination fee.
(7)	Pinnacle Solutions, Inc. has the option to terminate its lease on January 31, 2024 upon 270 days’ notice and payment of a termination fee.
(8)	Dynetics, Inc - Lease has the option to terminate its lease on November 30, 2024 upon 270 days’ notice and payment of a termination fee.
(9)	Bradley Arant Boult Cummings LLP leases multiple spaces expiring on December 31, 2021 (20,705 SF) and month-to-month (786 SF).

The following table presents certain information relating to the lease rollover schedule for the Huntsville Office Portfolio Properties based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	7,771	0.8%	0.8%	$91,188	0.5%	$11.73	6
2021	26,721	2.6	3.3%	558,219	3.2	$20.89	2
2022	51,980	5.0	8.4%	1,051,663	6.0	$20.23	12
2023	211,448	20.5	28.8%	3,794,119	21.5	$17.94	17
2024	152,438	14.7	43.6%	2,940,149	16.7	$19.29	15
2025	243,689	23.6	67.1%	4,273,755	24.2	$17.54	11
2026	140,737	13.6	80.7%	2,452,408	13.9	$17.43	9
2027	57,415	5.6	86.3%	1,119,593	6.3	$19.50	1
2028	45,605	4.4	90.7%	877,432	5.0	$19.24	1
2029	0	0.0	90.7%	0	0.0	$0.00	0
2030	0	0.0	90.7%	0	0.0	$0.00	0
2031	17,582	1.7	92.4%	441,062	2.5	$25.09	1
2032 & Thereafter	1,623	0.2	92.6%	38,962	0.2	$24.01	2
Vacant	76,879	7.4	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,033,888	100.0%		$17,638,548	100.0%	$18.43	77

(1)	Based on the underwritten rent roll as of May 21, 2021 (November 6, 2021 with regard to the 301 Voyager Way property).
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps ($636,877) through July 1, 2022 and the average rent over the lease term for investment grade tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: HUNTSVILLE OFFICE PORTFOLIO

The following table presents certain information relating to historical occupancy for the Huntsville Office Portfolio Properties:

Historical Leased %(1)

2018	2019	2020	Current(2)
90.9%	96.4%	97.7%	92.6%

(1)	Reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll as of May 21, 2021 (November 6, 2021 with regard to the 301 Voyager Way property).

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the Huntsville Office Portfolio Properties:

Cash Flow Analysis(1)

	2018		2019		2020		TTM 4/30/2021		Underwritten		Underwritten $ per SF
Base Rental Revenue	$14,587,961		$15,987,281		$17,115,728		$17,424,921		$17,001,671		$16.44
Contractual Rent Steps(2)	0		0		0		0		636,877		0.62
Vacant Income	0		0		0		0		1,416,893		1.37
Reimbursement Income	234,666		167,412		67,447		46,228		40,233		0.04
Vacancy & Credit Loss	0		0		0		0		(1,416,893)		(1.37)
Other Income	236,032		234,452		189,481		193,503		193,503		0.19
Effective Gross Revenue	$15,058,659		$16,389,145		$17,372,655		$17,664,651		$17,872,284		$17.29

Real Estate Taxes	998,419		1,065,687		912,339		910,008		963,786		0.93
Insurance	97,551		107,849		137,338		139,728		161,529		0.16
Management Fee	451,760		491,674		511,311		529,940		536,169		0.52
Other Expenses	6,944,466		7,219,813		6,688,286		6,830,210		6,864,738		6.64
Total Operating Expenses	$8,492,196		$8,885,023		$8,249,274		$8,409,886		$8,526,222		$8.25

Net Operating Income	$6,566,462		$7,504,122		$9,123,381		$9,254,766		$9,346,062		$9.04
Replacement Reserves	0		0		0		0		290,828		0.28
TI/LC	0		0		0		0		1,057,571		1.02
Net Cash Flow	$6,566,462		$7,504,122		$9,123,381		$9,254,766		$7,997,664		$7.74

Occupancy	90.9%		96.4%		97.7%		92.6	%(3)	92.6%
NOI Debt Yield(4)	8.2%		9.4%		11.5%		11.6%		11.7%
NCF DSCR(4)	1.54	x	1.76	x	2.14	x	2.17	x	1.88	x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.
(2)	Represents contractual rent steps occurring through July 1, 2022 and the average rent over the lease term for investment grade tenants.
(3)	Based on the underwritten rent roll dated as of May 21, 2021 (November 6, 2021 with regard to the 301 Voyager Way property).
(4)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Huntsville Office Portfolio Whole Loan.

■	Appraisal. According to the appraisals, the Huntsville Office Portfolio Properties had an aggregate “as-is” appraised value of $116,550,000 as of various dates.

Appraisal Summary

Property	Appraisal Approach	Appraised Value	Discount Rate
301 Voyager Way	Discounted Cash Flow	$17,150,000	7.25%
Intuitive Center I & II	Discounted Cash Flow	$12,800,000	9.00%
Research Place	Discounted Cash Flow	$29,000,000	9.00%
Regions Center	Discounted Cash Flow	$22,700,000	9.00%
Lakeside Center I & II	Discounted Cash Flow	$10,300,000	8.75%
Research Park Office	Discounted Cash Flow	$24,600,000	9.00%
Total		$116,550,000

■	Environmental Matters. According to the Phase I environmental reports dated as of June 1, 2021 and June 2, 2021, there are no recognized environmental conditions or recommendations for further action at the Huntsville Office Portfolio Properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: HUNTSVILLE OFFICE PORTFOLIO

■	Market Overview and Competition. Five of the six Huntsville Office Portfolio Properties are located in the Cummings Research Park west of downtown Huntsville and one property (Regions Center) is located in the Huntsville Central Business District. Cummings Research Park is the second largest research park in the United States and the fourth largest in the world. Considered an epicenter of leading science and technological development, Cummings Research Park is home to over 300 companies, more than 26,000 employees and 13,500 students. Cummings Research Park has access to major throughfares Research Park Boulevard Northwest and Madison Pike.

The Regions Center property is located in the Huntsville Central Business District. Nicknamed the “Rocket City,” Huntsville is one of the fastest growing cities in the Southeastern United States and the second most populous city Alabama. Huntsville benefits from a growing, high quality workforce as its economy is driven by major industries such as advanced manufacturing, aerospace, biotechnology, defense, and information technology. The market rent of $23.10 PSF at the Regions Center property is consistent with market levels of the Huntsville Central Business District (as shown below).

Huntsville Office Portfolio – Submarket Analysis(1)

Submarket	Inventory	Completions (SF)	Submarket Base Rent PSF	Vacancy
Cummings Research Park	7,934,530	0	$18.86	6.5%
Huntsville Central Business District	3,873,502	0	$22.26	3.1%

(1)	Source: Third-party market report.

■	The Borrowers. The borrowing entities for the Huntsville Office Portfolio Whole Loan are JU Huntsville CRP I Owner LLC and JU Huntsville CRP III Owner LLC, each a Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Huntsville Office Portfolio Whole Loan.

The borrower sponsors are Meyer Chetrit and Yaacov Amar, each of whom has an ownership stake in the borrower entities (50.0% and 12.5%, respectively). Meyer Chetrit is the president of the Chetrit Group, a privately held New York City real estate development firm. Yaacov Amar is a principal of Mermelstein Development LLC, an international real estate company focused on the acquisition, ownership, investment, management and development of residential, commercial and mixed-use properties. Mermelstein Development LLC has developed or acquired more than five million square feet of space since it was established in 2001.

■	Escrows. At origination of the Huntsville Office Portfolio Whole Loan, the borrowers deposited (i) approximately $3,534,622 into a reserve for certain unfunded obligations, (ii) approximately $887,153 into a tax reserve, (iii) approximately $92,901 into an insurance reserve, (iv) $293,487 for a ground lease rent reserve and (v) $32,718 for an immediate repairs reserve.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated to be approximately $80,650).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (initially estimated to be approximately $13,272).

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, $24,236.

TI/ LC Reserve. The borrowers are required to deposit into a tenant improvements and leasing commission reserve, on a monthly basis, approximately $86,157 (subject to a cap of $4,000,000).

■	Lockbox and Cash Management. The Huntsville Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lockbox account. The borrowers are required to cause revenue received by the borrowers or the property manager to be deposited into such lockbox immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Huntsville Office Portfolio Trigger Period exists. Upon the occurrence and during the continuance of a Huntsville Office Portfolio Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Huntsville Office Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Huntsville Office Portfolio Whole Loan. Upon the cure of the applicable Huntsville Office

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: HUNTSVILLE OFFICE PORTFOLIO

Portfolio Trigger Period, so long as no other Huntsville Office Portfolio Trigger Period or event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers, provided, however, to the extent a Huntsville Office Portfolio Specified Tenant Trigger Period has been suspended in connection with Borrower’s satisfaction of the excess cash flow condition, any excess cash flow funds necessary to continue to satisfy the specified tenant cap will be retained by the lender in the excess cash flow account until such time as: (x) no Huntsville Office Portfolio Trigger Period is ongoing and (y) each Huntsville Office Portfolio Specified Tenant Trigger Period for which the excess cash flow conditions have been satisfied has been cured pursuant to the terms of the Huntsville Portfolio Whole Loan documents. Upon an event of default under the Huntsville Office Portfolio Whole Loan documents, the lender will apply funds in such priority as it may determine.

■	“Huntsville Office Portfolio Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 8% and (iii) the occurrence of a Huntsville Office Portfolio Specified Tenant Trigger Period; and (B) expiring upon (x) with regard to any Huntsville Office Portfolio Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Huntsville Office Portfolio Trigger Period commenced in connection with clause (ii) above, the date that the debt yield is equal to or greater than 8.25% for two consecutive calendar quarters and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Huntsville Office Portfolio Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the Huntsville Office Portfolio Whole Loan documents. Notwithstanding the foregoing, a Huntsville Office Portfolio Trigger Period will not be deemed to expire in the event that any other Huntsville Office Portfolio Trigger Period then exists.

■	A “Huntsville Office Portfolio Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) any Specified Tenant being in default under the applicable Specified Tenant Lease beyond the expiration of any applicable notice and cure periods, (ii) any Specified Tenant failing to be in actual, physical possession of at least 75% of the space demised pursuant to any Specified Tenant Lease, failing to be open to the public for business during customary hours and/or “going dark” in more than 25% the space demised pursuant to the applicable Specified Tenant Lease (other than a temporary discontinuance of business for a commercially reasonable time as the result of performance of standard and customary alterations at the applicable Huntsville Office Portfolio Property or any temporary discontinuance relating to an ongoing repair at the applicable Huntsville Office Portfolio Property pursuant to and in accordance with the terms of the Huntsville Office Portfolio Whole Loan documents); provided, however, in no event shall a Huntsville Office Portfolio Specified Tenant Trigger Period described in this clause (A)(ii) be deemed to exist to the extent: (x) the sole reason the applicable Specified Tenant is “dark” is in order to comply with any applicable federal and/or state legal requirements which mandate temporary closure of the applicable Huntsville Office Portfolio Property or the Specified Tenant’s business, (y) for the duration of the period that the applicable Specified Tenant is “dark”, the applicable Specified Tenant continues paying full, unabated rent under its Specified Tenant Lease and is otherwise not in default under such Specified Tenant Lease and (z) the applicable Specified Tenant resumes operation in the space demised pursuant to the applicable Specified Tenant Lease not less than 30 days after the applicable closure is no longer mandated by the applicable legal requirement, (iii) any Specified Tenant giving notice that it is terminating any Specified Tenant Lease for more than 25% of the space demised thereunder (on an aggregate basis taking into account any prior terminations), (iv) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant, (vi) any Specified Tenant failing to extend or renew the applicable Specified Tenant Lease on or prior the applicable specified tenant extension deadline set forth in the Huntsville Office Portfolio Whole Loan documents and (vii) any tenant (or affiliate thereof that has fully guaranteed said Tenant’s obligations) pursuant to any Specified Tenant Lease shall fail to satisfy the credit rating condition set forth in the Huntsville Office Portfolio Whole Loan documents (any such occurrence, a “Credit Rating Trigger”); and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence may include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance reasonably acceptable to lender) of (1) the satisfaction of the applicable Specified Tenant Cure Conditions or (2) Borrowers leasing the entire applicable Specified Tenant Space in accordance with the applicable terms and conditions of the Huntsville Office Portfolio Whole Loan documents for a minimum term of at least three years, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease. Notwithstanding the foregoing, any ongoing Huntsville Office Portfolio Specified Tenant Trigger Period will be suspended to the extent that and for so long as the Excess Cash Flow Condition set forth in the Huntsville Office Portfolio Whole Loan documents remains satisfied with respect to the applicable Huntsville Office Portfolio Specified Tenant Trigger Period.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: HUNTSVILLE OFFICE PORTFOLIO

■	Specified Tenant Cure Conditions” means each of the following, as applicable (i) in the event the Huntsville Office Portfolio Specified Tenant Trigger Period is due to the applicable Specified Tenant’s default under the applicable Specified Tenant lease in accordance with clause (A)(i) of the definition of “Huntsville Office Portfolio Specified Tenant Trigger Period”, the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) in the event the Huntsville Office Portfolio Specified Tenant Trigger Period is due to clause (A)(ii) of the definition of “Huntsville Office Portfolio Specified Tenant Trigger Period”, the applicable Specified Tenant is in actual, physical possession of at least 75% of the Specified Tenant Space, open to the public for business during customary hours and not “dark” in more than 25% of the Specified Tenant Space, (iii) in the event the Huntsville Office Portfolio Specified Tenant Trigger Period is due to clause (A)(iii) of the definition of “Huntsville Office Portfolio Specified Tenant Trigger Period”, the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect for at least 75% of the Specified Tenant Space or (iv) in the event the Huntsville Office Portfolio Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (vi) of the definition of “Huntsville Office Portfolio Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease for at least 75% of the applicable Specified Tenant Space in accordance with the terms of the Huntsville Office Portfolio Whole Loan documents and thereof for the applicable specified tenant renewal term, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease, and (vii) in the event the Huntsville Office Portfolio Specified Tenant Trigger Period is due to a Credit Rating Trigger, the applicable Specified Tenant with respect to which such Credit Rating Trigger occurred satisfies the credit rating cure condition set forth in the Huntsville Office Portfolio Whole Loan documents.

■	A “Specified Tenant” means (i) Northrop Grumman, (ii) any other tenant that at such time, together with any of its affiliates, leases space at the Huntsville Office Portfolio Properties that comprises 20.0% or more of either (a) the Huntsville Office Portfolio Properties’ aggregate gross leasable area (taken as whole) or (b) the total rental income (in the aggregate) for the Huntsville Office Portfolio Properties.

■	“Specified Tenant Lease” means each lease with a Specified Tenant, provided that in no event will a lease with Northrop Grumman or any of its affiliates for less than 30,000 square feet be deemed a Specified Tenant Lease.

■	Property Management. The Huntsville Office Portfolio Properties are managed by Sandner Commercial Real Estate, Inc. d/b/a Colliers International.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Huntsville Office Portfolio Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Huntsville Office Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Huntsville Office Portfolio Properties until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: VENICE CROSSROADS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: VENICE CROSSROADS

MAP © 2021 CARTIFACT
DATA © OSM CONTRIBUTORS
Venice Crossroads
8985 Venice Boulevard
Los Angeles, CA 90034
Los Angeles
West Hollywood
Beverly Hills
Culver City
Marina Del Rey
Inglewood
HOLLYWOOD
MID CITY
WESTSIDE
SILICON BEACH
PLAYA VISTA
RED LINE
PURPLE LINE EXTENSION
EXPO LINE
CRENSHAW/LAX TRANSIT CORRIDOR (UNDER CONSTRUCTION)
Sunset Strip
Hollywood Bowl
Hollywood & Highland
Netflix Studios
Hollywood Presbyterian Medical Center
Paramount Pictures Studios
Los Angeles City College
MOCA Pacific Design Center
Melrose Ave Shopping Corridor
Cedars-Sinai Medical Center
Beverly Center
CBS Television City Studios
Los Angeles Museum of the Holocaust
Beverly Connection
The Grove
The Original Farmer's Market
Beverly Hills Golden Triangle
LACMA
La Brea Tar Pits & Museum
Petersen Auto Museum
Larchmont Village
University of California - Los Angeles (UCLA)
Westwood Village
Westwood Blvd Shopping Corridor
VA Medical Center
Westfield Century City
Fox Studios
Future Google Creative Offices
One Westside Shopping Center
Kaiser Permanente West Los Angeles Medical Center
National Sepulveda Shopping Center
Pico Blvd Shopping Corridor
Culver City Studios (Amazon)
Trader Joe's
Santa Monica Business Park
SANTA MONICA AIRPORT
Culver Center
Sony Pictures Studios
West Los Angeles College
Kenneth Hahn State Recreation Area
Holy Cross Cemetery
Kindred Hospital Los Angeles
Westfield Culver City
Abbot Kinney Shopping Corridor
Villa Marina Marketplace
Marina Marketplace
Marina Hospital
Runway Shopping Center
Waterside Shopping Center
Loyola Marymount University
University of Southern California (USC)
Los Angeles Memorial Coliseum
Pacific Ocean
Burbank
Pasadena
Santa Monica
Long Beach

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: VENICE CROSSROADS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	3650 REIT
Location (City/State)	Los Angeles, California		Cut-off Date Balance	$45,100,000
Property Type	Retail		Cut-off Date Balance per SF	$285.77
Size (SF)	157,819		Percentage of Initial Pool Balance	4.9%
Total Occupancy as of 6/1/2021	98.4%		Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2021	98.4%		Type of Security	Fee
Year Built / Latest Renovation	1975 / 1998		Mortgage Rate	2.95000%
Appraised Value	$82,000,000		Original Term to Maturity (Months)	120
Appraisal Date	2/17/2021		Original Amortization Term (Months)	NAP
Borrower Sponsor(s)	Farshad T. Shooshani and Farzad Shooshani, as Co-Trustees of the Said Shooshani Irrevocable Grantor Trust u/d/t dated November 9, 2012, and Farshad T. Shooshani and Farzad Shooshani, as Co-Trustees of the Homa Shooshani Irrevocable Grantor Trust u/d/t dated November 9, 2012		Original Interest Only Period (Months) First Payment Date Maturity Date	120 8/5/2021 7/5/2031

Property Management	ETC. Real Estate Services, Inc.

Underwritten Revenues	$6,306,039
Underwritten Expenses	$2,057,464	Escrows (1)
Underwritten Net Operating Income (NOI)	$4,248,575		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,174,723	Taxes	$209,127	$69,709
Cut-off Date LTV Ratio	55.0%	Insurance	$0	Springing
Maturity Date LTV Ratio	55.0%	Replacement Reserve (2)	$0	$3,419
DSCR Based on Underwritten NOI / NCF	3.15x / 3.09x	TI/LC Reserve (3)	$1,250,000	Springing
Debt Yield Based on Underwritten NOI / NCF	9.4% / 9.3%	Other Reserve(4)	$0	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$45,100,000	98.4%	Loan Payoff	$28,695,288	62.6%
Other Sources	732,500	1.6	Principal Equity Distribution	15,065,232	32.9
			Reserves	1,459,127	3.2
			Closing Costs	612,853	1.3
Total Sources	$45,832,500	100.0%	Total Uses	$45,832,500	100.0%

(1)	See “—Escrows” below.
(2)	The Replacement Reserve is capped at $500,000.
(3)	The TI/LC Reserve is capped at $1,250,000.
(4)	Other Reserve represents a Springing Low Debt Yield Cure Reserve.

■	The Mortgage Loan. The Venice Crossroads mortgage loan (the “Venice Crossroads Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee interest in a 157,819 SF anchored retail property located in Los Angeles, California (the “Venice Crossroads Property”). The Venice Crossroads Loan has an original principal balance and an outstanding principal balance as of the Cut-off Date of $45,100,000 and represents approximately 4.9% of the Initial Pool Balance. The Venice Crossroads Loan has a 10-year interest only term and accrues interest at a fixed rate of 2.95000% per annum. The proceeds of the Venice Crossroads Loan were used to refinance prior debt secured by the Venice Crossroads Property, pay origination costs, return equity to the borrower sponsors, and fund upfront reserves. The Venice Crossroads Loan was originated on July 2, 2021 by 3650 REIT.

The Venice Crossroads Loan has an initial term of 120 months and has a remaining term of 116 months as of the Cut-off Date. The Venice Crossroads Loan requires interest-only payments for the full term and has a scheduled maturity date of July 5, 2031. Voluntary prepayment of the Venice Crossroads Loan is prohibited prior to March 5, 2031. The borrower has the option to defease the entire Venice Crossroads Mortgage Loan in whole (and not in part) after the earlier to occur of (i) July 2, 2024 and (ii) two years after the Closing Date.

■	The Mortgaged Property. The Venice Crossroads Property is a 157,819 SF multi-tenant anchored neighborhood center located at the northeast corner of Venice Boulevard (across from the Culver City Expo light rail station) and Durango Avenue (Exposition Boulevard) in the city of Los Angeles, California. The improvements were constructed in 1975 and subsequently expanded and renovated in 1998. They consist of a total of six buildings situated on a 6.597-acre site. Five buildings are single story, while one has an atypical split-level floor plan with a small commercial office/service component with limited exposure. The Venice Crossroads Property is anchored by Sprouts Farmers Market, Inc., Ashley Furniture, Ross Stores, Inc. (S&P: BBB+, Moody’s: A2), and CVS (S&P: BBB, Moody’s: Baa2). These four tenants collectively occupy 87.2% of the Venice Crossroads Property’s NRA. Ross Stores Inc. and CVS have both been in occupancy since 1998. The weighted average tenure to date for all tenants is approximately 17 years. Moreover, the Venice Crossroads Property averaged 93.2% occupancy from 2010 to 2019. As of June 1, 2021, the Venice Crossroads Property was 98.4% occupied by 16 tenants. Onsite parking is provided at a ratio of 3.7 spaces per 1,000 SF of building area. Per the appraiser, the Venice Crossroads Loan is 67.5% of concluded land value. In November 2020, Apple acquired a 4.5-acre parcel 0.5 miles east of the subject for $162 million.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: VENICE CROSSROADS

The Culver City area is approximately 10 miles east of downtown Los Angeles and is situated across Venice Boulevard from the Culver City Expo Transit Station. The Venice Crossroads Property has 1,242 feet of frontage along Venice Boulevard, a major thoroughfare that traverses east-west from downtown Los Angeles to Venice Beach, and, per a third-party market provider, over 1 million SF of creative office redevelopment in the area has been leased to tenants including Amazon, HBO, and Apple.

The Venice Crossroads Property’s largest tenant is Arizona-based grocer Sprouts Farmers Market, Inc. Venice Crossroads was previously anchored by Albertsons whose lease commenced in 1998. Sprouts Farmers Market, Inc. invested $10 million to complete a gut renovation of the grocer space and conform it to their prototypical design. The current lease extension continues through May 6, 2023, with five remaining 5-year extension options. Each subsequent renewal requires six-months’ notice and includes a 10% rent escalation.

A market research provider estimates that Sprouts Farmers Market, Inc. is achieving $24.0 million/year ($685/SF) in gross sales versus its chain average of $16.4MM/year ($580/SF). A large portion of Sprouts Farmers Market, Inc.’s customer base originates from a higher earnings demographic on the north side of I-10, which encompasses such neighborhoods as Cheviot Hills, Beverlywood, and La Cienega Heights, where commercial development is scarce (between the borders of Pico Boulevard at the north and the natural boundary of the I-10 Freeway at the south). Sprouts Farmers Market, Inc. is the only organic/natural grocer in the immediate trade area.

COVID-19 Update. As of October 15, 2021, the Venice Crossroads Property is open and operating and is not subject to any forbearance, modification or debt service relief request. The October 2021 debt service payment under the Venice Crossroads Loan was made. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the major tenants at the Venice Crossroads Property:

Ten Largest Tenants Based on Underwritten Base Rent (1)

Tenant Name	Credit Rating (Fitch/MIS/S&P) (2)	Tenant GLA	% Of GLA	UW Base Rent	% Of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Sprouts Farmers Market, Inc.	NR / NR / NR	52,437	33.2%	$1,250,648	26.6%	$23.85	5/6/2023	5, 5-year options
Ashley Furniture	NR / NR / NR	36,700	23.3	1,064,300	22.7	$29.00	7/31/2028	3, 5-year options
Ross Stores, Inc.	NR / A2 / BBB+	30,450	19.3	654,675	13.9	$21.50	1/31/2024	1, 5-year option
CVS	NR / Baa2 / BBB	18,018	11.4	521,367	11.1	$28.94	1/31/2023	5, 5-year options
JPMorgan Chase Bank	AA- / A2 / A-	4,391	2.8	302,847	6.5	$68.97	8/31/2025	1, 5-year option
T-Mobile	BBB- / NR / BB+	3,036	1.9	239,534	5.1	$78.90	6/30/2024	None
Einstein - Noah’s New York Bagels	NR / NR / NR	1,815	1.2	123,420	2.6	$68.00	5/31/2027	2, 5-year options
MOD Pizza	NR / NR / NR	1,870	1.2	117,282	2.5	$62.72	10/31/2025	2, 5-year options
Jersey Mike’s	NR / NR / NR	1,310	0.8	86,460	1.8	$66.00	1/31/2029	2, 5-year options
Starbucks Corporation	BBB / Baa1 / BBB+	1,177	0.7	81,213	1.7	$69.00	5/31/2027	1, 5-year option
Ten Largest Tenants		151,204	95.8%	$4,441,747	94.6%	$29.38
Remaining Tenants		4,122	2.6	252,928	5.4	$61.36
Vacant Space		2,493	1.6	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		157,819	100.0%	$4,694,674	100.0%	$30.22

(1)	Based on the underwritten rent roll dated June 1, 2021.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: VENICE CROSSROADS

The following table presents certain information relating to the lease rollover schedule at the Venice Crossroads Property, based on the initial lease expiration date:

Lease Expiration Schedule (1)(2)

Year Ending December 31	Expiring Owned GLA	% Of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% Of Total UW Base Rent	UW Base Rent $ per SF	# Of Expiring Leases
MTM	1,385	0.9%	0.9%	$49,860	1.1%	$36.00	1
2021	0	0.0	0.9%	0	0.0	0.00	0
2022	955	0.6	1.5%	103,158	2.2	108.02	2
2023	71,611	45.4	46.9%	1,811,015	38.6	25.29	3
2024	33,486	21.2	68.1%	917,309	19.5	27.39	3
2025	6,261	4.0	72.0%	420,129	8.9	67.10	2
2026	0	0.0	72.0%	0	0.0	0.00	0
2027	3,618	2.3	74.3%	242,443	5.2	67.01	3
2028	36,700	23.3	97.6%	1,064,300	22.7	29.00	1
2029	1,310	0.8	98.4%	86,460	1.8	66.00	1
2030	0	0.0	98.4%	0	0.0	0.00	0
2031	0	0.0	98.4%	0	0.0	0.00	0
2032 & thereafter	0	0.0	98.4%	0	0.0	0.00	0
Vacant	2,493	1.6	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	157,819	100.0%		$4,694,674	100.0%	$30.22	16

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this expiration schedule.
(2)	Based on the underwritten rent roll dated June 1, 2021.

The following table presents certain information relating to historical leasing at the Venice Crossroads Property:

Historical Leased %(1)

2018	2019	2020	As of 6/1/2021(2)
90.9%	98.1%	99.4%	98.4%

(1)	Based on average monthly occupancy as provided by the borrower.
(2)	Based on the underwritten rent roll dated June 1, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Venice Crossroads Property:

Cash Flow Analysis (1)

	2018	2019(2)	2020	TTM 4/2021	Underwritten	Underwritten $ per SF
Base Rent	$3,318,936	$4,020,782	$4,563,114	$4,609,809	$4,694,674	$29.75
Rent Steps	0	0	0	0	7,171	0.05
Other Income	(1,454)	1,060	58,771	50,779	50,779	0.32
Vacant Income	0	0	0	0	86,260	0.55
Total Reimbursements	1,435,729	1,525,845	1,818,326	1,828,942	1,838,230	11.65
Gross Potential Rent	$4,753,212	$5,547,687	$6,440,211	$6,489,530	$6,677,114	$42.31

Vacancy & Credit Loss	0	0	0	0	(371,075)	(2.35)
Effective Gross Income	$4,753,212	$5,547,687	$6,440,211	$6,489,530	$6,306,039	$39.96

Real Estate Taxes	764,604	776,501	796,086	811,344	812,145	5.15
Insurance	99,858	106,855	118,377	143,069	149,643	0.95
Management Fee	142,596	166,431	193,206	194,686	189,181	1.20
Other Operating Expenses	716,444	751,383	618,666	623,910	906,495	5.74
Total Expenses	$1,723,502	$1,801,170	$1,726,336	$1,773,009	$2,057,464	$13.04

Net Operating Income	$3,029,710	$3,746,517	$4,713,875	$4,716,521	$4,248,575	$26.92
Replacement Reserves	0	0	0	0	41,033	0.26
TI/LC	0	330,195	3,409	0	32,819	0.21
Net Cash Flow	$3,029,710	$3,416,322	$4,710,467	$4,716,521	$4,174,723	$26.45

Occupancy(3)	90.9%	98.1%	99.4%	98.4%	94.4%
NOI Debt Yield	6.7%	8.3%	10.5%	10.5%	9.4%
NCF DSCR	2.25x	2.53x	3.49x	3.50x	3.09x

(1)	Based on the underwritten rent roll dated June 1, 2021
(2)	Ashley Homestore replaced a former OfficeMax anchor within the center mid 2018. OfficeMax vacated the space in May 2017. Negotiations between the borrower sponsors and Ashley Homestore began in the second half of 2017, with the tenant executing a lease in April 2018.
(3)	TTM 4/2021 occupancy is based on occupancy as of the underwritten rent roll dated June 1, 2021 and underwritten occupancy is based on economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: VENICE CROSSROADS

■	Appraisal. According to the appraisal, the Venice Crossroads Property had an “as-is” appraised value of $82,000,000 as of February 17, 2021.

■	Environmental Matters. According to the Phase I environmental report dated as of March 12, 2021, there are no recognized environmental conditions or recommendations for further action at the Venice Crossroads Property.

■	Market Overview and Competition. Culver City is mostly surrounded by the City of Los Angeles, but also shares a border with unincorporated areas of Los Angeles County. A center for film and television production for nearly a century and the original home of Metro-Goldwyn-Mayer studios (now Sony Pictures Studios), Culver City is also the headquarters for National Public Radio West and Sony Pictures Entertainment. Moreover, the city has a rapidly growing media and tech industry base.

Located in a densely populated primary trade area, the estimated 2020 population, household income and median home value within a one-, three- and five-mile radius of the Venice Crossroads Property are, respectively, as follows: population: 39,435, 311,277, and 871,519; median household income: $80,285, $77,991, and $78,868; and median home value: $1,021,419, $1,017,000 and $960,597. Between 2010 and 2020, the immediate 1-mile radius of the Venice Crossroads Property has experienced a historical population growth rate of approximately 0.4%. Despite some effect on the market by the COVID-19 pandemic, retail market and submarket vacancy have remained low at 5.7% and 5.4%, respectively (as of Q1 2021).

Venice Crossroads - Historical Submarket Data (1)

	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	YTD
Asking Rent	$32.06	$30.98	$30.87	$31.52	$32.85	$34.58	$36.21	$37.30	$38.73	$39.76	$40.45	$38.84	$38.81
Change		-3.40%	-0.40%	2.10%	4.20%	5.30%	4.70%	3.00%	3.80%	2.70%	1.80%	-4.00%	-0.10%
Vacancy Rate	3.90%	4.80%	3.50%	3.60%	2.80%	1.80%	5.10%	3.80%	4.00%	8.80%	5.40%	5.50%	5.70%
Change		23.1%	-27.1%	2.9%	-22.2%	-35.7%	183.3%	-25.5%	5.3%	120.0%	-38.6%	1.9%	3.6%

(1)	Source: Market Research Provider

The Venice Crossroads Property sits a quarter mile from downtown Culver City and is situated across Venice Boulevard from the Culver City Expo light rail station. The Exposition Light Rail Transit Project is an 8.6-mile line that begins at the 7th Street/Metro Center in downtown Los Angeles and extends to Culver City Station (intersect of National Boulevard and Washington Boulevard) proximate to Venice Crossing. This project included nine new stations and upgraded three existing stations.

The Venice Crossroads Property is situated within a quarter mile walking distance from downtown Culver City, home to numerous restaurants, boutique shops, and new office and residential uses. Per a third-party market research provider, the daytime employment within a 2-mile radius of the Venice Crossroads Property is 70,115.

Venice Crossroads - Sales Comparables(1)

Property Name	Date	Year Built	SF	Sales Price	PSF	Occ.	Cap
California Marketplace	20-Dec	2015	80,046	$57,500,000	$718	87.0%	4.35%
Town Center East	19-Sep	1995	154,750	$61,000,000	$394	98.0%	6.36%
The Balcony at Beverwil	18-Nov	1996	71,184	$50,250,000	$706	100.0%	5.14%
Grand & Alosta	18-Jun	1992	70,811	$34,215,000	$483	100.0%	5.30%
Buena Vista Marketplace	17-Oct	1990	92,346	$38,100,000	$413	99.0%	5.98%
Gateway Village	17-Mar	2005	153,686	$69,500,000	$452	95.0%	5.44%
Hawthorne Plaza	16-Jan	1976	97,719	$43,000,000	$440	100.0%	4.90%
Totals/ W.A.			102,935	$50,509,286	$491	96.9%	5.47%
Venice Crossroads		1975	157,819	$82,000,000	$520	98.4%	5.00%

(1)	Source: Appraisal

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: VENICE CROSSROADS

Venice Crossroads - Land Sale Comparables(1)

Property Name	Type	Date	SF	Acres	Price	$/SF
3609 10th Ave & 3626 11th Ave Los Angeles, CA 90018	Industrial	Jul-19	56,214	1.29	$12,000,000	$213

5901 Venice Boulevard Los Angeles, CA 90034	Industrial	Sep-18	101,059	2.32	$25,500,000	$252
3318-3322 La Cienega Place Los Angeles, CA 90016	Office	Oct-17	55,757	1.28	$14,000,000	$251
3321 S. La Cienega Los Angeles, CA 90016	Land	Sep-16	453,024	10.40	$110,625,000	$244
Total/Wtd. Avg.			166,514	7.64	$81,296,637	$243

Property - Venice Crossroads			287,349	6.60	$66,810,000	$233

(1)	Source: Appraisal

■	The Borrower. The borrowing entity for the Venice Crossroads Property is Homa II, LLC, a Delaware limited liability company.

The borrower sponsors and the non-recourse carveout guarantors under the Venice Crossroads Loan are Farshad T. Shooshani and Farzad Shooshani, as Co-Trustees of the Said Shooshani Irrevocable Grantor Trust u/d/t dated November 9, 2012 (the “Said Shooshani Trust”), and Farshad T. Shooshani and Farzad Shooshani, as Co-Trustees of the Homa Shooshani Irrevocable Grantor Trust u/d/t dated November 9, 2012 (together with the Said Shooshani Trust, the “Trusts”). The Trusts acquired the Venice Crossroads Property in 2003. The two Trusts served as the borrower sponsors and guarantors of the $31.6 million Hollywest Promenade loan, which was financed by 3650 REIT on December 31, 2020 (top 10 loan in the CSAIL 2021-C20 securitization). Zad Shooshani founded Shooshani Development, a West Coast-based real estate development and management company. Shooshani currently owns approximately 1.2 million square feet of real estate across six retail properties throughout southern California.

■	Escrows. At loan origination, the borrower deposited (i) an upfront tax reserve of approximately $209,127, and (ii) an upfront TI/LC reserve of $1,250,000.

Tax Reserve – The borrower is required to deposit into a real estate tax escrow, on a monthly basis, 1/12th of the annual taxes (initially estimated to be approximately $69,709).

Insurance Reserve – Insurance escrows will be waived subject to the lender’s review of an acceptable blanket policy and proof that premiums are paid in timely manner. So long as, among other items, (i) no event of default is continuing and (ii) the policies maintained by the borrower covering the Venice Crossroads Property are part of a blanket policy or umbrella policy, the borrower will not be required to deposit on each monthly payment date an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to 1/12th of $0.26 per SF (approximately $3,419 per month). The ongoing replacement reserve will be capped at $500,000.

TI/ LC Reserve – At origination, the borrower deposited $1,250,000 into the rollover reserve. So long as there is no event of default, monthly ongoing TI/LC reserve deposits of $13,151.58 will be suspended until the rollover reserve balance is less than $1,250,000.

Low Debt Yield Cure Reserve - A maximum of five times during the term of the Venice Crossroads Loan, the borrower is permitted to deposit an amount which, if applied to reduce the then-outstanding principal balance of the mortgage loan, as would be sufficient to increase the debt yield to an amount that equals or exceeds 8.25% into the debt yield cure reserve to avoid a Cash Trap Event Period (as defined below) caused solely by a Low Debt Yield Trigger Event (defined below).

■	Lockbox and Cash Management. The Venice Crossroads Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Trap Event Period, the borrower is required to deliver (or have manager deliver) tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. During the continuance of a Cash Trap Event Period (as defined below) all funds in the lockbox account are required to be swept within one business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: VENICE CROSSROADS

following the occurrence and during the continuance of a Cash Trap Event Period (as defined below), following payment of debt service, required reserves and operating expenses are required to be deposited into the cash collateral account.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default, or (ii) the debt yield being less than 7.9% (a “Low Debt Yield Trigger Event”). Such Cash Trap Event Period will expire (x) with regard to any Cash Trap Event Period commenced in connection with clause (i) above, upon the lender’s acceptance of the cure (if applicable) of such event of default, or (y) with regard to any Cash Trap Event Period commenced in connection with clause (ii) above, upon the date that the debt yield is equal to or greater than 8.25% for two consecutive calendar quarters (provided that, in each instance, no other Cash Trap Event Period has occurred and is continuing during and at the time of the expiration of such period). In order to avoid the commencement of a Cash Trap Event Period caused solely by a Low Debt Yield Trigger Event hereunder, the borrower may deposit cash (the “Low Debt Yield Cure Deposit”) with the lender to be held and disbursed in accordance with the provisions in the Venice Crossroads Loan documents, in an amount that, if applied to reduce the then outstanding principal balance of the Venice Crossroads Loan, would be sufficient to increase the debt yield to an amount that equals or exceeds 8.25%; provided, however, that the borrower will only be permitted to deposit a maximum of five Low Debt Yield Cure Deposits with the lender during the term of the Venice Crossroads Loan.

■	Property Management. The Property is managed by ETC. Real Estate Services, Inc. an affiliate of the borrower sponsors.

■	Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Venice Crossroads Loan documents provide that the property, loss of rents/business interruption, general liability and umbrella liability insurance policies required by such loan documents may not exclude terrorism coverage. The Venice Crossroads Loan documents require business interruption coverage in an amount equal to 100% of the projected gross income for the Venice Crossroads Property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: THE WESTCHESTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: THE WESTCHESTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: THE WESTCHESTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: THE WESTCHESTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		3650 REIT
Location (City/State)	White Plains, New York	Cut-off Date Principal Balance(3)		$45,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(3)		$423.82
Size (SF)	809,311	Percentage of Initial Pool Balance		4.9%
Total Occupancy as of 5/11/2021(1)	92.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/11/2021(1)	92.2%	Type of Security		Fee / Leasehold
Year Built / Latest Renovation	1995 / 2015-2017	Mortgage Rate		3.25000%
Appraised Value(2)	$647,000,000	Original Term to Maturity (Months)		120
Appraisal Date(2)	1/12/2021	Original Amortization Term (Months)		NAP
Borrower Sponsors	Simon Property Group, L.P. and Institutional Mall Investors LLC	Original Interest Only Period (Months) First Payment Date Maturity Date		120 3/1/2020 2/1/2030
Property Management	Simon Management Associates, LLC

Underwritten Revenues	$64,364,071
Underwritten Expenses	$22,017,611	Escrows(4)
Underwritten Net Operating Income (NOI)	$42,346,460		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$40,842,264	Taxes	$0	Springing
Cut-off Date LTV Ratio(2)(3)	53.0%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)(3)	53.0%	Replacement Reserves	$0	Springing
DSCR Based on Underwritten NOI / NCF(3)	3.75x / 3.61x	TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(3)	12.3% / 11.9%	Other(5)	$8,006,075	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Senior Notes(3)	$343,000,000	85.8%	Loan Payoff	$318,094,845	79.5%
Junior Notes(3)	57,000,000	14.3	Principal Equity Distribution	71,318,620	17.8
			Reserves	8,006,075	2.0
			Closing Costs	2,580,460	0.6
Total Sources	$400,000,000	100.0%	Total Uses	$400,000,000	100.0%

(1)	The Westchester Property (as defined below) closed on March 18, 2020 due to COVID-19 restrictions and reopened on July 10, 2020. Following reopening, August 2020 rental collections were 79%.

(2)	At origination, Column Financial, Inc. (“Column”) obtained an appraisal dated January 15, 2020 with an “as-is” value of $810,000,000, as of November 26, 2019. Column obtained a new appraisal dated February 3, 2021 with an “as-is” value of $647,000,000, as of January 12, 2021, and “a prospective market value upon stabilization” value of $699,000,000 as of February 1, 2024. Based on the prospective as-stabilized value, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 49.1% based on The Westchester Senior Notes and 57.2% based on The Westchester Whole Loan.

(3)	The Westchester Loan (as defined below) is part of a larger split whole loan evidenced by six senior pari passu notes with an aggregate Cut-off Date balance of $343.0 million (collectively, “The Westchester Senior Notes”) and one promissory note that is subordinate to The Westchester Senior Notes with a Cut-off Date balance of $57.0 million (“The Westchester Subordinate Note”). The financial information presented in the chart above and herein reflects the aggregate balance of The Westchester Senior Notes.

(4)	See “—Escrows” below.

(5)	Other Reserve represents an Unfunded TI Reserve (Upfront: $8,006,075) and a NM Reserve (Ongoing: Springing; Cap: $7,159,800).

■	The Mortgage Loan. The Westchester mortgage loan (“The Westchester Loan”) is part of a whole loan (“The Westchester Whole Loan”) consisting of six senior pari passu promissory notes with an aggregate original principal balance of $343,000,000 and one subordinate promissory note with an original principal balance of $57,000,000 and is secured by the fee and leasehold interests in an 809,311 square foot super regional mall (“The Westchester Property”) located in White Plains, New York. The Westchester Whole Loan has a 10-year term and is interest-only for the term of the loan. The Westchester Loan, which will be included in the 3650R 2021-PF1 transaction, is evidenced by non-controlling notes, A-2-C and A-3-B, has an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 4.9% of the Initial Pool Balance.

The Westchester Whole Loan was originated by Column Financial, Inc. (“Column”) on January 21, 2020. The Westchester Whole Loan has an interest rate of 3.25000% per annum. The borrowers utilized the proceeds of The Westchester Whole Loan to refinance existing debt on The Westchester Property, fund upfront reserves, pay origination costs and return borrower sponsor equity.

Voluntary prepayment of The Westchester Whole Loan is prohibited prior to August 1, 2029. The borrower has the option to defease the entire $400.0 million The Westchester Whole Loan in whole (or in part as described below under “Release of Collateral”) on or after March 1, 2023.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: THE WESTCHESTER

The table below summarizes the promissory notes that comprise The Westchester Whole Loan. The relationship between the holders of The Westchester Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu AB Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$193,000,000	$193,000,000	CSMC 2020-WEST	Yes(1)
A-2-A	35,000,000	35,000,000	CSAIL 2021-C20	No
A-2-B	20,000,000	20,000,000	WFCM 2021-C60	No
A-2-C, A-3-B	45,000,000	45,000,000	3650R 2021-PF1	No
A-3-A	50,000,000	50,000,000	CSAIL 2020-C19	No
Note B	57,000,000	57,000,000	CSMC 2020-WEST	No
Whole Loan	$400,000,000	$400,000,000

(1)	Pursuant to the related co-lender agreement, the controlling holder is the CSMC 2020-WEST trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Westchester Whole Loan” in the Prospectus.

■	The Mortgaged Property. The Westchester Property is an 809,311 square foot super regional mall located in White Plains, New York. The Westchester Property was most recently renovated from 2015 to 2017 and is situated on approximately 12.3 acres, approximately 25.0 miles north of New York City. The Westchester Property is an institutional quality, luxury retail asset and is rated A++ by Green Street Advisors with a TAP score of 97.

The Westchester Property was 92.2% occupied, inclusive of Neiman Marcus and Nordstrom, as of May 11, 2021. The tenant roster includes brands such as, Apple, Tiffany & Co., Gucci, Louis Vuitton, Williams-Sonoma, Burberry, Sephora, Salvatore Ferragamo, Tourneau, Coach, Tesla Motors, Tory Burch, Crate & Barrel and Pottery Barn. Anchor tenants include Nordstrom (ground lease; 206,197 square feet; 25.5% net rentable area; March 17, 2035 lease expiration) and Neiman Marcus (143,196 square feet; 17.7% net rentable area; January 21, 2027 lease expiration). As of December 2019, inline tenant comparable tenant sales (<10,000 square feet) totaled $1,115 per square foot. The sales reporting for many retail tenants do not include corporate online sales from the trade area, which are linked to their physical storefront. As a result, a tenant’s sales may not capture the entire benefit retailers receive from having a physical presence in the trade area. Occupancy at The Westchester Property averaged 96.2% from 2009 to 2018, and current physical occupancy is 92.2% as of the May 11, 2021 rent roll.

Simon acquired its interest in The Westchester Property in 1997. Since 2015 the owners have invested approximately $59.8 million to renovate The Westchester Property. In connection with the renovation, the owners redeveloped the food court into the Savor Westchester Food Hall, enhanced common areas, added an experiential technology lounge (CONNECT), added an interactive children’s play area (PLAY), and implemented a valet garage-parking service. The newly renovated Savor Westchester Food Hall, located on level four, offers dining options including Bluestone Lane, The Little Beet and Melt Shop, and has a heated outdoor terrace and fireplace. Additional dining options at The Westchester Property include cafes in the Nordstrom and Neiman Marcus stores and a P.F. Chang’s restaurant.

The Westchester Property has access via Interstates 87, 287 and 684, two Metro-North Railroad stations, the White Plains station, and is located center city at Main Street and the Bronx River and the North White Plains station, which provide daily train service to Grand Central Terminal in Midtown Manhattan.

Inline Sales History PSF(1)

	2017	2018(2)	2019	2019 Occupancy Cost(2)
Less than 10,000 SF	$989	$911	$1,115	12.5%

Less than 10,000 SF Excluding Apple and Tesla Motors	$676	$668	$629	22.5%

(1)	Reflects sales provided by the borrower sponsors to reflect yearly comparable tenant sales for tenants in occupancy as of the January 10, 2020 rent roll.

(2)	Includes partial year sales for Apple which was not a comparable tenant during 2018 as the store was closed for approximately six months for renovations and an expansion. Apple re-opened in November 2018 and occupies 9,445 SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: THE WESTCHESTER

Anchor Sales (PSF)(1)

Anchor Tenants	2017	2018	2019
Nordstrom	$299	$281	$240
Neiman Marcus	$343	$335	$315

(1)	Reflects sales provided by the borrower sponsors to reflect yearly comparable tenant sales for tenants in occupancy as of the YE 2020 rent roll.

Major Tenants.

Neiman Marcus (143,196 SF, 17.7% of NRA, 0.3% of underwritten base rent). Neiman Marcus is a privately owned luxury department store retailer that operates 35 namesake Neiman Marcus stores, two Bergdorf Goodman full-line stores and 5 Last Call clearance centers.  Neiman Marcus is currently paying 2.0% of gross sales in excess of $50,000,000. Sales for Neiman Marcus at The Westchester Property were reported at $350 PSF, $343 PSF, $335 PSF, and $315 PSF for 2016, 2017, 2018, and 2019, respectively.

Nordstrom (206,197 SF, 25.5% of NRA, 0.0% of underwritten base rent).  Nordstrom, Inc. is a fashion retailer of apparel, shoes, and accessories for men, women, and children. The Company operates through multiple retail channels, discount stores, boutiques, catalogs, and on the Internet.  Based in Seattle, Washington, Nordstrom has about 350 full-line and Nordstrom Rack stores in 40 US states. Sales for Nordstrom at The Westchester Property were reported at $323 PSF, $299 PSF, $281 PSF, and $240 PSF for 2016, 2017, 2018, and 2019 respectively.

Crate & Barrel (33,500 SF, 4.1% of NRA, 1.5% of underwritten base rent).  Crate & Barrel provides household consumer products. The Company offers kitchen products, furniture, decorating products, bed, bath, storage, outdoor, and seasonal products. Crate & Barrel is currently paying 6.5% of gross sales in excess of $4,615,384.  Sales for Crate & Barrel at The Westchester Property were reported at $224 PSF, $232 PSF, $235 PSF, and $198 PSF, for 2016, 2017, 2018, and 2019, respectively.

Arhaus (17,810 SF, 2.2% of NRA, 0.0% of underwritten base rent). Arhaus, Inc. provides home and outdoor furniture products. Arhaus’ corporate headquarters and distribution center are located Boston Heights, OH, and it has about 78 locations in 28 US states. Arhaus is expected to open at The Westchester Property in Fall 2021.

Urban Outfitters (10,424 SF, 1.3% of NRA, 2.9% of underwritten base rent).  Urban Outfitters, Inc. operates retail stores and direct response, including a catalog and Web sites. The Company’s Urban Outfitters and Anthropologie retail concepts sell fashion apparel, accessories, and household and gift merchandise. Urban also designs and markets young women’s casual wear which it provides to the Company’s retail operations and sells to retailers worldwide. Urban Outfitters is currently paying 6.0% of gross sales in excess of $6,500,000.  Sales for Urban Outfitters at The Westchester Property were reported at $420 PSF, $347 PSF, $269 PSF, and $397 PSF for 2016, 2017, 2018, and 2019, respectively.

Victoria’s Secret (10,000 SF, 1.2% of NRA, 3.4% of underwritten base rent).  Victoria’s Secret & Co retails apparel and accessories for women. The Company offers lingeries, bras, panties, pajamas, sleepwear, swimsuits, and other apparel, as well as offers personal care and beauty products. Victoria’s Secret serves customers worldwide. Victoria’s Secret is currently paying 5.0% of gross sales in excess of $13,920,000.  Sales for Victoria’s Secret at The Westchester Property were reported at $528 PSF, $541 PSF, $506 PSF, and $476 PSF for 2016, 2017, 2018, and 2019, respectively.

COVID-19 Update. After state imposed restrictions related to COVID-19, The Westchester Property closed on March 18, 2020 and re-opened July 10, 2020. As of December 1, 2020 all stores have reopened including the Nordstrom and Neiman Marcus anchors. The borrower sponsors granted various rent relief/rent deferrals to select tenants in relation to spring and early summer payments due. Short term rent relief was given to several tenants in exchange for waiving co-tenancy provisions in their leases through December 2021. Rent deferrals are expected to be paid back in equal monthly installments, some of which have commenced in 2021, with a few tenants electing to make one lump sum payment. The Westchester Property was 92.2% occupied as of May 11, 2021. The borrower sponsors collected 84% to 86% of tenant rents monthly from October 2020 through January 2021 and since their portfolio has returned to pre-COVID property collections they are no longer tracking monthly collections. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: THE WESTCHESTER

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at The Westchester Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent	% of UW Base Rent	UW Base Rent $ per SF	2019 Sales $ per SF	Lease Expiration
Anchor Tenants
Neiman Marcus	NR / NR / NR	143,196	17.7%	$60,020	0.3%	$0.42	$315	1/21/2027
Nordstrom	BBB- / Ba1 / BB+	206,197	25.5%	$0	0.0%	$0.00	$240	3/17/2035
Anchor Sub-Total/WA		349,393	43.2%	$60,020	0.3%	$0.17	$271
Sephora	NR / NR / NR	7,231	0.9%	$923,203	4.5%	$127.67	$1,346	1/31/2022
Apple	NR / Aa1 / AA+	9,445	1.2%	$863,641	4.2%	$91.44	$5,706	1/31/2029
Victoria’s Secret	NR / Ba3 / BB-	10,000	1.2%	$696,000	3.4%	$69.60	$476	1/31/2025
Tiffany & Co.	NR / A1/ NR	6,077	0.8%	$632,251	3.1%	$104.04	$1,682	1/31/2029
Urban Outfitters	NR / NR / NR	10,424	1.3%	$583,744	2.9%	$56.00	$397	1/31/2023
Tourneau	NR / NR / NR	1,823	0.2%	$492,210	2.4%	$270.00	$4,109	1/31/2031
Express Men	NR / NR / NR	7,711	1.0%	$486,333	2.4%	$63.07	$284	1/31/2025
Ann Taylor	NR / NR / NR	4,053	0.5%	$476,065	2.3%	$117.46	$292	1/31/2022
Pottery Barn	NR / NR / NR	9,676	1.2%	$450,000	2.2%	$46.51	$455	1/31/2022
Burberry	NR / NR / NR	4,750	0.6%	$438,188	2.2%	$92.25	$419	3/31/2024
Ten Largest Tenants by UW Base Rent		71,190	8.8%	$6,041,635	29.7%	$84.87	$1,405
Remaining Tenants(3)		325,468	40.2%	$14,224,619	70.0%	$43.71
Vacant Space		63,260	7.8%	$0	0.0%	$0.00
Totals / Wtd. Avg. All Owned Tenants		809,311	100.0%	$20,326,274	100.0%	$27.25

(1)	Based on the underwritten rent roll dated May 11, 2021.

(2)	Credit Ratings include ratings for the parent companies of tenants, although such parent companies may not guarantee the related leases.

(3)	Underwritten base rent for remaining tenants does not include $35,842 in rent attributed to Solar Site.

The following table presents certain information relating to the lease rollover schedule for The Westchester Property based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM & 2021	60,368	7.5%	7.5%	$1,430,979	7.0%	$23.70	21
2022	83,435	10.3	17.8%	5,180,312	25.5	62.09	21
2023	38,168	4.7	22.5%	2,926,627	14.4	76.68	13
2024	58,557	7.2	29.7%	2,305,263	11.3	39.37	13
2025	33,809	4.2	33.9%	1,862,474	9.2	55.09	9
2026	18,715	2.3	36.2%	1,118,985	5.5	59.79	7
2027	154,843	19.1	55.3%	1,040,492	5.1	6.72	8
2028	13,983	1.7	57.1%	339,707	1.7	24.29	8
2029	23,036	2.8	59.9%	1,829,208	9.0	79.41	6
2030	24,830	3.1	63.0%	1,800,017	8.9	72.49	8
2031	30,110	3.7	66.7%	492,210	2.4	16.35	7
2032 & Thereafter(4)	206,197	25.5	92.2%	0	0.0	0.00	1
Vacant	63,260	7.8	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	809,311	100.0%		$20,326,274	100.0%	$27.25	122

(1)	Based on the underwritten rent roll dated May 11, 2021.

(2)	Certain tenants have more than one lease. In addition, certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date.

(3)	Underwritten Base Rent does not include $35,842 in rent attributed to Solar Site.

(4)	Includes NRA of improvements owned by Nordstrom.

The following table presents certain information relating to historical occupancy for The Westchester Property:

Historical Leased %

2017(1)	2018(1)	2019(1)	2020(2)	As of 5/11/2021(3)
92.3%	93.2%	96.9%	90.6%	92.2%

(1)	Historical Occupancy provided by the borrower sponsors excluding anchor tenants.

(2)	Information obtained from the YE 2020 rent roll.

(3)	Based on the underwritten rent roll dated May 11, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: THE WESTCHESTER

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Westchester Property:

Cash Flow Analysis(1)

	2017	2018	2019	2020	Underwritten	Underwritten $ per SF
Base Rent	$33,198,604	$29,432,711	$28,485,165	$26,545,563	$27,251,927	$33.67
Rent Steps	0	0	0	0	510,490	0.63
Percentage Rent(2)	49,314	117,600	294,195	220,827	307,065	0.38
Specialty Leasing Income(3)	2,252,021	2,486,618	2,212,260	937,713	2,385,649	2.95
Other Rental Income(4)	912,374	928,799	1,264,914	786,500	2,218,547	2.74
Other Income	6,391,812	6,186,675	6,429,999	2,818,408	6,569,347	8.12
Total Reimbursements	27,885,769	24,856,894	25,369,857	22,402,377	25,121,046	31.04
Vacancy Gross Up	0	0	0	0	2,951,810	3.65
Gross Potential Income	$70,689,894	$64,009,297	$64,056,390	$53,711,388	$67,315,881	$83.18

Vacancy & Credit Loss	(188,039)	(105,269)	(73,498)	(5,383,039)	(2,951,810)	(3.65)
Effective Gross Income	$70,501,855	$63,904,028	$63,982,892	$48,328,349	$64,364,071	$79.53

Real Estate Taxes	8,881,540	9,344,583	10,046,676	10,437,222	10,268,611	12.69
Insurance	577,570	562,766	554,716	564,697	514,187	0.64
Management Fee	1,886,098	1,605,391	1,635,850	1,334,539	1,250,000	1.54
Other Operating Expenses	9,884,747	10,517,811	10,250,698	6,887,746	9,984,813	12.34
Total Expenses	$21,229,955	$22,030,551	$22,487,940	$19,224,204	$22,017,611	$27.21

Net Operating Income	$49,271,900	$41,873,477	$41,494,952	$29,104,145	$42,346,460	$52.32
Total TI/LC, Capex/RR	0	0	0	0	1,504,196	1.86
Net Cash Flow	$49,271,900	$41,873,477	$41,494,952	$29,104,145	$40,842,264	$50.47

Occupancy(5)	92.3%	93.2%	96.9%	92.2%	95.1%
NOI Debt Yield(6)	14.4%	12.2%	12.1%	8.5%	12.3%
NCF DSCR(6)	4.36x	3.70x	3.67x	2.58x	3.61x

(1)	The Westchester Property closed on March 18, 2020 due to COVID 19 restrictions and reopened on July 10, 2020. Following reopening, August 2020 rental collections were 79%. As of the May 11, 2021 underwritten rent roll, The Westchester Property was 92.2% occupied.

(2)	Percentage Rent underwritten to September 2020 TTM sales and % in lieu rent for MAC (8%), Theory (10%), Hope & Henry (15%) and Bluestone Lane (8%) based on the January 2020 underwritten rent roll.

(3)	Specialty Leasing Income includes rental income from TILS and Kiosk/Cart spaces.

(4)	Underwritten Other Rental Income includes Overage Rent ($825,396), Storage Income ($223,490) and Other Rental Income ($201,851) based on January 2020 underwritten rent roll.

(5)	2020 Occupancy is based on the underwritten rent roll dated May 11, 2021 and Underwritten Occupancy is based on economic occupancy.

(6)	Based on The Westchester Senior Notes Cut-off Date balance of $343,000,000.

■	Appraisal. According to the appraisal, The Westchester Property had an “as-is” appraised value of $647,000,000 as of January 12, 2021.

■	Environmental Matters. According to the Phase I environmental report dated January 6, 2020, there are no recognized environmental conditions or recommendations for further action at The Westchester Property.

■	Market Overview and Competition. The Westchester Property is located in the White Plains, New York central business district near the communities of Scarsdale, Rye, Irvington, and Greenwich, which have some of the highest average annual household incomes in and around the New York City metropolitan area (ranging from $185,864 to $365,951). Along with superior trade area demographics, The Westchester Property benefits from daily demand drivers including more than 1,000 luxury residential units within four blocks of The Westchester Property, as well as approximately 3.1 million SF of office space, four corporate headquarters, five hotels with 1,021 keys, Pace University’s Westchester campus and the U.S. Federal and Westchester County courthouses and offices, many of which are within walking distance of The Westchester Property. The daytime population in center city White Plains quadruples to approximately 250,000.

Within 5 miles of The Westchester Property the population is 209,930, the average household income of $209,062 (which is above the state and national averages), and the median home value is $603,681. According to a third party market data provider, as of January 1, 2019, total retail sales (including food services) were approximately $1.7 billon, $3.1 billion and $5.9 billion within 1, 3 and 5 miles, respectively and total annual consumer expenditures were approximately $988.1 million, $3.2 billion and $6.6 billion within 1, 3 and 5 miles, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: THE WESTCHESTER

Competitive Set(1)

	The Westchester	The Galleria at White Plains	Cross County Shopping Center	Ridge Hill	Stamford Town Center
Distance from Subject (miles)	NAP	0.5	10.0	7.0	12.0
Year Built/Renovated	1995 / 2015–2017	1980 / 1993	1954 / 2007-2011	2011 / N/A	1982 / N/A
Total GLA	809,311(2)	884,322	1,055,486	1,139,790	763,000
Est. Occupancy	92.2%(2)	84%	92%	84%	92%
Grade	A++	B	A	A	B+
Tap Score	97	97	73	84	95

(1)	Source: Appraisal

(2)	Based on the May 11, 2021 underwritten rent roll.

The following table presents certain information relating to the appraisal’s market rent conclusions for The Westchester Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
0-999 SF	$125.00	7	2% per year
1,000-1,999 SF	$70.00	7	2% per year
2,000-2,999 SF	$60.00	7	2% per year
3,000-4,999 SF	$55.00	7	2% per year
5,000-9,999 SF	$30.00	7	2% per year
10,000 SF+	$45.00	7	2% per year
Jewelry	$165.00	7	2% per year
Food Court	$80.00	7	2% per year
Kiosk	$100.00	7	2% per year

(1)	Source: Appraisal.

■	The Borrower. The borrowing entity for The Westchester Whole Loan is Westchester Mall, LLC (“The Westchester Borrower”), a Delaware limited liability company and special purpose entity. The Westchester Borrower is a subsidiary of a joint venture between (i) affiliate of Simon Property Group, L.P. (40.0% indirect ownership in The Westchester Borrower) and Institutional Mall Investors LLC (40.0% indirect ownership in The Westchester Borrower) and (ii) KMO-361 Realty Associates, LLC (20.0% indirect ownership in The Westchester Borrower).

The borrower sponsors are Simon Property Group, L.P. (“Simon”) and Institutional Mall Investors LLC (“IMI”). Simon is the non-recourse carve out guarantor. The guarantor’s liability under the guaranty is capped at $80.0 million. Simon (S&P: A-) is a public REIT and is the nation’s largest shopping center owner. Simon’s portfolio consists of over 200 global properties, totaling approximately 179.9 million square feet of leasable space. Simon has approximately $34.79 billion of assets under management as of June 2, 2020. Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-used destinations and an S&P 100 company (NYSE: SPG).

IMI is a co-investment venture owned by an affiliate of Miller Capital Advisory, Inc. (“MCA”) and CalPERS, the nation’s largest public pension fund. MCA serves as investment manager for IMI. MCA is an investment advisor based in Skokie, Illinois with approximately $5.9 billion of real estate investments under management throughout the United States as of December 31, 2020. As of December 31, 2020, IMI’s portfolio included 21.3 million square feet of retail GLA and 1.2 million square feet of prime office space.

■	Escrows. At origination, the borrower deposited into escrow $8,006,075 for certain tenant improvement allowances due in connection with certain leases at The Westchester Property.

Tax and Insurance Reserves – Monthly escrows for annual taxes, insurance and other assessments are waived during the loan term, provided that: (i) no Reserve Trigger Event (as defined below) or Lockbox Event (as defined below) is continuing, (ii) in the case of insurance escrows, the borrower provides the lender with satisfactory evidence that The Westchester Property is insured pursuant to a blanket insurance policy, and (iii) in the case of escrows for annual taxes and other assessments, taxes are actually paid prior to the assessment of any penalty for late payment and prior to the date such taxes are considered delinquent and upon request, the borrower provides the lender with satisfactory evidence of such payment of taxes (except if the borrower is contesting such taxes in accordance with the loan documents).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: THE WESTCHESTER

Replacement Reserve – During the continuance of a Reserve Trigger Event or Lockbox Event, the borrower is required to deposit $18,133 per month (approximately $0.27 PSF annually) into a reserve account to be used for replacements and repairs at The Westchester Property on each monthly payment date that the balance of the reserve account is less than $543,990 (30 months of collections).

Rollover Reserve – During the continuance of a Reserve Trigger Event, the borrower is required to deposit $77,431 per month (approximately $1.15 PSF annually) into a reserve account for lease rollovers on each monthly payment date that the balance of the reserve account is less than $2,322,930 (30 months of collections). In lieu of making cash deposits to the Rollover Reserve, provided that no event of default under the loan documents or Lockbox Event is occurring, the borrower can provide a guaranty acceptable to the lender from a guarantor that guarantees payment of the Rollover Reserve, up to the amount of the cap.

NM Reserve – Upon (x) the continuance of (A) a Simon or Simon Property Group, Inc. does not own at least 40% of the direct or indirect interests in the borrower or does not control the borrower (“Simon Control Event”) or (B) a Reserve Trigger Event and (y) a Major Tenant Trigger Event (as defined below), the borrower is required to deposit $572,784 into a reserve account for the Neiman Marcus lease rollover on each monthly payment date that the balance of the reserve account is less than $7,159,800. In lieu of making cash deposits to the NM Reserve, provided that no event of default or Lockbox Event is occurring, the borrower can provide a guaranty acceptable to the lender from the guarantor that guarantees payment of the NM Reserve, up to the amount of the cap.

A “Reserve Trigger Event” means the DSCR falls below 2.50x for two consecutive calendar quarters (based on the trailing four calendar quarter period).

A “Lockbox Event” means the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the borrower or property manager if the property manager is an affiliate of the borrower and is not replaced within 60 days with a qualified manager, or (iii) if the DSCR is less than 2.00x for two consecutive calendar quarters based on the trailing four calendar quarter period.

A “Major Tenant Trigger Event” means the earlier to occur of (i) the bankruptcy of Neiman Marcus, (ii) the date on which Neiman Marcus goes dark or vacates its space at The Westchester Property or (iii) the earlier of notice not to renew or the date that is 6 months prior to the date of expiration of the Neiman Marcus lease.

■	Lockbox and Cash Management. The Westchester Whole Loan is structured with a hard lockbox with springing cash management upon occurrence of a Lockbox Event. At origination, the borrower and property manager were required to send direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. Provided a Lockbox Event is not occurring, all funds on deposit in the lockbox account are swept daily to the borrower’s operating account. During the continuance of a Lockbox Event, all funds in the lockbox account are swept weekly to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. During the continuance of a Lockbox Event, all excess cash flow, after payments made in accordance with the loan documents for, amongst other things, debt service, required reserves and operating expenses, will be held as additional collateral for the loan.

■	Property Management. The Westchester Property is currently managed by Simon Management Associates, LLC, an affiliate of Simon.

■	Release of Collateral. So long as no event of default is continuing and a Simon Control Event has not occurred, the borrower may obtain a release from the lien of the mortgage of either (x) all or a portion of the Neiman Marcus premises or (y) all or a portion of the Nordstrom premises if either, but not both, of Nordstrom or Neiman Marcus (i) goes dark, vacates or ceases to occupy its respective premises, (ii) rejects its respective lease in a bankruptcy action or proceeding, or (iii) otherwise vacates (on a permanent basis) its premises during the term of the loan. The borrower may obtain such release in connection with an arms’ length sale upon the satisfaction of certain conditions precedent set forth in the loan documents, which include, among other things, that the loan is partially defeased in an amount equal to the greater of (x) the net sales proceeds from the sale of the applicable release parcel and (y) $15.0 million (with respect to the Neiman Marcus parcel) or $10.0 million (with respect to the Nordstrom parcel) and that, post-release, the debt yield for the remaining portion of The Westchester Property is at least equal to the greater of (x) 10.6% and (y) the debt yield for The Westchester Property for the 12 months prior to the last calendar quarter-end preceding the date of release. If the borrower has released either the Neiman Marcus premises or the Nordstrom premises, the borrower can request the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: THE WESTCHESTER

release of the other of such premises, but such release will be subject to the lender’s prior written consent in its sole discretion. If the release parcel is conveyed to an affiliate of the borrower, the borrower must also satisfy the following conditions: (a) deliver to the lender of an officer’s certificate of the borrower confirming that the intended primary use(s) of the release parcel will not be exclusively for retail purposes (however, complementary retail uses will be permissible in support of the primary use(s)), (b) to the extent existing tenants of The Westchester Property are proposed to be relocated to the release parcel, the borrower has entered into fully-executed replacement leases with replacement tenants that, when taken collectively, are of comparable credit quality and on comparable rental terms with the existing tenants, (c) such release will not be have a material adverse effect on the value of The Westchester Property, the business operations or financial condition of the borrower or the borrower’s ability to repay the debt, and (d) provision of a copy of the then-current rent roll and leasing plan for The Westchester Property and, if applicable, the release parcel.

■	Air Rights Lease. The collateral for The Westchester Whole Loan includes a leasehold interest (the “Leasehold”) in an air rights parcel for a portion of The Westchester Property. The Leasehold was granted by the City of White Plains to the original property owner on December 30, 1992. The portion of The Westchester Property subject to the Leasehold contains inline stores and parking spaces, and is situated just west of the Nordstrom building, straddling Paulding Street. The original property owner paid the full rent of $87,500 for the entire 99-year lease term at execution of the lease and there are no annual rent payments remaining through the expiration date of December 30, 2091. The borrower is required to pays all taxes and utilities on any improvements constructed on the air rights parcel. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

■	Current Mezzanine or Subordinate Indebtedness. In addition to The Westchester Senior Notes, The Westchester Property is also collateral for The Westchester Subordinate Note which has an aggregate Cut-off Date principal balance of $57,000,000. The other The Westchester Senior Notes and The Westchester Subordinate Note accrues interest at the same rate as The Westchester Whole Loan. The Westchester Subordinate Note is coterminous with The Westchester Senior Notes. The Cut-off Date Loan / SF, Cut-off Date LTV, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield and UW NCF Debt Yield based on the entire The Westchester Whole Loan are $494, 61.8%, 3.21x, 3.10x, 10.6%, and 10.2% respectively. See “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loans – The Westchester Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The Westchester Whole Loan documents provide that the property, loss of rents/business interruption, general liability and umbrella liability insurance policies required by such loan document may not exclude terrorism coverage. The Westchester Whole Loan documents require business interruption coverage in an amount equal to 100% of the projected gross income for The Westchester Property until the completion of restoration or the expiration of 24-months, with a 365-day extended period of indemnity. Terrorism coverage is provided with a $1,000,000,000 limit applying per occurrence and reinstating after every loss. The terrorism deductible is $100,000. As per The Westchester Whole Loan documents, so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a similar or subsequent statute is in effect, terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of The Westchester Property (plus business income or rental income insurance coverage for a term set forth in The Westchester Whole Loan documents). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Loan as required by the preceding sentence, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of The Westchester Property and business income or rental income insurance required hereunder on a stand alone-basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental income insurance), and if the cost of terrorism insurance exceeds such amount, the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, such insurance may not have a deductible in excess of $500,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: MARINA PACIFICA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: MARINA PACIFICA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: MARINA PACIFICA

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties		1	Loan Seller		3650 REIT
Location (City/State)		Long Beach, California	Cut-off Date Balance		$33,104,772
Property Type		Retail	Cut-off Date Balance per SF		$111.38
Size (SF)		297,227	Percentage of Initial Pool Balance		3.6%
Total Occupancy as of 8/31/2021(1)		96.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/31/2021(1)		96.6%	Type of Security		Leasehold
Year Built / Latest Renovation		1976 / 1996	Mortgage Rate		3.80000%
Appraised Value		$97,000,000	Original Term to Maturity (Months)		86
Appraisal Date		5/29/2021	Original Amortization Term (Months)		120
Borrower Sponsors	Abraham Lerner (a/k/a Avi Lerner), Christopher Ellis		Original Interest Only Period (Months)		0
Property Management	NewMark Merrill Companies, Inc.		First Payment Date		11/5/2021
			Maturity Date		12/5/2028

Underwritten Revenues		$9,475,109
Underwritten Expenses		$3,149,741	Escrows(2)
Underwritten Net Operating Income (NOI)		$6,325,367		Upfront	Monthly
Underwritten Net Cash Flow (NCF)		$5,956,806	Taxes	$507,312	$61,567
Cut-off Date LTV Ratio		34.1%	Insurance	$0	Springing
Maturity Date LTV Ratio		11.2%	Replacement Reserve (3)	$0	$5,945
DSCR Based on Underwritten NOI / NCF		1.58x / 1.48x	TI/LC (4)	$0	$24,769
Debt Yield Based on Underwritten NOI / NCF		19.1% / 18.0%	Other (5)	$984,040	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,330,000	99.7%	Loan Payoff	$28,716,352	85.9%
Other Sources	110,000	0.3	Principal Equity Distribution	2,340,316	7.0
			Upfront Reserves	1,491,352	4.5
			Closing Costs	891,980	2.7
Total Sources	$33,440,000	100.0%	Total Uses	$33,440,000	100.0%

(1)	LA Fitness is leased, but not in occupancy.

(2)	See “—Escrows” below.

(3)	The Replacement Reserve is capped at $178,175.

(4)	The TI/LC Reserve is capped at $1,484,790.

(5)	Other Upfront Reserves represent a Ground Rent Reserve of $225,000, capped at $225,000 and a Rent Replication Reserve of $759,040, capped at $759,040.

■	The Mortgage Loan. The Marina Pacifica mortgage loan (the “Marina Pacifica Loan”) is secured by a first mortgage encumbering the borrower’s leasehold interest in a retail shopping center located in Long Beach, Los Angeles County, California (the “Marina Pacifica Property”). The Marina Pacifica Loan is evidenced by a promissory note with an original principal balance of $33,330,000 and represents approximately 3.6% of the Initial Pool Balance. The Marina Pacifica Loan, which accrues interest at a fixed rate of 3.80000% per annum, was originated by 3650 REIT on September 20, 2021. The proceeds of the Marina Pacifica Loan were used to refinance the existing debt, fund upfront reserves, pay origination costs and return equity to the borrower sponsors. The Marina Pacifica Loan had an initial term of 86 months and a remaining term of 85 months as of the Cut-off Date. The 86-month term of the Marina Pacifica Loan was established to ensure that the ground leases would have a remaining term of over ten years after the Marina Pacifica Loan’s stated maturity date.

Voluntary prepayment of the Marina Pacifica Mortgage Loan is prohibited on or prior to September 4, 2028, to avoid the obligation to pay applicable yield maintenance premium.  The borrower has the option to prepay the entire Marina Pacifica Mortgage Loan in whole (and not in part), together with applicable yield maintenance premium, after the earlier to occur of (i) September 20, 2024 and (ii) two years after the Closing Date.

The Marina Pacifica Property is currently subject to two ground lease agreements that encompass the entire leasehold interest, each of which had an initial term of 65 years. The underlying ground leases both have remaining initial base terms of 17 years and four months, and both expire on March 19, 2039. Although, there are no ground lease extension options, the ground leases provide that within a period of one year commencing on the termination of the full lease term of both ground leases (March 19, 2039), the lessor will not lease or rent the ground leased premises to any person or other entity other than lessee until the lessor has first offered to lease the premises to the lessee on the same terms and conditions and the lessee has rejected such offer. The ground lease rent is structured with two components: in addition to minimum rent in the amount of $120,000.00 per year for one ground lease and $30,000.00 per year for the other ground lease, each paid in 12 equal monthly installments, percentage rent is due under each ground lease in an amount equal to the amount by which 6% of all gross receipts of the ground lessee exceeds such month’s applicable minimum rent for such ground lease.

At the December 2028 maturity date, if the borrower sponsors do not pay off the Marina Pacifica Loan in full, the lender will sweep excess cash to pay down the remaining balance at maturity. Using the appraiser’s seven-year DCF projection, which incorporates contractual lease rent escalations, the excess cash flow would fully pay off the Marina Pacifica Loan by June 2030. Based on the lender’s in-place underwritten cash flow, the excess cash flow would fully pay off the Marina Pacifica Loan by October 2030.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: MARINA PACIFICA

■	The Mortgaged Property. The Marina Pacifica Property is a 297,227 SF grocery-anchored retail shopping center located 1.7 miles north of Seal Beach in a densely populated, affluent suburban area of Long Beach, approximately 30 miles south of downtown Los Angeles. The Marina Pacifica Property has 1,520 feet of primary road frontage on Pacific Coast Highway.

The Marina Pacifica Property consists of 11 one- and two-story buildings situated on approximately 21.02 acres. The majority of the Marina Pacifica Property was originally built in 1976. Shortly after the borrower sponsors acquired the leasehold interest in the Marina Pacifica Property in 1995, the borrower sponsors demolished the then existing mall and reconfigured the current open-air center.

The Marina Pacifica Property is physically 98.8% leased and occupied by 30 tenants inclusive of Ralphs Grocery and Nordstrom Rack, though it is underwritten as 96.6% occupied with two month-to-month shop tenants treated as vacant. A total of 1,379 parking spaces (surface and below-grade) result in a parking ratio of 4.64 spaces per 1,000 SF of NRA. Ingress and egress at the Marina Pacifica Property is at Pacific Coast Highway (having estimated traffic of 43,000 vehicles per day on its east side) and 2nd Street (having estimated traffic of 42,434 vehicles per day on its south side), both primary arterials. The three-mile population and median household income are 131,586 and $81,548, respectively.

The tenant roster at the Marina Pacifica Property includes anchor tenants such as: Ralphs Grocery (Kroger’s largest subsidiary, 45,695 SF, 15.4% NRA, 18.1% UW Base Rent, LXD 9/30/2029), American Multi-Cinema (“AMC”) (44,107 SF, 14.8% NRA, 16.3% UW Base Rent, LXD 1/31/27), and Nordstrom Rack (24,080 SF, 8.1% NRA, 11.8% UW Base Rent, LXD 9/30/25). Junior anchor tenants include Howard’s Appliances (22,457 SF, 7.6% NRA, 2.4% UW Base Rent, LXD 6/30/2030) and Ulta Salon (10,025 SF, 3.4% NRA, 4.4% UW Base Rent, LXD 2/29/28). The remainder of the tenant spaces consist of restaurants (35,189 SF), Barnes & Noble Bookstore (30,023 SF), in-line retailers (28,983 SF), boat slips (800 SF) and the management office (700 SF).

Anchor Leases - Historical Reported Sales(1)

	2015	PSF	2016	PSF	2017	PSF	2018	PSF	2019	PSF	2020	PSF
Barnes & Noble	$5,291,154	176	4,957,129	165	4,741,667	158	4,550,397	152	4,178,996	139	2,911,152	97
YOY Change					-4%		-4%		-8%		-30%
Nordstrom Rack	-	-	-	-	-	-	14,789,368	614	13,385,246	556	6,957,820	289
YOY Change									-9%		-48%
Ralphs	42,407,892	928	44,385,446	971	44,307,619	970	43,744,600	957	42,962,080	940	52,599,033	1,151
YOY Change			5%		0%		-1%		-2%		22%
AMC	7,654,767	174	5,863,125	133	7,516,445	170	9,738,941	221	9,508,385	216	1,672,585	38
YOY Change			-23%		28%		30%		-2%		-82%

(1)	Source: Third party market provider

There is potential (not underwritten) additional income as a regional, restaurant tenant submitted a letter of intent in August 2021, for an 18-year lease on a 13,000 SF pad in which the tenant would be responsible for all costs of ground-up construction of the building without a borrower sponsor-provided tenant improvement allowance.

Major Tenants.

Ralphs Grocery: For the year ended December 2020, Ralphs generated approximately $52.6 million ($1,151 per SF) in gross sales, corresponding to a 3.1% occupancy cost inclusive of expense reimbursements. According to a third-party retail consultant, pre COVID-19 company-wide average sales were approximately $650 per SF.

AMC: On March 18, 2020, all AMC theaters were closed nationwide due to the COVID-19 pandemic. The AMC theatre at the Marina Pacifica Property re-opened in mid-March 2021, and the tenant resumed full rent payment on April 1, 2021. While the AMC Theatre at the Marina Pacifica Property was closed much of 2020, it reported sales of approximately $791,000 per screen in 2019 (30.0% higher than the company average). In October 2020, the most proximate competitor, the six-screen UA Regal Long Beach located at the Marketplace Long Beach (0.8 miles from the Marina Pacifica Property), announced that it will not be reopening.

Nordstrom Rack: Nordstrom reported sales of $556 per SF in 2019. While 2020 sales at the Marina Pacifica Property dropped 48% (the COVID-19 pandemic forced Nordstrom stores nationwide to shut down for weeks), Nordstrom reported that 2020 online sales grew from 33% to 50% of total sales. Nordstrom finance chief Anne Bramman told Fortune Magazine (2/4/21) that while the increase in online sales was expected to continue, the company believes that its stores and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: MARINA PACIFICA

e-commerce work hand in hand to better serve customers with order pickup, faster delivery, browsing, and sustaining the overall brand image. Nordstrom Rack has been a tenant at the Marina Pacifica Property since 2015.

COVID-19 Update. As of October 15, 2021, the Marina Pacifica Property is open and operating and is not subject to any forbearance, modification or debt service relief request. The Marina Pacifica Property is physically 98.8% leased excluding two month-to-month tenants underwritten as vacant. The first payment date for the Marina Pacifica Loan is November 5, 2021. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the major tenants at the Marina Pacifica Property:

Ten Largest Tenants Based on Underwritten Base Rent (1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant NRA	% of NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Ralphs Grocery	NR / NR / NR	45,695	15.4%	$1,316,031	18.1%	$28.80	9/30/2029	1, 10-year option
American Multi-Cinema	NR / NR / NR	44,107	14.8	1,190,889	16.3	$27.00	1/31/2027	2, 5-year options
Nordstrom Rack	BBB- / Ba1 / BB+	24,080	8.1	860,145	11.8	$35.72	9/30/2025	Various(5)
LA Fitness(3)	NR / NR / NR	33,987	11.4	502,636	6.9	$14.79	3/18/2039	1, 5-year option
Acapulco Restaurant	NR / NR / NR	12,560	4.2	413,601	5.7	$32.93	8/31/2025	1, 5-year option
Ulta Salon	NR / NR / NR	10,025	3.4	320,800	4.4	$32.00	2/29/2028	Various(6)
Tantalum	NR / NR / NR	10,307	3.5	320,643	4.4	$31.11	3/18/2039	1, 5-year option
Sit N Sleep, Inc	NR / NR / NR	8,575	2.9	318,669	4.4	$37.16	11/30/2023	2, 5-year options
Barnes & Noble Bookstore	NR / NR / NR	30,023	10.1	300,000	4.1	$9.99	7/31/2024	None
Buffalo Wild Wings	NR / NR / NR	7,056	2.4	269,751	3.7	$38.23	9/30/2022	2, 5-year options
Ten Largest Tenants		226,415	76.2%	$5,813,165	79.7%	$25.67
Remaining Tenants(4)		60,623	20.4	1,476,103	20.3	$24.35
Vacant Space		10,189	3.4	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		297,227	100.0%	$7,289,269	100.0%	$25.39

(1)	Based on the underwritten rent roll dated August 31, 2021.

(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	LA Fitness is leased, but not in occupancy.

(4)	Excludes two MTM tenants underwritten as vacant.

(5)	Nordstrom Rack renewal extension options include 2, 5-year options or 1, 4-year option.

(6)	Ulta Salon renewal extension options include 1, 5-year option or 1, 6-year option.

The following table presents certain information relating to the lease rollover schedule at the Marina Pacifica Property, based on the initial lease expiration date:

Lease Expiration Schedule (1)(2)

Year Ending December 31(3)	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	770	0.3%	0.3%	$25,708	0.4%	$33.39	1
2021	0	0.0	0.3%	0	0.0	0.00	0
2022	9,465	3.2	3.4%	402,037	5.5	42.48	3
2023	15,897	5.3	8.8%	512,810	7.0	32.26	4
2024	33,675	11.3	20.1%	454,226	6.2	13.49	4
2025	36,642	12.3	32.4%	1,349,183	18.5	36.82	4
2026	3,039	1.0	33.5%	68,410	0.9	22.51	1
2027	44,107	14.8	48.3%	1,190,889	16.3	27.00	1
2028	10,025	3.4	51.7%	320,800	4.4	32.00	1
2029	50,961	17.1	68.8%	1,470,531	20.2	28.86	2
2030	24,060	8.1	76.9%	266,591	3.7	11.08	2
2031	9,424	3.2	80.1%	197,904	2.7	21.00	1
2032 & Thereafter(4)	48,973	16.5	96.6%	1,030,179	14.1	21.04	4
Vacant	10,189	3.4	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	297,227	100.0%		$7,289,269	100.0%	$25.39	28

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this expiration schedule.

(2)	Based on the underwritten rent roll dated August 31, 2021.

(3)	Excludes two MTM tenants underwritten as vacant.

(4)	2032 & Thereafter includes 700 SF of management office with no base rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: MARINA PACIFICA

The following table presents certain information relating to historical leasing at the Marina Pacifica Property:

Historical Leased %(1)

2019	2020	As of 8/31/2021(2)(3)
84.9%	83.6%	96.6%

(1)	Based on average monthly occupancy per borrower.

(2)	Based on the underwritten rent roll dated August 31, 2021.

(3)	LA Fitness is leased, but not in occupancy.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marina Pacifica Property:

Cash Flow Analysis(1)

	2019	2020	TTM 5/2021	Underwritten	Underwritten $ per SF
Base Rent(2)	$6,687,106	$5,276,100	$5,098,650	$7,289,269	$24.52
Percentage Rent	232,685	114,497	159,787	159,787	0.54
Rent Steps	0	0	0	112,018	0.38
Other Income	41,293	8,618	5,450	5,400	0.02
Vacancy Gross Up	0	0	0	196,551	0.66
Total Reimbursements	1,636,481	1,663,449	1,660,838	2,099,966	7.07
Gross Potential Rent	$8,597,566	$7,062,664	$6,924,725	$9,862,990	$33.18

Vacancy & Credit Loss	0	0	0	(387,881)	(1.30)
Effective Gross Income	$8,597,566	$7,062,664	$6,924,725	$9,475,109	$31.88

Real Estate Taxes	643,844	663,424	667,174	738,804	2.49
Insurance	192,328	190,029	205,074	99,192	0.33
Management Fee	228,000	228,000	228,000	284,253	0.96
Other Operating Expenses	1,793,081	1,219,177	1,392,523	2,027,492	6.82
Total Expenses	$2,857,253	$2,300,631	$2,492,772	$3,149,741	$10.60

Net Operating Income	$5,740,313	$4,762,033	$4,431,953	$6,325,367	$21.28
Replacement Reserves	0	0	0	71,334	0.24
TI/LC	5,026	70,227	61,530	297,227	1.00
Net Cash Flow	$5,735,287	$4,691,806	$4,370,423	$5,956,806	$20.04

Occupancy(3)	84.9%	83.6%	96.6%(4)	95.0%(5)
NOI Debt Yield	17.3%	14.4%	13.4%	19.1%
NCF DSCR	1.43x	1.17x	1.09x	1.48x

(1)	Based on the underwritten rent roll dated August 31, 2021.

(2)	2020 and TTM 5/2021 base rent decreased due to COVID-related rent relief to tenants including American Multi-Cinema and Nordstrom Rack, among others.

(3)	LA Fitness is leased, but not in occupancy.

(4)	TTM occupancy based on August 31, 2021.

(5)	Underwritten occupancy based on economic occupancy.

■	Appraisal. According to the appraisal, the Marina Pacifica Property had an “as-is” appraised value of $97,000,000 as of May 29, 2021.

■	Environmental Matters. According to the Phase I environmental report dated as of June 1, 2021, there are no recognized environmental conditions or recommendations for further action at the Marina Pacifica Property.

The Phase I report reviewed historic oil field operations which ceased operation at the Marina Pacifica Property in 1973 and were the subject of investigation and remediation of contaminated soils. Regulatory closure was obtained in a no further action letter issued by the Los Angeles Regional Water Quality Control Board on April 21, 1995.

■	Property Condition Assessment. The property condition assessment report found the Marina Pacifica Property to be in good condition and concluded to an inflated replacement reserve of $856,363 ($0.24 per SF per year) over 12-years. No fire and life safety repairs were recommended.

■	Seismic Assessment. According to the seismic report dated May 28, 2021, the modified PML for the Marina Pacifica Property estimated for an earthquake with a 475-year return period (10% chance of exceedance in a 50-year exposure period, which the consultant notes is the most commonly used assumption for bank lenders) is 11%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: MARINA PACIFICA

■	Market Overview and Competition. The Marina Pacifica Property is located within the Greater Los Angeles, California retail market (as defined by appraiser), which contains approximately 132.9 million SF of inventory. While the retail market has been affected by the coronavirus, the market vacancy has remained low.

The Long Beach: Suburban retail submarket is located within the Greater Los Angeles retail market approximately 6 miles southwest of downtown Long Beach and 30 miles south of the Los Angeles Coliseum. It contains approximately 12.28 million SF of retail space with a Q1 2021 occupancy rate of 92.6%. The Marina Pacifica Property’s neighborhood is densely populated. The appraiser observed that relative to Los Angeles County as a whole, the neighborhood is mostly populated by upper-middle to upper income residents.

Demographic Summary(1)

	1-Mile	3-Mile	5-Mile
Population	15,308	131,586	371,039
Households (HH)	7,844	60,303	147,109
Med. HH Income	$112,524	$81,548	$74,675
Population Growth (2020-25)	0.03%	0.08%	0.26%
Median Home Value(2)	$1,045,893	$779,539	$735,934

(1)	Source: Appraisal, Reference data is for 2020.

(2)	Source: Third party market provider.

Long Beach is served by multiple freeways (Interstates 110, 710, 605 and 405), resulting, in the opinion of the a third-party market provider, in above-average regional freeway access. Public transportation within the city of Long Beach is considered good. The city operates a full-service bus line and there is a local trolley system. The Long Beach-Los Angeles Rail Transit project (part of MetroRail) has nine stations serving the Long Beach area. Known as the Blue Line, this rail line provides direct access to and from downtown Los Angeles. The Long Beach Municipal Airport is a 5-mile (15-minute) drive from the Property. Owned and operated by the city of Long Beach, America West, American and JetBlue Airlines currently fly out of the Long Beach Airport.

The appraiser identified retail lease comparables at seven locations and determined a stabilized occupancy rate of 96.0% for the Marina Pacifica Property which is currently 98.8% leased to 30 tenants (two month-to-month tenants underwritten as vacant). The appraiser determined market rent at the Marina Pacifica Property is $28.66 (triple net) and contract rent at the Marina Pacifica Property is $26.69 (per appraisal).

Marina Pacifica – Lease Comps (1)
Property	Address	Built/Renovated	Occ.	SF	Tenant	SF	Lease Date	Term	Rent	Type
2nd & PCH	6200 East Pacific Coast Highway Long Beach, CA 90803	2019	99%	218,921	San Lorenzo	1,526	20-Aug	5	$35.40	NNN
Long Beach Marketplace	SEC 2nd Street & Pacific Coast Highway Long Beach, CA 90803	1976	77%	223,763	Laser Aesthetics	1,261	20-Dec	5	$48.00	NNN
Town Center East	SEC Willow Street and Cherry Avenue Signal Hill, CA 90801	1995	100%	154,750	Supercuts	1,109	19-Jun	5	$49.92	NNN
Long Beach Towne Center	7691 Carson Street Long Beach, CA 90808	1999	96%	1,369,486	Massage Envy	3,500	20-Nov	5	$40.92	NNN
North Los Altos Shopping Center	NEC Bellflower Boulevard/Stearns St. Long Beach, CA 90815	1964	95%	349,963	D’Vine Express	1,200	21-Feb	8	$39.00	NNN
Shops At Rossmoor	12071-12541 Seal Beach Blvd Seal Beach, CA 90740	1960 / 2007	92%	433,746	Fidelity Investments	1,899	20-Mar	7	$36.00	NNN
Marina Village Shopping Center	5812-5942 Edinger Avenue Huntington Beach, CA 92647	1964/1996	98%	148,769	Marlin Bar & Grill	3,300	21-Mar	5	$21.94	NNN
Wtd. Avg.				414,200		1,971		5.7	$36.30
Marina Pacifica(2)(3)	6290 East Pacific Coast Highway	1976 / 1996	96.6%	297,227				7.2	$25.39

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 31, 2021.

(3)	LA Fitness is leased, but not in occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: MARINA PACIFICA

Marina Pacifica - Comparable Sales (1)
Property	Address	Date	Built	SF	Value	PSF	Occ.	PSF	Cap Rate
Long Beach Marketplace	SEC of Pacific Coast Highway & 2nd Street Long Beach, CA 90803	20-Feb	1997	184,528	$67,000,000	$363	70%	$19.72	5.43%
Town Center East	SEC Willow Street and Cherry Avenue Signal Hill, CA 90801	19-Sep	1995	154,750	$61,000,000	$394	98%	$25.07	6.36%
Marina Shopping Center	4542-4800 E. Pacific Coast Highway Long Beach, CA 90804	19-Sep	1959	115,000	$49,065,000	$427	95%	$23.48	5.50%
Vista Village	235-401 Vista Village Drive Vista, CA 92083	19-Mar	2003	195,009	$66,200,000	$339	100%	$21.78	6.42%
San Dimas Marketplace	802-870, 840-860 West Arrow Highway San Dimas, CA 91773	18-Dec	1996	154,000	$46,600,000	$303	99%	$19.37	6.40%
Edinger Plaza	7490-7664 Edinger Avenue Huntington Beach, CA 92647	18-Sep	1963	155,275	$65,500,000	$422	99%	$24.72	5.86%
The Promenade at Downey	8801-8998 Apollo Way, 9001 Apollo Street 12214 Lakewood Boulevard, Downey, CA 90242	18-Sep	2016	448,437	$172,000,000	$384	94%	$23.13	5.74%
Gateway Towne Center	Artesia 91 Freeway & Alameda Compton, CA	18-Mar	2007	281,000	$86,000,000	$306	100%	$18.15	5.93%
Wtd. Avg.				211,000	$76,670,625	$363	94.4%	$21.78	5.93%
Marina Pacifica(2)(3)				297,227	$97,000,000	$326	96.6%	$21.28	6.25%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 31, 2021.

(3)	LA Fitness is leased, but not in occupancy.

■	The Borrower. The borrower is Marina Pacifica LLC, a California limited liability company, a special purpose, bankruptcy-remote entity with one independent director. Abraham Lerner (aka Avi Lerner) and Christopher Ellis are the borrower sponsors and the related non-recourse carveout guarantors (the “Guarantors”). The four trusts that share the ownership interest are controlled by Christopher Ellis (25%), Manfred Simchowitz (50%) and Abraham Lerner (25%). The borrower sponsors are experienced real estate investors with expertise in the acquisition, re-development and management of retail properties and shopping centers. The borrower sponsors purchased, re-developed and re-tenanted the Marina Pacifica Property in its early years post-acquisition and have actively managed it ever since.

Abraham Lerner has 35+ years of real estate experience and served as the principal of both the Trident Group and Oldham Estates. Mr. Lerner has developed, acquired, and managed over 1.3 million square feet of retail space, including the re-development of the Century City Shopping Center (760,000 SF) and development of the Beverly Connection, a (324,000 SF) anchored power center in Beverly Grove (Target, Marshall’s, TJ Maxx, Ross Dress for Less, Saks Off Fifth, Old Navy), in the Mid-City West area of Los Angeles.

Christopher Ellis was the managing partner of Richard Ellis (which later became the Yarmouth Group). Mr. Ellis has over 46 years of real estate experience during which time he was responsible for the acquisition and management of over 5.0 million square feet of retail properties located primarily in California.

■	Property Management. The Marina Pacifica Property is managed by NewMark Merrill Companies, Inc.

■	Escrows. At loan origination, the borrower deposited (i) an upfront tax reserve of $507,312, (ii) an upfront ground rent reserve of $225,000 and (iii) an upfront rent replication reserve of $759,040.

Tax Reserve - A tax escrow is required to be maintained by a monthly deposit by the borrower of 1/12th of the annual taxes as estimated by the lender (initially $61,567 on a monthly basis).

Insurance Reserve – Upon failure of the insurance escrow waiver conditions, an insurance escrow is required to be maintained by a monthly deposit by the borrower of 1/12th of the annual insurance premium as estimated by the lender ($8,266).

Replacement Reserve - The Marina Pacifica Loan is structured with an ongoing replacement reserve of $0.24 per SF (on an annual basis) or $5,945 monthly, consistent with the property condition report recommendation. The ongoing replacement reserve is capped at $178,175 (30 months).

Rollover Reserve - The borrower is required to deposit into a tenant improvement and leasing commission reserve on a monthly basis $24,769 ($297,228 annually or $1.00 per SF per year). Monthly deposits into the reserve will be suspended once the rollover reserve balance reaches $1,484,790.

LA Fitness Rent Replication Reserve - The lender is reserving one year of rent for LA Fitness in a self-replenishing rent replication reserve. The LA Fitness rent will be paid monthly from this reserve until such time as the tenant commences rent payments. The LA Fitness rent replication reserve is capped at $759,040.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: MARINA PACIFICA

Ground Rent Reserve - The lender collected an upfront replenishing reserve equal to $225,000. The Lender directly remits the ground rent payment to the ground lessor from this reserve. The ground rent reserve is capped at $225,000.

■	Lockbox and Cash Management. The Marina Pacifica Loan is structured with a hard lockbox and in-place cash management. During the continuance of a Cash Trap Event Period (defined below), following application of all amounts on deposit in the cash management account being applied to pay debt service, fund required reserves and pay operating expenses, all remaining amounts will be deposited in the excess cash flow reserve account and held as additional collateral for the Marina Pacifica Loan (provided, however, to the extent such Cash Trap Event Period is continuing solely due to a Lease Sweep Period, such amounts will instead be deposited into a lease sweep reserve to be disbursed in accordance with the terms of the Marina Pacifica Loan documents).

A “Cash Trap Event Period” (a) commences upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the debt yield being less than 14.25%, or (iii) the commencement of a Lease Sweep Period (as defined below) and (b) expires (x) with regard to any Cash Trap Event Period commenced in connection with clause (i) above, upon the lender’s acceptance of the cure (if applicable) of such event of default, (y) with regard to any Cash Trap Event Period commenced in connection with clause (ii) above, upon the date that the debt yield is equal to or greater than 14.50% for two (2) consecutive calendar quarters or (z) with regard to any Cash Trap Event Period commenced in connection with clause (iii) above, such Lease Sweep Period has ended pursuant to the terms hereof (provided that, in each instance, no other Cash Trap Event Period has occurred and is continuing during and at the time of the expiration of such period).

A “Lease Sweep Lease” means (i) each of (a) the AMC lease, (b) the LA Fitness lease, (c) the Nordstrom Rack lease and (d) the Ralphs lease or (ii) any renewal or replacement lease of any of the foregoing with respect to all or a portion of the applicable lease sweep space that constitutes a qualified lease under the Marina Pacifica Loan documents.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) with respect to each Lease Sweep Lease, the earlier to occur of: (1) twelve (12) months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease; (2) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); and (3) the date that any tenant under a Lease Sweep Lease gives notice of its intention not to renew or extend its Lease Sweep Lease (unless the stated expiration date of the term of the Lease Sweep Lease is more than twelve (12) months after the maturity date); (b) the receipt by the borrower or manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date); (d) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) in its Lease Sweep Space at the Marina Pacifica Property (or any material portion thereof) or vacates or ceases occupying its Lease Sweep Space at the Marina Pacifica Property (or any material portion thereof) or gives notice that it intends to do any of the foregoing; (e) upon a monetary default or a material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; (f) with respect to the AMC lease or the LA Fitness lease, the occurrence of a lease sweep tenant party insolvency proceeding, but only to the extent that AMC or LA Fitness (as applicable) has failed to make any payment of rent in accordance with the terms of the applicable Lease Sweep Lease during the continuance of such lease sweep tenant party insolvency proceeding; (g) with respect to any Lease Sweep Lease other than the AMC lease or the LA Fitness lease, the occurrence of a lease sweep tenant party insolvency proceeding.

A Lease Sweep Period will end upon the first to occur of the following: (A) in the case of clauses (a), (b), (c), and (d) above, upon the occurrence of an Acceptable Lease Sweep Lease Event; (B) in the case of clause (b) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant; (C) in the case of clause (d) above, the applicable tenant under the Lease Sweep Lease has re-commenced operations at its Lease Sweep Space at the Marina Pacifica Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of six (6) consecutive months following such cure; (D) in the case of clause (e) above, the date on which the subject default has been cured, and no other monetary default or material non-monetary default under such Lease Sweep Lease occurs for a period of six (6) consecutive months following such cure; and (E)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: MARINA PACIFICA

in the case of clause (f) and (g) above, either (a) the applicable lease sweep tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

An “Acceptable Lease Sweep Lease Event” means the entirety of the lease sweep space is leased pursuant to one or more qualified leases as set forth in the Marina Pacifica Loan documents and each of the following conditions has been satisfied: the borrower has delivered to the lender (A) an officer’s certificate attaching a complete copy of such qualified lease(s) and confirming the same to be a true, correct and complete copy thereof, and confirming that: (1) the applicable tenant(s) have accepted possession of the premises demised under such qualified lease(s), (2) the applicable tenant(s) are in occupancy of all of the space demised under such qualified lease(s) and are open for business and paying regularly scheduled payments of base rent in accordance with the qualified lease(s) without right of abatement, offset or credit and any free rent periods, if any, have expired, (3) the applicable tenant(s) (or its corporate parent(s)) is/are not the subject of a bankruptcy action, (4) that the tenant improvements described in such qualified Lease(s) have been constructed in accordance with the plans and specifications therefor and have been accepted by the applicable tenant(s), (5) that all construction costs, have been paid in full or reserved for pursuant to the Marina Pacifica Loan documents, (6) all contingencies under all such qualified Lease(s) to the effectiveness of such qualified lease(s) have been satisfied, and (7) all leasing commissions payable in connection with any such qualified lease(s) have been paid in full and all tenant improvement obligations, or allowances, concessions or rebates or other landlord obligations of an inducement nature have been completed and paid in full; and (B) at the lender’s option, a tenant estoppel certificate from the applicable tenant(s) which will be in form and substance reasonably satisfactory to the lender confirming the conditions set forth in clauses (1) through and including (7) above have been satisfied.

■	Ground Lease Agreements. The Marina Pacifica Property is currently subject to two ground lease agreements. The underlying ground leases both have terms that expire on March 19, 2039. As to each of the ground leases, the ground lessor is ABP Parcel 8, LLC, and the ground lessee is Marina Pacifica LLC. In addition to minimum rent in the amount of $120,000.00 per year for one ground lease and $30,000.00 per year for the other ground lease, each paid in 12 equal monthly installments, percentage rent is due under each ground lease in an amount equal to the amount by which 6% of all gross receipts of ground lessee exceeds such month’s applicable minimum rent for such ground lease.

The borrower sponsors have recently demonstrated their ability to execute new leases and renewals which require substantial investment from the tenants, even as the remaining term under the related ground leases has continued to run down.

-	AMC has upgraded its space at the Marina Pacifica Property location twice - first, building six new stadium seating auditoriums and, most recently, a renovation in 2016 (reportedly at a cost of $2-$4 million) in which the tenant added two on-site bars to serve alcohol in addition to leather reclining seats and an updated sound system.

-	LA Fitness’ third lease amendment (dated July 2021) does not require the borrower sponsors to provide LA Fitness with a tenant improvement allowance, therefore LA Fitness is required to pay 100% of costs associated with the buildout. The LA Fitness lease term is co-terminus with the maturity date of the ground lease.

-	BJ’s Restaurant & Brewhouse recently (August 2021) provided a letter of intent for an 18-year lease on a 13,000 SF pad on the Marina Pacifica Property in which the borrower sponsors would not provide a tenant improvement allowance and the tenant would be responsible for all costs of ground-up construction of the building.

■	Ground Lease Estoppel: The lender obtained ground lease estoppels that provide that the ground lessor is required to give the lender notices of any default under the ground leases and an opportunity to cure same, however the ground lease estoppels do not provide that a notice of default is not effective against the lender unless the lender receives such notice; however, the ground leases themselves require the ground lessor to provide the lender with notice of default prior to commencing any termination action with respect thereto. In addition, although the ground lease estoppels provide that the related ground leases may not be modified, amended or otherwise changed without the prior written approval of the lender, the ground lease estoppels do not provide that the ground leases may not be cancelled or terminated without the lender’s consent, but note that the ground lease estoppels require, in the event of any termination (including, without limitation, lender’s failure to cure a borrower default under the ground lease) or rejection of the related ground lease, that the ground lessor must notify lender of same and offer lender a new ground lease on the same terms and conditions then contained in the related ground lease (except that such new ground lease must omit the below-described right of first refusal). As further protection for the leasehold interest securing the Marina Pacifica Loan, there will be a document recorded on title which contains, among other things, the following statement:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: MARINA PACIFICA

“Lessor and Lessee acknowledge that Lender has the right to obtain new ground leases (each, a “New Ground Lease”) in accordance with the terms and provisions of those certain ground lessor agreement and estoppel certificates dated as of September 2, 2021. In addition, the parties hereto agree that any future mortgage or deed of trust encumbering the lessor’s fee interest in the premises will be subject and subordinate in all respects to the ground leases, any new ground lease and the deed of trust.”

■	Right of First Refusal: The ground leases provide that within a period of one year commencing on the termination of the full lease term of both ground leases (March 19, 2039), the lessor will not lease or rent the ground leased premises to any person or other entity other than lessee until the lessor has first offered to lease the premises to the lessee on the same terms and conditions and the lessee has rejected such offer.

■	Permitted Release: Not permitted.

■	Permitted Future Mezzanine or Subordinate Indebtedness: Not Permitted.

■	Current Mezzanine or Subordinate Indebtedness: None.

■	Terrorism Insurance. The Marina Pacifica Loan documents provide that the property, loss of rents/business interruption, general liability and umbrella liability insurance policies required by such loan documents may not exclude terrorism coverage. The Marina Pacifica documents require business interruption coverage in an amount equal to 100% of the projected gross income for the Marina Pacifica Property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #10: PATEWOOD CORPORATE CENTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #10: PATEWOOD CORPORATE CENTER

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #10: PATEWOOD CORPORATE CENTER

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1			Loan Seller	3650 REIT
Location (City/State)	Greenville, South Carolina			Cut-off Date Balance	$30,000,000
Property Type	Office			Cut-off Date Balance per SF (1)	$153.15
Size (SF)	447,282			Percentage of Initial Pool Balance	3.3%
Total Occupancy as of 4/30/2021	89.8%			Number of Related Mortgage Loans	None
Owned Occupancy as of 4/30/2021	89.8%			Type of Security	Fee
Year Built / Latest Renovation	1985-1998 / 1998-2017			Mortgage Rate	4.13000%
Appraised Value	$111,300,000			Original Term to Maturity (Months)	84
Appraisal Date	4/8/2021			Original Amortization Term (Months)	NAP
Borrower Sponsor	Joseph Friedland			Original Interest Only Period (Months)	84
Property Management	Trinity Partners Management, LLC			First Payment Date	7/5/2021
				Maturity Date	6/5/2028

Underwritten Revenues	$9,308,176
Underwritten Expenses	$3,041,693		Escrows
Underwritten Net Operating Income (NOI)	$6,266,483			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,064,099		Taxes	$420,905	$70,152
Cut-off Date LTV Ratio (1)	61.5%		Insurance	$32,337	$5,390
Maturity Date LTV Ratio (1)	61.5%		Replacement Reserve	$0	$7,082
DSCR Based on Underwritten NOI / NCF (1)	2.18x / 2.11x		TI/LC (2)	$3,000,000	Springing
Debt Yield Based on Underwritten NOI / NCF (1)	9.1% / 8.9%		Other (3)	$682,885	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan	$68,500,000	87.1%	Loan Payoff	$55,785,359	71.0%
Mezzanine Loan Amount(4)	10,000,000	12.7	Principal Equity Distribution	17,407,082	22.1
Amount Other Sources	110,000	0.1	Reserves	4,136,128	5.3
			Closing Costs	1,281,431	1.6
Total Sources	$78,610,000	100.0%	Total Uses	$78,610,000	100.0%

(1)	The Patewood Corporate Center Whole Loan (as defined below) is part of the Patewood Corporate Center Whole Loan (as defined below) with an original aggregate principal balance of $68,500,000. The Cut-off Date Balance per SF, Debt Yield Based on Underwritten NOI/NCF, DSCR Based on Underwritten NOI/NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Patewood Corporate Center Whole Loan.

(2)	Other reserves represents a Specified Leasing Reserve (Upfront: $298,808), Rent Replication Reserve (Upfront: $201,192; Ongoing: Springing; Cap: $100,596), Outstanding TI/LC Reserve (Upfront: $137,947), Free Rent Reserve (Upfront: $44,938). See “—Escrows” herein.

(3)	The TI/LC reserve is capped at $3,000,000.

(4)	The borrower has requested that the lender enter into a loan modification in order to convert approximately $5,000,000 of the existing mezzanine debt to preferred equity, which would continue to bear interest at the same rate as the mezzanine loan. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus for additional information

■	The Mortgage Loan. The Patewood Corporate Center mortgage loan (the “Patewood Corporate Center Loan”) is part of a whole loan (the “Patewood Corporate Center Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $68,500,000. The Patewood Corporate Center Whole Loan is an interest-only loan secured by a mortgage encumbering the borrower’s fee interest in a multi-tenant property located in Greenville, South Carolina (the “Patewood Corporate Center Property”). The proceeds of the Patewood Corporate Center Whole Loan along with a $10,000,000 mezzanine loan were used to refinance the existing debt, fund upfront reserves, pay origination costs and return $17,407,082 of equity to the borrower sponsor. The borrower sponsor acquired the Patewood Corporate Center Property in February 2017 when it was 82% leased. The Patewood Corporate Center Loan, which will be included in the 3650R 2021-PF1 transaction, is evidenced by the controlling note A-1, has an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000 and represents approximately 3.3% of the Initial Pool Balance.

The Patewood Corporate Center Whole Loan was originated by 3650 REIT on May 11, 2021. The Patewood Corporate Center Whole Loan has an interest rate of 4.13000% per annum. The Patewood Corporate Center Whole Loan had an initial term of 84 months and has a remaining term of 79 months as of the Cut-off Date. The Patewood Corporate Center Whole Loan requires payments of interest only for the entire term of the Patewood Corporate Center Whole Loan. The stated maturity date is June 5, 2028.

Voluntary prepayment of the Patewood Corporate Center Whole Loan is prohibited prior to March 5, 2028. The borrower has the option to defease the entire Patewood Corporate Center Whole Loan in whole (and not in part) after the earlier to occur of (i) May 11, 2024 and (ii) two years after the closing date of the last securitization that includes any portion of the Patewood Corporate Center Whole Loan.

		Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	3650R 2021-PF1	Yes
A-2	38,500,000	38,500,000	3650 REIT (1)	No
Whole Loan	$68,500,000	$68,500,000

(1)	Expected to be contributed to one or more future securitizations.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #10: PATEWOOD CORPORATE CENTER

■	The Mortgaged Property. The Patewood Corporate Center Property is a 447,282 SF office park located at 10 & 30 Patewood Drive and 50 & 80 International Drive in Greenville, South Carolina. The Patewood Corporate Center Property is in a suburban area five miles from the Greenville CBD, and consists of six three-to-five story office buildings, situated on four parcels of land that comprise a total of 34.81-acres. The Patewood Corporate Property was constructed in phases from 1985 to 1998, renovated from 1998 to 2017, and is characterized by the appraiser as a class A suburban office park that is best in class for the Greenville/Spartanburg MSA. Recent building improvements include elevator modernization (four of the six buildings) and new tenant lounges (all buildings).

The Patewood Corporate Center Property is 0.2 miles from I-385 (100,052 vehicles per day), 1.8 miles from I-85 and located next to the PRISMA Health Patewood Medical Campus (“PRISMA”). PRISMA is the top employer in the MSA (15,941 employees total) and is also a partner of the University of South Carolina’s medical school, located at PRISMA’s hospital campus. The Patewood Corporate Center Property enjoys both its distinction as the closest office park to downtown Greenville as well as its proximity to Greenville International Airport. Each is a drive of 8 miles or less from the Patewood Corporate Center Property.

As of April 30, 2021, the Patewood Corporate Center Property is approximately 89.8% occupied by 28 tenants which include the following five largest by UW Base Rent:

Wood Group (42,648 SF, 9.5% of NRA, 12.0% UW Base Rent, LXP: Various) is an international engineering company that specializes in the oil and gas and renewable energy markets. It operates in three segments: engineering and production facilities, well support, and gas turbine services. A tenant since 2012, Wood Group has since added 22,339 SF to its original space (20,309 SF) via two expansion leases, one in 2015 and another in 2018.

The Gordian Group (43,785 SF, 9.8% of NRA, 11.5% UW Base Rent, LXP: 6/30/2030) was founded by Henry H. Mellon in 1990 and serves as a provider of job order contracting. The company offers program development, procurement support, contracting administration, and project management services. Headquartered at the Property, The Gordian Group has been a tenant there since 2014 and nearly doubled its space commitment with the signing of a 21,430 SF lease amendment to expand in August of 2020.

Day & Zimmermann (45,253 SF, 10.1% of NRA, 11.2% UW Base Rent, LXP: 3/1/2025) is a family-owned company specializing in construction and engineering, operations and maintenance, staffing, security, and defense. The company currently employs 41,000 people and generates $2.4 billion of revenue annually.

RealPage, Inc. (46,118 SF, 10.3% of NRA, 11.0% UW Base Rent, LXP: 10/31/2026) provides a technology platform that provides real estate owners and investors access to data on real estate asset performance.

Ogletree Deakins (41,508 SF, 9.3% of NRA, 8.9% UW Base Rent, LXP: 4/30/2024) is one of the largest labor and employment law firms in the United States. It also has offices in Europe, Canada, and Mexico. Ogletree has two offices in Greenville and has been a tenant at the Property since 2013.

■	COVID-19 Update. As of October 15, 2021, the Patewood Corporate Center Property is open and operating and is not subject to any forbearance, modification or debt service relief request. As of October 15, 2021, the borrower sponsor reported that collections at the Patewood Corporate Center Property have been 100% for the duration of the coronavirus despite the pandemic’s disruption in other parts of the country. Moreover, no tenants have asked for deferred or abated rent. The October 2021 debt service payment under the Patewood Corporate Center Loan was made. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #10: PATEWOOD CORPORATE CENTER

The following table presents certain information relating to the major tenants at the Patewood Corporate Center Property:

Ten Largest Tenants Based on Underwritten Base Rent (1)

Tenant Name	Credit Rating (Fitch/MIS/S&P) (2)	Tenant GLA	% Of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Wood Group	NR / NR / NR	42,648	9.5%	1,065,276	12.0%	$24.98	Various(3)	2, 5-year options
The Gordian Group	NR / NR / NR	43,785	9.8	1,027,196	11.5	$23.46	6/30/2030	None
Day & Zimmermann	NR / NR / NR	45,253	10.1	993,698	11.2	$21.96	3/1/2025	2, 5-year options
RealPage, Inc.	NR / NR / NR	46,118	10.3	976,658	11.0	$21.18	10/31/2026	2, 5-year options
Ogletree Deakins	NR / NR / NR	41,508	9.3	789,067	8.9	$19.01	4/30/2024	3, 5-year options
Patriot National Inc.	NR / NR / NR	21,291	4.8	468,615	5.3	$22.01	4/30/2024	1, 5-year option
Coveris Holding Corp.	NR / NR / NR	19,522	4.4	391,335	4.4	$20.05	Various(4)	1, 5-year option
Raytheon	NR / Baa1 / A-	14,829	3.3	347,147	3.9	$23.41	5/31/2023	2, 3-year options
AECOM Technology Corporation	NR / NR / NR	13,854	3.1	338,453	3.8	$24.43	8/31/2022	1, 5-year option
TRC Environmental Corporation	NR / NR / NR	13,615	3.0	337,244	3.8	$24.77	1/31/2023	1, 5-year option
Ten Largest Tenants		302,423	67.6%	$6,734,689	75.6%	$22.27
Remaining Tenants		99,333	22.2	2,176,234	24.4	$21.91
Total Occupied		401,756	89.8%	$8,910,923	100.0%	$22.18
Vacant Space		45,526	10.2	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		447,282	100.0%	$8,910,923	100.0%	$22.18

(1)	Based on the underwritten rent roll dated as of April 30, 2021.

(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wood Group consists of 3,115 SF expiring on July 31, 2023 and 20,309 SF expiring on August 31, 2023.

(4)	Coveris Holding Corp. consists of 17,347 SF expiring on February 28, 2026 and 2,175 SF expiring on January 31, 2026.

The following table presents certain information relating to the lease rollover schedule at the Patewood Corporate Center Property, based on the initial lease expiration date:

Lease Expiration Schedule (1)(2)

Year Ending December 31	Expiring Owned GLA	% Of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	4,576	1.0	1.0%	96,920	1.1	21.18	1
2022	29,305	6.6	7.6%	715,349	8.0	24.41	5
2023	102,754	23.0	30.5%	2,471,283	27.7	24.05	9
2024	80,204	17.9	48.5%	1,666,259	18.7	20.78	5
2025	46,247	10.3	58.8%	1,017,057	11.4	21.99	2
2026	89,532	20.0	78.8%	1,916,860	21.5	21.41	5
2027	0	0.0	78.8%	0	0.0	0.00	0
2028	0	0.0	78.8%	0	0.0	0.00	0
2029	0	0.0	78.8%	0	0.0	0.00	0
2030	43,785	9.8	88.6%	1,027,196	11.5	23.46	1
2031	0	0.0	88.6%	0	0.0	0.00	0
2032 & Thereafter(3)	5,353	1.2	89.8%	0	0.0	0.00	0
Vacant	45,526	10.2	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	447,282	100.0%		$8,910,923	100.0%	$22.18	28

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this expiration schedule.

(2)	Based on the underwritten rent roll dated as of April 30, 2021.

(3)	2032 & Thereafter includes 5,353 SF of amenity space.

The following table presents certain information relating to historical leasing at the Patewood Corporate Center Property:

Historical Leased %(1)

2018	2019	2020	As of 4/30/2021(2)
86.3%	85.9%	87.2%	89.8%

(1)	As of December 31, unless otherwise stated.

(2)	Based on the underwritten rent roll dated April 30, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #10: PATEWOOD CORPORATE CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Patewood Corporate Center Property:

Cash Flow Analysis (1)

	2018	2019	2020	TTM 3/31/2021	Underwritten	Underwritten $ per SF
Base Rent	$7,734,664	$8,075,878	$8,487,701	$8,611,160	$8,910,923	$19.92
Rent Abatement	(100,202)	(58,562)	(93,857)	(95,238)	0	0.00
Rent Steps	0	0	0	0	223,375	0.50
Other Income	125,377	106,692	70,891	68,522	82,035	0.18
Vacant Income	0	0	0	0	1,146,197	2.56
Total Reimbursements	168,896	242,219	147,076	116,583	91,843	0.21
Gross Potential Rent	$7,928,735	$8,366,227	$8,611,811	$8,701,027	$10,454,373	$23.37

Vacancy & Credit Loss	0	0	(20,487)	(20,487)	(1,146,197)	(2.56)
Effective Gross Income	$7,928,735	$8,366,227	$8,591,324	$8,680,540	$9,308,176	$20.81

Real Estate Taxes	915,959	816,371	817,293	818,772	831,829	1.86
Insurance	57,106	59,169	62,474	62,875	64,675	0.14
Management Fee	237,862	250,987	257,740	260,416	279,245	0.62
Other Operating Expenses	1,895,096	1,949,642	1,785,371	1,717,372	1,865,944	4.17
Total Expenses	$3,106,023	$3,076,169	$2,922,878	$2,859,435	$3,041,693	$6.80

Net Operating Income	$4,822,712	$5,290,058	$5,668,446	$5,821,105	$6,266,483	$14.01
Replacement Reserves	0	0	0	0	84,984	0.19
TI/LC	0	0	0	0	117,401	0.26
Net Cash Flow	$4,822,712	$5,290,058	$5,668,446	$5,821,105	$6,064,099	$13.56

Occupancy(2)	86.3%	85.9%	87.2%	89.8%	88.9%
NOI Debt Yield(3)	7.0%	7.7%	8.3%	8.5%	9.1%
NCF DSCR(3)	1.68x	1.84x	1.98x	2.03x	2.11x

(1)	Based on the underwritten rent roll dated April 30, 2021.

(2)	TTM 3/31/2021 Occupancy is based on the underwritten rent roll dated April 30, 2021 and Underwritten Occupancy is based on economic occupancy.

(3)	NOI Debt Yield and NCF DSCR is based off The Patewood Corporate Center Whole Loan.

■	Appraisal. According to the appraisal, the Patewood Corporate Center Property had an “As Is” appraised value of $111,300,000 as of April 8, 2021.

■	Environmental Matters. According to the Phase I environmental report dated as of December 15, 2020, there are no recognized environmental conditions or recommendations for further action at the Patewood Corporate Center Property.

■	Market Overview and Competition. South Carolina is a “right to work” state with both a low unionization rate and a low work stoppage rate. South Carolina was voted 4th best state for business by Area Development Magazine in 2021.

The City of Greenville is located along I-85, 30- and 100-miles southwest of Spartanburg, SC and Charlotte, NC, respectively. Greenville is the county seat of Greenville County, the most populous county in the state, and a part of the Greenville-Anderson, SC MSA, the fastest-growing MSA in South Carolina. Per the appraisal, Greenville is considered an economic hub, one of the wealthiest regions in the state, and one of the fastest growing urban regions in the United States.

Greenville has also experienced diversification and growth within its economy through its ability to attract foreign direct investment. According to a state-by-state analysis released in January 2019 by the Organization for International Investment (“OFII”) and the U.S. Bureau of Economic Analysis, South Carolina (tied with New Jersey) has the highest concentration of foreign direct investment jobs, as a share of total private sector employment, in the United States. According to OFII’s CEO, international companies have created 62% of all new U.S. manufacturing jobs over the past five years (2014-2018), many of which are suppliers to the Upstate’s automotive industry, anchored by BMW and Michelin North America.

Over 10 colleges and universities are in or within proximity of Greenville. These include The University of South Carolina’s school of Medicine and Business, Clemson University’s College of Business, College of Engineering, College of Visual Arts, and its Center for Automotive Research. The MSA’s top employers include PRISMA (15,941), Greenville Health System (10,095), Michelin North America (7,120), Duke Energy Corporation (3,300) and GE Engineering (3,400). Corporate expansion announcements in Greenville include BMW, which expects to invest $600 million over the next several years in a planned expansion at its Spartanburg production plant (approximately 40 minutes from Greenville). In

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #10: PATEWOOD CORPORATE CENTER

addition, Lockheed Martin’s local facility will hire 200 workers to produce jets for a $1.1 billion contract with the U.S. government, and Verizon is planning to expand its customer service and tele-sales group by 260 employees. Other announced expansions include Refresco, a global independent bottler; Pierburg US, LLC, a manufacturer of components for air supply and emission control; Aero Precision/Kellstrom Defense, a military aviation sustainment provider; and Materials Sciences, an engineering services and manufacturing company.

According to an analytics firm’s economic report, the Greenville MSA has a labor force of approximately 407,000. During 2020, in-migration was 34,045 while out-migration was 26,888 which yields a net positive in-migration of 7,157. According to the U.S. Government Bureau of Labor Statistics, Greenville’s unemployment rate as of July 2021 was 3.7%, 45.9% below the national average of 5.4%. The unemployment rate has remained consistently below the national average throughout the pandemic.

Per the appraiser, as of Q1 2021 the Greenville/Spartanburg office market reported 41.7 million square feet of inventory, a vacancy rate of 8.1%, and overall average rents of $21.59 per SF. The lease comparables adjusted rent range from $23.99 to $27.03 per SF, with a median of $25.45 per SF and an average of $25.37 per SF. Asking rents in the market are averaging $26.50 per SF and have grown more than 20.0% over the past five years.

The appraiser identified six recent comparable leases that range from 2,718 SF to 38,870 SF. All comparables are in similar buildings to the Patewood Corporate Center Property, have lease terms ranging from 5 to 11 years and average rents of $22.18 PSF.

Patewood Corporate Center Lease Comparables(1)
Property Address	Lease SF	Commencement Date	Tenant	NRA	Effective Rent/SF	Lease Term	Type
15 S Main St, Ste 500, Greenville, SC	6,497	Jul-20	Insight Global	162,000	$27.03	5.4	Base-Year
101 North Main Street, Ste 1510, Greenville, SC	2,718	Apr-20	Darverkelly, LLP	195,906	$25.75	5.3	Base-Year
1001 Keys Drive, Greenville, SC	30,769	Nov-20	ECPI	66,469	$20.45	5.3	Base-Year
6 Independence Pointe, Greenville, SC	14,215	Nov-20	Vectrus, Inc.	28,000	$19.19	11.0	Base-Year
400 Executive Center Drive, Greenville, SC	38,870	Mar-20	Majorel USA, Inc.	72,473	$20.60	7.5	Base-Year
1 Independence Pointe, Greenville, SC	14,930	Jan-20	Centerplate	94,519	$21.86	5.0	Base-Year
Totals/ Wtd. Avg.	18,000			103,228	$21.06	6.8
Patewood Corporate Center(2)				447,282	$22.18	9.0

(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated April 30, 2021.

The average rent for the Patewood Corporate Center Property’s existing space is $22.18 per SF, which is 10.1% below the appraiser-determined market rent of $24.66. Over the past four years, the average contract rent has increased from $19.82 per SF to $24.68 per SF (24.5% growth), and occupancy has increased from 82% to 88%. Over that same period, tenant retention has been 90%.

Patewood Corporate Center Office Sales Comparables(1)
Property Address	Date	Year Built	SF	Sales Price	PSF	Occ.	Cap
100 Galleria Parkway SE, Atlanta, GA	May-19	1982	410,571	$97,200,000	$237	91.3%	6.82%
55 & 75 Beattie Pl, Greenville , SC	Dec-19	1983	434,221	$73,500,000	$169	NAV	7.90%
2550 W Tyvola Rd, Charlotte NC	Mar-20	1997	523,315	$102,000,000	$195	87.0%	5.76%
16202 Bay Vista Dr, Clearwater, FL	Dec-20	1997	285,100	$72,500,000	$254	100.0%	NAV
75 Port City Landing, Mount Pleasant, SC	Dec-20	2019	114,903	$48,386,782	$421	100.0%	5.55%
7 Research Drive, Greenville, SC	Jan-21	2006	117,100	$23,235,000	$198	100.0%	6.18%
Totals/ Wtd. Avg.			314,202	$69,470,297	$221	92.8%	6.63%
Patewood Corporate Center(2)		1985-1998	447,282	$111,300,000(1)	$249(1)	89.8%	5.75%

(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated April 30, 2021.

■	The Borrower. The borrowing entity for the Patewood Corporate Center Property is Patewood Holdings LLC, a Delaware limited liability company.

Joseph Friedland, the borrower sponsor, principally owns and manages JFR Global Investments (“JFR”) and will serve as the non-recourse carveout guarantor for the Patewood Corporate Center Whole Loan. Mr. Friedland has over 35 years of experience in the acquisition and operation of large real estate assets primarily located in PA, NJ, and NY.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #10: PATEWOOD CORPORATE CENTER

Mr. Friedland founded JFR Global Investments in 1983. Until 2011, JFR was focused on acquisitions in New York City. Over the past decade, Mr. Friedman has diversified his holdings through the acquisition of over $6.5 billion of real estate (53 million SF) outside New York City.

■	Escrows. At loan origination, the borrower deposited (i) an upfront tax reserve of approximately $420,905, (ii) an upfront insurance reserve of approximately $32,337, (iii) an upfront TI/LC reserve of $3,000,000, and (iv) upfront other reserves of approximately $682,885 comprised of a leasing reserve, rent replication reserve, outstanding TI/LC reserve and free rent reserve.

Rent Replication Reserve - Raytheon did not execute its expansion lease prior to origination. At origination, a reserve of $201,192 was held upfront to cover 12 months’ rent for the master lease.

Raytheon is in the final stages of negotiating the lease terms of their 8,383 SF expansion space (the “Raytheon Expansion Lease”). The Raytheon Expansion Lease has a minimum term of 5 years required to be coterminous with and have a base rent equal or greater to its existing lease ($23.41 per SF).

Since the Raytheon Expansion Lease (or acceptable replacement tenant lease) was not fully executed at origination, the borrower sponsor executed a master lease (“Master Lease”), which will mirror the rent and reimbursements due under the Raytheon Expansion Lease.

Specified Leasing Reserve - $298,808 is reserved for TI/LC in connection with the Raytheon expansion lease (or a replacement lease satisfying certain criteria set forth in the Patewood Corporate Center Loan documents).

Tax Reserve - A tax escrow is required to be maintained by a monthly deposit by the borrower of 1/12th of the annual taxes as estimated by the lender, initially approximately $70,152.

Insurance Reserve - An insurance escrow is required to be maintained by a monthly deposit by the borrower of 1/12th of the annual insurance premium as estimated by the lender, initially approximately $5,390.

Replacement Reserve - The Patewood Corporate Center Whole Loan is structured with an ongoing monthly replacement reserve of approximately $7,082 which represents $0.19 per SF. Based on the current underwriting; annual replacement reserves are estimated at approximately $84,984 per year. The property condition assessment report, performed by Partner, recommended an ongoing inflated replacement reserve of $0.19 per SF.

TI/ LC Reserve - At origination, a $3,000,000 TI/LC reserve was held upfront. So long as there is no event of default, ongoing TI/LC reserves of $1.00 per SF annually (approximately $37,274 monthly, capped at $3,000,000) will be suspended. The monthly ongoing TI/LC reserve will only begin should there be an event of default or if the balance of the TI/LC reserve drop below $1,500,000.

■	Lockbox and Cash Management. The Patewood Corporate Center Whole Loan is structured with a hard lockbox and in-place cash management. During the continuance of a Cash Trap Event Period (defined below), following application of all amounts on deposit in the cash management account being applied to pay debt service, fund required reserves, pay mezzanine debt service, and pay operating expenses, all remaining amounts will be deposited in the excess cash flow reserve account and held as additional collateral for the Patewood Corporate Center Whole Loan (provided, however, to the extent such Cash Trap Event Period is continuing solely due to a Lease Sweep Period, such amounts will instead be deposited into a lease sweep reserve to be disbursed in accordance with the terms of the Patewood Corporate Center Whole Loan documents).

A “Cash Trap Event Period” will commence on the occurrence of any of the following: (i) an event of default under the Patewood Corporate Center Whole Loan, (ii) the failure to maintain a debt yield of at least 8.0%, (iii) the commencement of a Lease Sweep Period (defined below) or (iv) an event of default under the mezzanine loan.

A Cash Trap Event Period will end (a) with respect to clause (i) above, upon the lender’s acceptance of the cure of such event of default, (b) with respect to clause (ii) above, upon the date that the debt yield is at least equal to 8.1% for two consecutive calendar quarters, (c) with respect to clause (iii) above, such Lease Sweep Period has ended pursuant to the terms described below, or (d) with respect to clause (iv) above, the receipt by the lender of notice from the mezzanine lender that the mezzanine loan event of default no longer exists.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #10: PATEWOOD CORPORATE CENTER

A “Lease Sweep Period” will commence upon:

(i)	With respect to each Lease Sweep Lease (defined below) other than the Ogletree lease, the earlier to occur of: (x) nine months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease, and (y) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised);

(ii)	With respect to the Ogletree Lease, the earlier to occur of: (x) six months prior to the earliest stated expiration (including the stated expiration of any renewal term) of the Ogletree Lease, and (y) the date required under the Ogletree Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised);

(iii)	a tenant under a Lease Sweep Lease going dark, vacating, or otherwise ceasing to occupy a material portion of its space at the Property or providing notice of its intention to do any of the foregoing.

(iv)	(x) a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the borrower or manager receives notice from the applicable tenant of its intent to do any of the foregoing or (y) the receipt by borrower or manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate such lease.

(v)	upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or

(vi)	any bankruptcy or insolvency action involving a tenant under a Lease Sweep Lease or its parent company.

A Lease Sweep Period will end: (a) with respect to clauses (i), (ii), (iii) and (iv) above, upon such time as the applicable space has been re-tenanted in accordance with the Patewood Corporate Center Whole Loan documents or the applicable Lease Sweep Lease has been renewed or extended, and in either such case, certain other conditions in the Patewood Corporate Center Whole Loan documents will have been satisfied, (b) with respect to clause (iii), the applicable tenant has re-commenced operations at its space during normal business hours, in accordance with the terms of the subject lease for a period of three consecutive months, (c) with respect to clause (iv)(y) above, if such termination option is not validly exercised by the tenant by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the tenant, (d) with respect to clause (v), the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of six consecutive months following such cure, or (e) either (x) the applicable bankruptcy or insolvency action has terminated for three consecutive months and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (y) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” is any lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers 35,000 or more rentable square feet of the improvements at the Property.

■	Property Management. The Patewood Corporate Center Property is managed by Trinity Partners Management, LLC, a North Carolina limited liability company.

■	Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Patewood Corporate Center Whole Loan, TCM CRE REIT LLC (in such capacity, the “Mezzanine Lender”) funded a mezzanine loan in the amount of $10,000,000 (“Patewood Corporate Center Mezzanine Loan”). The Patewood Corporate Center Mezzanine Loan is secured by the pledge of the equity interest in the borrower and is coterminous with The Patewood Corporate Center Whole Loan. The Patewood Corporate Center Mezzanine Loan accrues interest at a rate of 10.00% per annum. The rights of the Mezzanine Lender under the Patewood Corporate Center Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #10: PATEWOOD CORPORATE CENTER

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Patewood Corporate Center Whole Loan documents provide that the property, loss of rents/business interruption, general liability and umbrella liability insurance policies required by such loan documents may not exclude terrorism coverage. The Patewood Corporate Center Whole Loan documents require business interruption coverage in an amount equal to 100% of the projected gross income for the Property until the completion of restoration or the expiration of 18 months, with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #11: TANGLEWOOD APARTMENTS

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		3650 REIT
Location (City/State)	Westwego, Louisiana		Cut-off Date Balance		$30,000,000
Property Type	Multifamily		Cut-off Date Balance per Unit		$78,125.00
Size (Units)	384		Percentage of Initial Pool Balance		3.3%
Total Occupancy as of 10/11/2021	97.9%		Number of Related Mortgage Loans		None
Owned Occupancy as of 10/11/2021	97.9%		Type of Security		Fee
Year Built / Latest Renovation	1970 / 2013, 2020		Mortgage Rate		3.83000%
Appraised Value	$46,000,000		Original Term to Maturity (Months)		120
Appraisal Date	7/26/2021		Original Amortization Term (Months)		NAP
Borrower Sponsor	Andrew Schwarz		Original Interest Only Period (Months)		120
Property Management	ACM, L.L.C.		First Payment Date		12/5/2021
			Maturity Date		11/5/2031

Underwritten Revenues	$4,426,553
Underwritten Expenses	$1,685,616		Escrows
Underwritten Net Operating Income (NOI)	$2,740,938			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,625,738		Taxes	$60,677	$5,065
Cut-off Date LTV Ratio	65.2%		Insurance	$0	$1,247
Maturity Date LTV Ratio	65.2%		Replacement Reserve	$708,600	$9,664
DSCR Based on Underwritten NOI / NCF	2.35x / 2.25x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.1% / 8.8%		Other(1)	$291,400	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	99.8%	Loan Payoff	$19,788,360	65.8%
Other Sources	55,000	0.2	Principal Equity Distribution	8,485,378	28.2
			Reserves	1,060,677	3.5
			Closing Costs	720,585	2.4
Total Sources	$30,055,000	100.0%	Total Uses	$30,055,000	100.0%

(1)	Other Upfront Reserves represents a Deferred Maintenance Reserve ($291,400)

■	COVID-19 Update. As of October 15, 2021, the Tanglewood Apartments property (the “Tanglewood Apartments Property”) is open and operating and is not subject to any forbearance, modification or debt service relief request. The first payment date for the Tanglewood Apartments loan is December 5, 2021. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus

Multifamily Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Size (SF)	Rent per Month
Studio	72	18.8%	70	97.2%	550	$794
One Bedroom	232	60.4	227	97.8%	860	$902
Three Bedroom	80	20.8	79	98.8%	1,012	$998
Total / Wtd. Avg.	384	100.0%	376	97.9%	834	$902

(1)	Based on the underwritten rent roll dated October 11, 2021.

The following table presents certain information relating to historical occupancy at the Tanglewood Apartments Property:

Historical Leased %(1)

2018	2019	2020	TTM Aug 2021	As of 10/11/2021(2)
92.5%	95.3%	98.3%	98.2%	97.9%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated October 11, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #11: TANGLEWOOD APARTMENTS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Tanglewood Apartments Property:

Cash Flow Analysis(1)(2)

	2018	2019	2020	TTM Aug 2021	Underwritten	Underwritten $ per Unit
Base Rent	$3,786,384	$3,894,501	$4,055,611	$4,061,903	$4,159,692	$10,832.53
Other Income	294,247	419,302	345,094	419,596	474,846	1,236.58
Gross Potential Rent	$4,080,631	$4,313,803	$4,400,705	$4,481,499	$4,634,538	$12,069.11

Vacancy & Credit Loss	(483,138)	(453,729)	(307,699)	(165,665)	(207,985)	(541.63)
Effective Gross Income	$3,597,493	$3,860,073	$4,093,006	$4,315,835	$4,426,553	$11,527.48

Real Estate Taxes	50,314	65,756	52,982	51,924	60,677	158.01
Insurance	254,703	301,265	333,844	371,182	360,665	939.23
Management Fee	106,480	117,384	122,996	120,763	132,797	345.82
Other Operating Expenses	992,357	1,030,964	1,158,717	1,163,054	1,131,478	2,946.56
Total Expenses	$1,403,855	$1,515,369	$1,668,539	$1,706,922	$1,685,616	$4,389.62

Net Operating Income	$2,193,638	$2,344,704	$2,424,467	$2,608,912	$2,740,938	$7,137.86
Replacement Reserves	80,442	86,208	59,744	68,107	115,200	300.00
Net Cash Flow	$2,113,196	$2,258,495	$2,364,723	$2,540,806	$2,625,738	$6,837.86

Occupancy(3)	92.5%	95.3%	98.3%	97.9%	95.0%
NOI Debt Yield	7.3%	7.8%	8.1%	8.7%	9.1%
NCF DSCR	1.81x	1.94x	2.03x	2.18x	2.25x

(1)	Based on underwritten rent roll dated October 11, 2021.

(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non- operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(3)	TTM Aug 2021 Occupancy is based on the underwritten rent roll dated October 11, 2021 and Underwritten Occupancy is based on economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #12: AXIS APARTMENTS and LOFTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	3650 REIT
Location (City/State)	Hampton, Virginia	Cut-off Date Balance	$27,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit	$140,625.00
Size (Units)	192	Percentage of Initial Pool Balance	2.9%
Total Occupancy as of 10/1/2021	97.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2021	97.9%	Type of Security	Fee
Year Built / Latest Renovation	2018 / 2020	Mortgage Rate	3.85000%
Appraised Value	$39,800,000	Original Term to Maturity (Months)	120
Appraisal Date	4/23/2021	Original Amortization Term (Months)	NAP
Borrower Sponsor	TK Realty Holdings, LLC	Original Interest Only Period (Months)	120
Property Management	Drucker & Falk, LLC and D&F Payroll Agent, Inc.	First Payment Date	12/5/2021
Maturity Date	11/5/2031

Underwritten Revenues	$3,273,643
Underwritten Expenses	$1,147,203	Escrows
Underwritten Net Operating Income (NOI)	$2,126,440	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,078,440	Taxes	$273,796	$34,225
Cut-off Date LTV Ratio	67.8%	Insurance	$0	Springing
Maturity Date LTV Ratio	67.8%	Replacement Reserve	$0	$4,000
DSCR Based on Underwritten NOI / NCF	2.02x / 1.97x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.9% / 7.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,000,000	99.8%	Principal Equity Distribution	$14,049,298	51.9%
Other Sources	55,000	0.2	Loan Payoff	12,147,166	44.9
Closing Costs	584,741	2.2
Reserves	273,796	1.0
Total Sources	$27,055,000	100.0%	Total Uses	$27,055,000	100.0%

■	COVID-19 Update. As of October 15, 2021, the Axis Apartments and Lofts property (the “Axis Apartments and Lofts Property”) is open and operating and is not subject to any forbearance, modification or debt service relief request. The first payment date for the Axis Apartments and Lofts loan is December 5, 2021. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Multifamily Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Size (SF)	Rent per Month
Studio	63	32.8%	63	100.0%	587	$1,238
One Bedroom	115	59.9	111	96.5%	701	$1,342
Two Bedroom	9	4.7	9	100.0%	1,177	$1,967
Three Bedroom	5	2.6	5	100.0%	1,454	$2,397
Total / Wtd. Avg.	192	100.0%	188	97.9%	705	$1,365

(1)	Based on the underwritten rent roll dated October 1, 2021.

The following table presents certain information relating to historical occupancy at the Axis Apartments and Lofts Property:

Historical Leased %(1)

TTM June 2021	As of 10/1/2021(2)
67.9%	97.9%

(1)	As provided by the borrower.

(2)	Based on the underwritten rent roll dated October 1, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #12: AXIS APARTMENTS AND LOFTS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Axis Apartments and Lofts Property:

Cash Flow Analysis(1)(2)

	TTM 6/2021	T3 Annualized 6/2021(3)	Underwritten	Underwritten $ per Unit
Base Rent	$2,951,667	$3,134,996	$3,143,676	$16,373.31
Other Income	194,871	255,702	255,702	1,331.78
Gross Potential Rent	$3,146,538	$3,390,698	$3,399,378	$17,705.10

Vacancy & Credit Loss	(587,843)	(236,655)	(125,735)	(654.87)
Effective Gross Income	$2,558,694	$3,154,043	$3,273,643	$17,050.23

Real Estate Taxes	404,445	404,445	410,695	2,139.04
Insurance	41,864	91,676	58,556	304.98
Management Fee	87,146	84,000	98,113	511.00
Other Operating Expenses	617,692	562,599	579,840	3,020.00
Total Expenses	$1,151,147	$1,142,719	$1,147,203	$5,975.02

Net Operating Income	$1,407,548	$2,011,324	$2,126,440	$11,075.21
Replacement Reserves	38,400	38,400	48,000	250.00
Net Cash Flow	$1,369,148	$1,972,924	$2,078,440	$10,825.21

Occupancy(4)	67.9%	97.9%	96.0%
NOI Debt Yield	5.2%	7.4%	7.9%
NCF DSCR	1.30x	1.87x	1.97x

(1)	Based on underwritten rent roll dated October 1, 2021

(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non- operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(3)	T3 annualized cashflows are based on trailing three-months revenue and trailing twelve-months expenses.

(4)	T3 Annualized 6/2021 Occupancy is based on the underwritten rent roll dated October 1, 2021 and Underwritten Occupancy is based on economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #13: SHOPS OF WISCONSIN

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		3650 REIT
Location (City/State)	Bethesda, Maryland		Cut-off Date Balance		$26,750,000
Property Type	Retail		Cut-off Date Balance per SF		$376.33
Size (SF)	71,082		Percentage of Initial Pool Balance		2.9%
Total Occupancy as of 5/1/2021	87.4%		Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2021	87.4%		Type of Security		Fee
Year Built / Latest Renovation	1988 / 2016		Mortgage Rate		3.41000%
Appraised Value	$40,900,000		Original Term to Maturity (Months)		120
Appraisal Date	5/7/2021		Original Amortization Term (Months)		NAP
Borrower Sponsor	Norman Jemal		Original Interest Only Period (Months)		120
Property Management	Douglas Development Corporation		First Payment Date		8/5/2021
			Maturity Date		7/5/2031

Underwritten Revenues	$2,864,275
Underwritten Expenses	$755,262		Escrows
Underwritten Net Operating Income (NOI)	$2,109,013			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,097,172		Taxes	$240,311	$21,846
Cut-off Date LTV Ratio	65.4%		Insurance	$0	Springing
Maturity Date LTV Ratio	65.4%		Replacement Reserve	$0	$987
DSCR Based on Underwritten NOI / NCF	2.28x / 2.27x		TI/LC	$500,000	$0
Debt Yield Based on Underwritten NOI / NCF	7.9% / 7.8%		Other(1)	$23,070	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,750,000	87.1%	Loan Payoff	$29,531,797	96.2%
Other Sources	3,950,000	12.9	Reserves	763,381	2.5
			Closing Costs	399,690	1.3
			Principal Equity Distribution	5,132	0.0
Total Sources	$30,700,000	100.0%	Total Uses	$30,700,000	100.0%

(1)	Other upfront reserves represent a deferred maintenance reserve of $23,070.

■	COVID-19 Update. As of October 15, 2021, the Shops of Wisconsin property (the “Shops of Wisconsin Property”) is open and operating and is not subject to any forbearance, modification or debt service relief request. As of October 15, 2021, the borrower sponsor reported that the September and October 2021 rent payments from all tenants were received. The October 2021 debt service payment under the Shops of Wisconsin loan was made. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the major tenants at the Shops of Wisconsin Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Target	A / A2 / A	36,075	50.8%	$1,172,438	55.4%	$32.50	1/31/2028	2, 5-year options
Trader Joe’s	NR / NR / NR	8,749	12.3	307,000	14.5	$35.09	6/30/2030	4, 5-year options
Ben Manesh DDS V, P.C.	NR / NR / NR	3,133	4.4	107,964	5.1	$34.46	1/31/2025	None
Maki	NR / NR / NR	1,551	2.2	98,892	4.7	$63.76	11/30/2025	1, 5-year option
Fitology	NR / NR / NR	3,219	4.5	84,560	4.0	$26.27	7/31/2030	None
Jenny Craig	NR / NR / NR	2,053	2.9	82,789	3.9	$40.33	4/30/2024	None
Posh Nail Lounge	NR / NR / NR	1,478	2.1	78,009	3.7	$52.78	4/30/2028	None
TK Martial Arts	NR / NR / NR	2,586	3.6	67,489	3.2	$26.10	8/31/2029	None
Hanwoori Educational Services	NR / NR / NR	2,212	3.1	67,189	3.2	$30.37	10/31/2022	None
H&R Block	NR / NR / BBB	1,059	1.5	49,576	2.3	$46.81	4/30/2022	None
Ten Largest Tenants		62,115	87.4%	$2,115,907	100.0%	$34.06
Remaining Tenants		0	0.0	0	0.0	$0.00
Vacant Space		8,967	12.6	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		71,082	100.0%	$2,115,907	100.0%	$34.06

(1)	Based on the underwritten rent roll dated May 1, 2021.

(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #13: SHOPS OF WISCONSIN

The following table presents certain information relating to the lease rollover schedule at the Shops of Wisconsin Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	3,271	4.6	4.6%	116,766	5.5	35.70	2
2023	0	0.0	4.6%	0	0.0	0.00	0
2024	2,053	2.9	7.5%	82,789	3.9	40.33	1
2025	4,684	6.6	14.1%	206,856	9.8	44.16	2
2026	0	0.0	14.1%	0	0.0	0.00	0
2027	0	0.0	14.1%	0	0.0	0.00	0
2028	37,553	52.8	66.9%	1,250,446	59.1	33.30	2
2029	2,586	3.6	70.5%	67,489	3.2	26.10	1
2030	11,968	16.8	87.4%	391,560	18.5	32.72	2
2031	0	0.0	87.4%	0	0.0	0.00	0
2032 & Thereafter	0	0.0	87.4%	0	0.0	0.00	0
Vacant	8,967	12.6	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	71,082	100.0%		$2,115,907	100.0%	$34.06	10

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this expiration schedule.

(2)	Based on the underwritten rent roll dated as of May 1, 2021.

The following table presents certain information relating to historical leasing at the Shops of Wisconsin Property:

Historical Leased %(1)

2018	2019	2020	As of 5/1/2021(2)
89.4%	88.3%	87.4%	87.4%

(1)	As of December 31 unless otherwise stated.
(2)	Based on the underwritten rent roll dated May 1, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Operating History and Underwritten Net Cash Flow at the Shops of Wisconsin Property:

Cash Flow Analysis(1)

	2018	2019	2020	TTM 4/2021	Underwritten	Underwritten $ per SF
Base Rent	$2,066,486	$2,059,978	$2,041,767	$2,052,778	$2,115,907	$29.77
Other Income	3,496	11,015	4,588	8,216	8,216	0.12
Rent Steps(2)	0	0	0	0	96,517	1.36
Vacant Income	0	0	0	0	376,614	5.30
Total Reimbursements	498,207	556,366	636,528	595,007	643,635	9.05
Gross Potential Rent	$2,568,189	$2,627,359	$2,682,883	$2,656,001	$3,240,889	$45.59

Vacancy & Credit Loss	0	0	0	0	(376,614)	(5.30)
Effective Gross Income	$2,568,189	$2,627,359	$2,682,883	$2,656,001	$2,864,275	$40.30

Real Estate Taxes	126,301	154,809	189,253	208,780	262,157	3.69
Insurance	6,312	24,815	35,688	40,549	38,945	0.55
Management Fee	76,970	78,555	80,875	80,080	85,928	1.21
Other Operating Expenses	320,900	306,218	457,820	445,054	368,231	5.18
Total Expenses	$530,483	$564,398	$763,636	$774,464	$755,262	$10.63

Net Operating Income	$2,037,706	$2,062,962	$1,919,248	$1,881,538	$2,109,013	$29.67
Replacement Reserves	0	0	0	0	12,084	0.17
TI/LC	0	0	0	0	(243)	0.00
Net Cash Flow	$2,037,706	$2,062,962	$1,919,248	$1,881,538	$2,097,172	$29.50

Occupancy(3)	89.4%	88.3%	87.4%	87.4%	88.3%
NOI Debt Yield	7.6%	7.7%	7.2%	7.0%	7.9%
NCF DSCR	2.20x	2.23x	2.08x	2.03x	2.27x

(1)	Based on the underwritten rent roll dated May 1, 2021.

(2)	Rent Steps include $12,772 of rent escalations through February 28, 2022 on Non-Investment Grade tenants and $83,745 of rent escalations through lease term for Target.

(3)	TTM 4/2021 Occupancy is based on the underwritten rent roll dated May 1, 2021 and Underwritten Occupancy is based on economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #14: 2 WaSHINGTON

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	New York, New York		Cut-off Date Principal Balance(2)		$26,500,000
Property Type	Multifamily		Cut-off Date Principal Balance per Unit(1)		$381,159.42
Size (Units)	345		Percentage of Initial Pool Balance		2.9%
Total Occupancy as of 7/14/2021	99.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 7/14/2021	99.0%		Type of Security		Fee
Year Built / Latest Renovation	1972 / 2018-2020		Mortgage Rate		3.45000%
Appraised Value	$217,000,000		Original Term to Maturity (Months)		120
Appraisal Date	4/6/2021		Original Amortization Term (Months)		NAP
Borrower Sponsor	Joseph Moinian		Original Interest Only Period (Months)		120
Property Management	Columbus Property Management LLC		First Payment Date		9/6/2021
			Maturity Date		8/6/2031
Underwritten Revenues	$17,705,262
Underwritten Expenses	$4,643,949		Escrows
Underwritten Net Operating Income (NOI)	$13,061,313			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,968,066		Taxes	$217,423	$140,123
Cut-off Date LTV Ratio(1)	60.6%		Insurance	$0	Springing
Maturity Date LTV Ratio(1)	60.6%		Replacement Reserves	$0	$8,489
DSCR Based on Underwritten NOI / NCF(1)	2.84x / 2.82x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.9% / 9.9%		Other(3)	$8,000,000	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan	$131,500,000	94.2%	Loan Payoff	$129,510,030	92.7%
Borrower Sponsor Equity	8,169,315	5.8	Upfront Reserves	8,217,423	5.9
			Closing Costs	1,941,862	1.4
Total Sources	$139,669,315	100.0%	Total Uses	$139,669,315	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 2 Washington whole loan.

(2)	The Cut-off Date Principal Balance of $26,500,000 represents the non-controlling note A-4 and non-controlling note A-5 which are part of the 2 Washington whole loan.

(3)	Other upfront reserves represent (i) a Sonder replacement reserve of $5,000,000 and (ii) a rent concession reserve of $3,000,000.

■	The Mortgage Loan. The 2 Washington mortgage loan (the “2 Washington Loan”) is part of a whole loan (the “2 Washington Whole Loan”) comprised of five pari passu promissory notes with an aggregate original principal balance and an aggregate outstanding principal balance as of the Cut-off Date of $131,500,000, which is secured by the borrower’s fee interest in a condominium unit comprised of (i) most of the 1st floor, (ii) floors 2-15 and (iii) a portion of the cellar (the “2 Washington Property”) in a Class B high-rise multifamily building located in New York, New York (the “2 Washington Building”). The 2 Washington Property includes 345 multifamily units and 27,989 SF of classroom and play space. The 2 Washington Loan is comprised of the non-controlling notes A-4 and A-5 with an aggregate principal balance as of the Cut-off Date of $26,500,000, representing approximately 2.9% of the Initial Pool Balance as detailed in the “Whole Loan Summary” table below. The 2 Washington Whole Loan was originated by DBR Investments Co. Limited on July 20, 2021. The 2 Washington Whole Loan has an interest rate of 3.45000% per annum. The borrower utilized the proceeds of the 2 Washington Whole Loan to refinance a prior mortgage loan, fund upfront reserves and pay origination costs.

■	COVID-19 Update. As of September 6, 2021, all tenants are open and operating at the 2 Washington Property. Tenants representing approximately 100.0% of the occupied SF and 100.0% of the UW Base Rent are current on rent as of August 2021. The first payment date for the 2 Washington Whole Loan is September 6, 2021. The 2 Washington Whole Loan is current as of the September payment date. As of September 6, 2021, the 2 Washington Whole Loan is not subject to any modification or forbearance requests. The Sonder lease was amended following the COVID-19 pandemic to add additional free rent periods.

Unit Mix

Unit Type	# of Units	Avg. SF	NRA	Sonder Rent / Unit(1)	Sonder Rent PSF(1)	Avg. Market Rent PSF (2)	Avg. Market Rent per Unit(2)
Studio	304	508	154,515	$3,461	$81.75	$75.90	$3,215
1-Bedroom	30	717	21,518	$4,885	$81.75	$75.03	$4,485
2-Bedroom	9	804	7,232	$5,477	$81.75	$81.39	$5,450
3-Bedroom	2	997	1,993	$6,792	$81.75	$75.87	$6,300
Total	345	536	185,258	$3,656	$81.75	$76.02	$3,402

(1)	Based on the in place base rent under the Sonder lease.

(2)	Based on the appraisal’s concluded market rent operated as a traditional multifamily property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #14: 2 WaSHINGTON

The table below summarizes the promissory notes that comprise the 2 Washington Whole Loan. The relationship between the holders of the 2 Washington Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BMARK 2021-B29	Yes
A-2	30,000,000	30,000,000	BMARK 2021-B29	No
A-3	25,000,000	25,000,000	BMARK 2021-B28	No
A-4, A-5	26,500,000	26,500,000	3650R 2021-PF1	No
Total (Whole Loan)	$131,500,000	$131,500,000

The following table presents certain information relating to the tenants at the 2 Washington Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Sonder(4)(5)	NR/NR/NR	185,258	86.0%	$15,144,842	92.2%	$81.75	2/28/2031	2, 5- year renewal options
NYC Board of Education(6)(7)	AA-/Aa2/AA	27,989	13.0	1,286,081	7.8	45.95	2/13/2031	None
Tenant		213,247	99.0%	$16,430,922	100.0%	$77.05
Vacant Spaces (Owned Space)		2,131	1.0	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		215,378	100.0%	$16,430,922	100.0%	$77.05

(1)	Calculated based on the approximate square footage occupied by each tenant.

(2)	Certain ratings are those of the parent entity or government whether or not the parent entity or government guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated July 14, 2021.

(4)	Sonder has taken possession of and commenced paying rent on the 345 multifamily units pursuant to a phased lease and rent commencement schedule. Pursuant to such schedule, Sonder is entitled to certain rent abatement periods including, (i) following the occurrence of the lease commencement date for any individual phase, (x) a 100% abatement for the first monthly installment of base rent with respect to the multifamily units related to such phase, (y) a 50% abatement for the 2nd through 12th monthly installments of base rent with respect to the multifamily units related to such phase, and (z) a 25% abatement for the 21st through 28th, 45th through 48th, and 57th through 60th monthly installments of base rent with respect to the multifamily units related to such phase, and (ii) following the occurrence of the Final Phase Date (the last lease commencement date), (a) a 100% abatement of base rent with respect to all multifamily units for the 37th, 61st and 85th monthly installments of base rent after the Final Phase Date and (b) a 100% abatement of base rent for a month of Sonder’s choice with respect to all multifamily units following the 36th month after the Final Phase Date. At origination, the borrower deposited $3.0 million with the lender into a rent concession reserve. The reserve will be disbursed to the lockbox as rent in 12 equal installments over the first 12 months following the origination date and will not be replenished. The reserve is not expected to be sufficient to cover all of the aforementioned rent abatement periods.

(5)	The Sonder lease expires on a floor by floor basis, with expirations commencing on February 28, 2031 and ending October 31, 2031.

(6)	Includes 22,989 SF of interior space and 5,000 SF of outdoor play space, of which the outdoor play space has no attributable rent.

(7)	NYC Board of Education has the right to terminate its lease at any time, upon 180 days’ written notice.

The following table presents certain information relating to historical occupancy at the 2 Washington Property:

Historical Leased %(1)

2018(2)	2019(2)	2020	As of 7/14/2021
N/A	N/A	99.0%	99.0%

(1)	As provided by the borrower and reflects the occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	2018 and 2019 occupancies are not available due to the renovation and conversion of the 2 Washington property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #14: 2 WaSHINGTON

The following table presents certain information relating to the lease rollover schedule at the 2 Washington Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	213,247	99.0	99.0%	16,430,922	100.0	$77.05	2
2032 & Thereafter	0	0.0	99.0%	0	0.0	$0.00	0
Vacant	2,131	1.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	215,378	100.0%		$16,430,922	100.0%	$77.05	2

(1)	Calculated based on the approximate square footage occupied by each tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated July 14, 2021.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 2 Washington Property:

Cash Flow Analysis(1)

	Underwritten (Multifamily Look Through)(2)	Underwritten (In-Place)(3)	Underwritten PSF (In-Place)
Base Rent	$15,368,086	$16,430,922	$76.29
Rent Steps(3)(4)	110,210	450,969	$2.09
Value of Vacant Space	60,000	60,000	$0.28
Gross Potential Rent	$15,538,296	$16,941,891	$78.66
Total Reimbursement Revenue	1,480,227	1,480,227	$6.87
Total Other Income	388,457	215,000	$1.00
Gross Revenue	$17,406,980	$18,637,118	$86.53
Vacancy Loss	(1,330,495)	(931,856)	($4.33)
Effective Gross Revenue	$16,076,485	$17,705,262	$82.21
Real Estate Taxes	1,620,318	1,620,318	$7.52
Insurance	639,455	639,455	$2.97
Management Fee	482,295	531,158	$2.47
Other Operating Expenses	1,853,018	1,853,018	$8.60
Total Operating Expenses	$4,595,086	$4,643,949	$21.56
Net Operating Income	$11,481,400	$13,061,313	$60.64
Replacement Reserves	93,247	93,247	$0.43
Tenant Improvements	0	0	$0.00
Net Cash Flow	$11,388,152	$12,968,066	$60.21

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on a multifamily look through underwriting assuming the Sonder lease is no longer in place. The base rent is based on the appraisal’s concluded market rent, a 5% vacancy rate for multifamily units, and the in place NYC Board of Education rent.

(3)	Based on the underwritten rent roll dated July 14, 2021 representing the in place leases of Sonder and the NYC Board of Education.

(4)	Underwritten (In-Place) Rent Steps include (i) approximately $110,210 in straight line rent steps for the NYC Board of Education and (ii) approximately $340,759 in contractual rent steps through September 2021 for Sonder.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: ONE SOHO SQUARE

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Sellers		GACC
Location (City/State)	New York, New York		Cut-off Date Principal Balance(2)		$25,176,796
Property Type	Office		Cut-off Date Principal Balance per SF(1)		$597.29
Size (SF)	786,891		Percentage of Initial Pool Balance		2.7%
Total Occupancy as of 6/1/2021	92.5%		Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2021	92.5%		Type of Security		Fee
Year Built / Latest Renovation	1904-1926 / 2016		Mortgage Rate		2.72466879%
Appraised Value	$1,350,000,000		Original Term to Maturity (Months)		84
Appraisal Date	6/10/2021		Original Amortization Term (Months)		NAP
Borrower Sponsor	The Gluck Family Trust		Original Interest Only Period (Months)		84
Property Management	MEL Management Corp. d/b/a Stellar Management		First Payment Date		9/6/2021
			Maturity Date		8/6/2028
Underwritten Revenues	$83,142,799
Underwritten Expenses	$19,231,486		Escrows
Underwritten Net Operating Income (NOI)	$63,911,313			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$63,328,788		Taxes	$0	Springing
Cut-off Date LTV Ratio(1)	34.8%		Insurance	$0	Springing
Maturity Date LTV Ratio(1)	34.8%		Replacement Reserve(3)	$0	Springing
DSCR Based on Underwritten NOI / NCF(1)	4.92x / 4.88x		TI/LC(4)	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	13.6% / 13.5%

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan	$470,000,000	51.8%	Loan Payoff	$900,036,150	99.2%
Subordinate Loan	315,000,000	34.7	Closing Costs	7,272,952	0.8
Mezzanine Loan	120,000,000	13.2
Borrower Sponsor Cash Contribution	2,309,102	0.3
Total Sources	$907,309,102	100.0%	Total Uses	$907,309,102	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the One SoHo Square Senior Loan (as defined below) and excludes the One SoHo Square Subordinate Loan (as defined below) unless otherwise specified.

(2)	The Cut-off Date Principal Balance of $25,176,796 represents the non-controlling notes A-2-C-4 and A-2-C-6, which are part of the One SoHo Square Whole Loan (as defined below).

(3)	The Replacement reserve is capped at $150,000.

(4)	The TI/LC reserve is capped at $1,500,000.

■	The Mortgage Loan. The One SoHo Square mortgage loan (the “One SoHo Square Loan”) is part of a whole loan (the “One SoHo Square Whole Loan”) comprised of 20 senior pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $470,000,000 (the “One SoHo Square Senior Loan”) and three pari passu subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $315,000,000 (the “One SoHo Square Subordinate Loan”). The One SoHo Square Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $785,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in an office property located in the Hudson Square / Meatpacking District submarket in New York (the “One SoHo Square Property”). The One SoHo Square Loan (evidenced by the non-controlling notes A-2-C-4 and A-2-C-6), having an aggregate outstanding principal balance as of the Cut-off Date of $25,176,796, is being contributed to the 3650R 2021-PF1 transaction. The One SoHo Square Subordinate Loan will not be an asset of the Issuing Entity.

■	COVID-19 Update. As of September 6, 2021, the One SoHo Square Whole Loan is not subject to any forbearance, modification or debt service relief request. As of September 6, 2021, the borrower sponsor has reported that 100% of the expected July and August 2021 rent payments were received. The September debt service payment was made.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: ONE SOHO SQUARE

The table below summarizes the promissory notes that comprise the One SoHo Square Whole Loan. The relationship between the holders of the One SoHo Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—One SoHo Square Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

A-1-S	$685,083	$685,083	SOHO 2021-SOHO	Yes
A-1-C-1	53,950,000	53,950,000	Benchmark 2021-B28	No
A-1-C-2	75,000,000	75,000,000	WFB(1)	No
A-1-C-3	50,000,000	50,000,000	Benchmark 2021-B28	No
A-1-C-4	50,000,000	50,000,000	Benchmark 2021-B29	No
A-1-C-5	50,000,000	50,000,000	BBCMS 2021-C11	No
A-1-C-6	20,000,000	20,000,000	BBCMS 2021-C11	No
A-1-C-7	20,000,000	20,000,000	Benchmark 2021-B29	No
A-1-C-8	2,353,868	2,353,868	Benchmark 2021-B29	No
A-2-S	204,420	204,420	SOHO 2021-SOHO	No
A-2-C-1	21,050,000	21,050,000	Benchmark 2021-B28	No
A-2-C-2	20,000,000	20,000,000	Benchmark 2021-B29	No
A-2-C-3	19,646,132	19,646,132	Benchmark 2021-B29	No
A-2-C-4	16,000,000	16,000,000	3650R 2021-PF1	No
A-2-C-5	10,000,000	10,000,000	Benchmark 2021-B28	No
A-2-C-6	9,176,796	9,176,796	3650R 2021-PF1	No
A-3-S	110,497	110,497	SOHO 2021-SOHO	No
A-3-C-1	24,000,000	24,000,000	MSC 2021-L7	No
A-3-C-2	16,000,000	16,000,000	MSC 2021-L7	No
A-3-C-3	11,823,204	11,823,204	MSC 2021-L7	No
Total Senior Notes	$470,000,000	$470,000,000
B-1	215,801,105	215,801,105	SOHO 2021-SOHO	No
B-2	64,392,265	64,392,265	SOHO 2021-SOHO	No
B-3	34,806,630	34,806,630	SOHO 2021-SOHO	No
Whole Loan	$785,000,000	$785,000,000

(1)	Expected to be contributed to one or more future securitization trusts or may otherwise be transferred at any time.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: ONE SOHO SQUARE

The following table presents certain information relating to the tenants at the One SoHo Square Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/S&P/Fitch)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Flatiron Health(4)(5)	Aa3 / AA / AA	223,402	28.4%	$19,473,782	29.0%	$87.17	2/28/2031	2, 5-year options
Aetna	Baa2 / BBB / NR	106,350	13.5	9,972,297	14.9	93.77	7/31/2029	Various(6)
MAC	A1 / A+ / NR	88,699	11.3	8,784,122	13.1	99.03	3/31/2034	2, 5-year options
Juul Labs(7)	NR / NR / NR	54,068	6.9	6,927,707	10.3	128.13	5/31/2032	2, 5-year options
Warby Parker	NR / NR / NR	83,286	10.6	6,302,878	9.4	75.68	1/31/2025	1, 5-year option
Glossier	NR / NR / NR	39,637	5.0	3,493,168	5.2	88.13	4/30/2028	1, 5-year option
Double Verify(8)	NR / NR / NR	30,668	3.9	2,680,371	4.0	87.40	2/28/2031	None
Trader Joe’s	NR / NR / NR	26,126	3.3	2,500,000	3.7	95.69	5/31/2033	3, 5-year options
Managed By Q(9)	NR / NR / NR	27,334	3.5	2,365,080	3.5	86.53	6/30/2028	None
Aveda	A1 / A+ / NR	20,194	2.6	1,827,980	2.7	90.52	5/31/2025	1, 5-year option
Ten Largest Tenants		699,764	88.9%	$64,327,385	95.8%	$91.93
Remaining Tenants		28,208	3.6	2,812,852	4.2	99.72
Vacant Space		58,919	7.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		786,891	100.0%	$67,140,237	100.0%	$92.23

(1)	Calculated based on the approximate square footage occupied by each tenant.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated June 1, 2021.

(4)	Flatiron Health receives an abatement of 87.71% for the months of March 2027 through March 2028. Does not include space that has been pre-leased to Flatiron Health (35,523 SF), which is currently occupied by Double Verify (see footnote (8) below) and another tenant.

(5)	Flatiron Health originally put up approximately 111,000 SF (approximately 49%) of its leased space for sublease during the COVID-19 pandemic. The tenant currently has approximately 40,890 SF (approximately 17.9%) of its leased space up for sublease, of which 30,668 SF has been subleased to Petal for three years at approximately 35% of Flatiron Health’s contractual rent. We cannot assure you that Flatiron Health will be able to sublease its remaining space or continue paying rent.

(6)	Aetna has (i) one, 1-year renewal option at 120% of the fixed rent payable immediately preceding the renewal with 12 months’ notice or (ii) one, five-year renewal option at FMR with 15 months’ notice. If Aetna exercises the five-year renewal option, Aetna will subsequently have either (i) one, one-year renewal option at 120% of the fixed rent payable immediately preceding the renewal with 12 months’ notice or (ii) one, five-year renewal option at FMR with 15 months’ notice.

(7)	Juul Labs has yet to take occupancy of its space but continues to pay its current rent. This space is presently on the market for sublease. We cannot assure you that this space will be subleased or that Juul Labs will continue to pay rent.

(8)	Suite 4 is presently leased to Double Verify through November 30, 2023. Flatiron Health has executed a lease for this space commencing on March 1, 2024. UW Base Rent depicts Double Verify’s base rent through November 2023 and Flatiron Health’s rent thereafter. Flatiron Health receives an abatement on this suite of 91.28% for the months of March 2027 through September 2027 and 58.1% for the month of October 2027.

(9)	Additional credit enhancement in the form of a parent company guaranty from WeWork, a letter of credit in the amount of one year of rent and a prohibition on using the space for co-working.

The following table presents certain information relating to historical occupancy at the One SoHo Square Property:

Historical Leased %(1)

As of 6/1/2021(2)
92.5%

(1)	Historical occupancies are not presented as the One SoHo Square Property was undergoing lease up.

(2)	Based on the underwritten rent roll dated June 1, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: ONE SOHO SQUARE

The following table presents certain information relating to the lease rollover schedule at the One SoHo Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023(4)	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	103,480	13.2	13.2%	8,130,858	12.1	78.57	2
2026	4,855	0.6	13.8%	89,652	0.1	18.47	1
2027	0	0.0	13.8%	0	0.0	0.00	0
2028	66,971	8.5	22.3%	5,858,247	8.7	87.47	2
2029	106,350	13.5	35.8%	9,972,297	14.9	93.77	1
2030	0	0.0	35.8%	0	0.0	0.00	0
2031	254,862	32.4	68.2%	22,332,354	33.3	87.63	3
2032 & Thereafter	191,454	24.3	92.5%	20,756,829	30.9	108.42	5
Vacant	58,919	7.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	786,891	100.0%		$67,140,237	100.0%	$92.23	14

(1)	Calculated based on the approximate square footage occupied by each tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated June 1, 2021.

(4)	Double Verify’s lease expires in November 2023. Flatiron Health has pre-leased the space subsequent to Double Verify’s lease expiration. Flatiron Health is anticipated to take occupancy of the space in March 2024 until its lease expiration in February 2031 coterminous with the other Flatiron Health spaces. Base Rent represents the term of the Double Verify Lease. The Lease Expiration represents the lease expiration of Flatiron Health.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the One SoHo Square Property:

Cash Flow Analysis(1)

	2019	2020	TTM 4/30/2021(2)	Underwritten(2)	Underwritten $ per SF
Base Rent(3)	$53,253,724	$63,763,493	$65,746,242	$67,140,237	$85.32
Contractual Rent Steps(4)	0	0	0	5,035,662	6.40
Vacant Income	0	0	0	3,588,186	4.56
Reimbursements	2,129,581	2,664,812	2,973,859	10,451,209	13.28
Vacancy & Credit Loss	(16,604,337)	(5,059,796)	(2,158,794)	(3,588,186)	(4.56)
Other Income(5)	665,493	545,417	410,353	515,692	0.66
Effective Gross Revenue	$39,444,461	$61,913,927	$66,971,660	$83,142,799	$105.66
Total Operating Expenses	14,448,761	14,956,452	15,563,367	19,231,486	24.44
Net Operating Income	$24,995,700	$46,957,475	$51,408,293	$63,911,313	$81.22
TI/LC	0	0	0	566,788	0.72
Capital Expenditures	0	0	0	15,738	0.02
Net Cash Flow	$24,995,700	$46,957,475	$51,408,293	$63,328,788	$80.48

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The increase from the TTM 4/30/2021 NOI to Underwritten Net Operating Income is primarily attributable to the inclusion of the present value of contractual rent step increments over the remainder of the investment-grade tenants’ lease terms ($5,035,662), as well as incremental expense reimbursements to account for adjusted real estate taxes ($5,573,438).

(3)	Underwritten Base Rent is based on the in-place rent roll as of June 1, 2021.

(4)	Underwritten Contractual Rent Steps reflects the present value of contractual rent steps from credit tenants and are taken through August 31, 2022.

(5)	Underwritten Other Income includes a Vertical Decommission Revenue Adjustment of $115,232.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-255181) the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.